This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format and forms part of the paper version of the Prospectus Supplement. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact J. Theodore Borter of Goldman, Sachs Co. at (212)902-3857 to receive an original copy of the CD ROM.

                           ==============================================

                           COMPLETE APPRAISAL
                           OF REAL PROPERTY

                           Lakebrooke Pointe
                           4805 Lake Brook Drive
                           Innsbrook, Henrico County, Virginia

                           ==============================================

                           IN A SELF-CONTAINED REPORT

                           As of July 1, 1997

                           Prepared For:

                           Goldman Sachs Mortgage Company
                           85 Broad Street
                           New York, New York 10004


                           Prepared By:

                           Cushman & Wakefield of Washington, D.C., Inc. Valuation Advisory Services
                           1875 Eye Street, NW
                           Suite 700
                           Washington, D.C. 20006

Cushman & Wakefield of Washington, D.C., Inc.
1875 Eye Street, N.W, Suite 700
Washington, D.C. 20006                                                 CUSHMAN &
(202) 467-0600                                                     WAKEFIELD (R)
                                                     A ROCKEFELLER GROUP COMPANY

June 18, 1997

Mr. Sheridan Schechner
Managing Partner
Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004

RE: Complete Appraisal of Real Property
    Lakebrooke Pointe
    4805 Lake Brook Drive
    Innsbrook, Henrico County, Virginia

Dear Mr. Schechner:

     In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield of Washington, D.C., Inc. is pleased to transmit our appraisal report estimating the market value of the leased fee estate in the referenced real property.

     As specified in the Letter of Engagement, the value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report. We particularly call to your attention to the following special assumption.

     1. Pursuant to your request, the date of value is July 1, 1997. We specifically assumed that no value affecting changes occur between the date of inspection, which was June 15, 1997, and the prospective date of value.

     This report was prepared for Goldman Sachs Mortgage Company and is intended, only for the specified use of the Client. It may not be distributed to or relied upon by other persons or entities without the written permission of the Cushman & Wakefield of Washington, D.C., Inc.

     This appraisal report has been prepared in accordance with our interpretation of your institution's guidelines, the regulations of OCC and the Uniform Standards of Professional Appraisal Practice, including the Competency Provision and The Financial Institutions Reform, Recovery and Enforcement Act (FIRREA) and the guidelines of federal regulatory agencies.

     The property was inspected and the report prepared by Kelly J. Small under the supervision of Donald R. Morris, MAI.

     As a result of our analysis, we estimate the prospective market value of the leased fee estate in the referenced property and subject to the assumptions, limiting conditions, certifications and definitions set forth herein, as of July 1, 1997, to be:

                   SIX MILLION EIGHT HUNDRED THOUSAND DOLLARS
                                   $6,800,000

Mr. Sheridan Schechner
June 18, 1997                                                             Page 2

     This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD OF WASHINGTON, D.C. INC.


/s/Kelly J. Small

Kelly J. Small
Appraiser
Valuation Advisory Services


/s/Donald R. Morris
                                                   [SEAL}
Donald R. Morris, MAI                          Donald R. Morris
Manager, Director                              No. 4001-002465
Valuation Advisory Services
State of Virginia Certified General Appraiser No. 4001-002465


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================

Property Name:                               Lakebrooke Pointe


Location:                                    4805 Lake Brook Drive

General Overview:                            The project comprises a two-story
                                             office building containing a total
                                             of 61,632 square feet of net
                                             rentable area. The improvements
                                             were constructed in 1996 and are
                                             situated on an 8.0 acre site. On
                                             the effective date of appraisal,
                                             the building was 100 percent
                                             occupied by four tenants ranging in
                                             size from 2,709 to 31,500 square
                                             feet.

Interest Appraised:                          Leased fee estate

Date of Value:                               July 1, 1997

Date of Inspection:                          June 15, 1997

Ownership:                                   R, F & P Land II, Inc.

Highest and Best Use:                        Office development, as market
                                             conditions permit

Value Indicators
  Sales Comparison Approach:                 $6,800,000 to $6,900,000 (rounded)

    Value Per Square Foot:                   $110 to $112

  Indicated Value:                           $6,800,000

  Income Capitalization Approach
    Estimated Market Rental Rate:            $17.00 SF, Full Service
    Stabilized Vacancy Rate:                 7.0%
    Effective Gross Income:                  $978,629
    Operating Expenses                       $323,483
    Real Estate Taxes:                       $47,399
    Net Operating Income:                    $655,146
    Estimated Vacancy Between Tenants        9 months
    Free Rent:                               None
    Probability of Renewal:                  70%
    Tenant Improvement Allowance
      Shell Space:                           N/A
      New Tenants in Previously
        Occupied Space                       $13.00 per square foot
      Renewal Tenants in Same Space:         $6.50 per square foot
    Estimated Market Rental Growth Rate      3.5%
    Estimated Expense Growth Rate:           3.5%
    Estimated Real Estate Tax Growth Rate:   3.5%

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        Summary Of Salient Facts And Conclusions
================================================================================


     Reversion Year Capitalization Rate      10.5%
     Transaction Costs in Reversion Sale:    3.0%
     Discount Rate:                          12.0%
   Indicated Value:                          $6,800,000

Value Conclusion:                            $6,800,000
   Value Per Square Foot:                    $110.33 (Net Rentable Area)
   Implicit Capitalization Rate:             9.6%

Special Assumptions Affecting Valuation:

1. Pursuant to your request, the date of value is July 1, 1997. We specifically assumed that no value affecting changes occur between the date of inspection, which was June 15, 1997, and the prospective date of value.

2. Please refer to the complete list of assumptions and limiting conditions included at the end of this report.


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================






                                [GRAPHIC OMITTED]

                            Front View of The Subject






                                [GRAPHIC OMITTED]

                              Front View of Subject

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================






                                [GRAPHIC OMITTED]

                                  Interior View




                                [GRAPHIC OMITTED]

                                  Interior View

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================






                                [GRAPHIC OMITTED]

                         Looking East Along Nuckols Road






                                [GRAPHIC OMITTED]

                         Looking West Along Nuckols Road

                                                               TABLE OF CONTENTS
================================================================================

                                                                           Page

INTRODUCTION .............................................................  1
    Identification of Property ...........................................  1
    Property Ownership and Recent History ................................  1
    Purpose and Function of Appraisal ....................................  1
    Extent of the Appraisal Process ......................................  1
    Date of Value and Property Inspection ................................  1
    Property Rights Appraised ............................................  1
    Definitions of Value, Interest Appraised, and Other Pertinent Terms ..  2
    Legal Description ....................................................  3

REGIONAL ANALYSIS ........................................................  4

NEIGHBORHOOD ANALYSIS .................................................... 19

OFFICE MARKET ANALYSIS ................................................... 24

PROPERTY DESCRIPTION ..................................................... 35
    Site Description ..................................................... 35
    Improvements Description ............................................. 36

REAL ESTATE TAXES AND ASSESSMENTS ........................................ 39

ZONING ................................................................... 41

HIGHEST AND BEST USE ANALYSIS ............................................ 43

VALUATION PROCESS ........................................................ 45

SALES COMPARISON APPROACH ................................................ 46

INCOME APPROACH .......................................................... 51

RECONCILIATION AND FINAL VALUE ESTIMATE .................................. 64

ASSUMPTIONS AND LIMITING CONDITIONS ...................................... 66

CERTIFICATION OF APPRAISAL ............................................... 68

ADDENDA .................................................................. 69

                                                                    INTRODUCTION
================================================================================

Identification of Property

The subject property comprises a two-story office building known as the Lakebrooke Pointe, which is located at 4805 Lake Brook Drive in Innsbrook, Henrico County, Virginia. The improvements contains 61,632 net rentable square feet and are situated on an 8.0 acre parcel. The building is modern in appearance and functional in design. As of the date of inspection, the property was 100 percent leased to four tenants ranging in size from 2,709 to 31,500 square feet.

Property Ownership and Recent History

     The property is owned by RF&P Land Corporation, who acquired the site in November 1994 for $808,500 from Financial Institute III. At the time of sale, the property comprised unimproved land.

     We have reason to believe that the property may now be under contract of sale; however, after discussing the matter with the owner, we have been unable to obtain any details of the pending transaction. The present owner considers this information to be confidential and was not willing to provide details for our analysis.

Purpose and Function of Appraisal

     The purpose of the appraisal is to estimate the market value of the leased fee estate. The appraisal is to be used to monitor the performance of a portfolio asset.

Extent of the Appraisal Process

     In the process of preparing this appraisal, we:

     o Inspected the exterior of the building and the site improvements and a representative sample of tenant spaces with property management.

     o Reviewed leasing policy, concessions, tenant build-out allowances, and history of recent rental rates and occupancy with the building manager.

     o Reviewed a detailed history of income and expense and a budget forecast for 1997.

     o Conducted market research of occupancies, asking rents, concessions and operating expenses at competing buildings which involved interviews with on-site managers and a review of our own data base from previous appraisal files.

     o Prepared an estimate of stabilized income and expense (for capitalization purposes).

     o Conducted market inquiries into recent sales of similar buildings to ascertain sales price per square foot, effective gross income multipliers and capitalization rates. This process involved telephone interviews with sellers, buyers and/or participating brokers. (See detailed sales write-ups in Addenda for more complete information on the verification process.)

     o    prepared the Sales Comparison and Income Approaches to value.


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    Introduction
================================================================================


Date of Value and Property Inspection

     The date of value is July 1, 1997. We inspected the property on June 18, 1997.

Property Rights Appraised

     The rights being valued are the leased fee estate.

Definitions of Value, Interest Appraised, and Other Pertinent Terms

     The definition of market value taken from the Uniform Standards of Professional Appraisal Practice, 1994 Edition, published by The Appraisal Foundation, is as follows:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

          (1)  Buyer and seller are typically motivated;
          (2) Both parties are well informed or well advised, and acting in what they consider their own best interests;
          (3)  A reasonable time is allowed for exposure in the open market;
          (4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and
          (5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

     Exposure Time

     Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market. Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

     Based on the improved sales data presented in this document, coupled with our conversations with local property owners, brokers and management firms, we have estimated the appropriate exposure time would have been 12 months for the property.

     Marketing Time

     Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. Marketing time is subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal. The estimate of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale. We estimated marketing time to be approximately 12 months.


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    Introduction
================================================================================

     Definitions of pertinent terms taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by The Appraisal Institute, are as follows:

     Leased Fee Estate

     An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

     Leasehold Estate

     The right to use and occupy real estate for a stated term and under certain conditions; conveyed by a lease.

     Market Rent

     The rental income that a property would most probably command on the open market; indicated by the current rents paid and asked for comparable space as of the date of the appraisal.

     Cash Equivalent

     A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

     Discounted Cash Flow (DCF) Analysis

     The procedure in which a discount rate is applied to a set of projected income streams and a reversion. The analyst specifies the quantity, variability, timing and duration of the income streams as well as the quantity and timing of the reversion and discounts each to its present values at a specified yield rate. DCF analysis can be applied with any yield capitalization rate and may be performed on either a lease-by-lease or aggregate basis.

     Legal Description

     The subject is identified as parcel 28-A-20E among the land records of Henrico County, Virginia. We were not provided with a metes and bounds description of the site.



================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               REGIONAL ANALYSIS
================================================================================

     The dynamic nature of economic relationships within a market area have a direct bearing on real estate values and the long-term quality of a real estate investment. In the market, the value of a property is not based on the price paid for it in the past or the cost of its creation, but on what buyers and sellers perceive it will provide in the future. Consequently, the attitude of the market toward a property within a specific neighborhood or market area reflects the probable future trend of that area.

     Since real estate is an immobile asset, economic trends affecting its locational quality in relation to other competing properties within its market area will also have a direct effect on its value as an investment. To accurately reflect such influences, it is necessary to examine the past and probable future trends which may affect the economic structure of the market and evaluate their impact on the market potential of the subject. This section of the report is designed to isolate and examine the discernible economic trends in the region and neighborhood which influence and create value for the subject property. A regional map indicating the location of the subject is presented on the following page.

Location

     The subject property is located in Henrico County, within the Richmond-Petersburg Metropolitan Statistical Area (MSA). For statistical purposes, this area includes Chesterfield, Dinwiddie, Goochland, Hanover, Henrico, New Kent, Powhatan and Prince George Counties. In addition, this MSA also includes Charles, Colonial Heights, Hopewell, Petersburg and Richmond Cities.

     Richmond is located approximately 100 miles south of Washington, D.C. and is midway between Atlanta and Boston. The City of Richmond is situated at the end of the navigable portion of the James River, which bisects the city. Founded in 1737 as a central marketplace of inland Virginia, it linked the piedmont and mountain areas of Virginia with the seaports at Hampton Roads. In 1779, Richmond became the state capital which has had a profound effect upon the growth of the region. Richmond is the home of the Virginia General Assembly, state and federal courts, and Virginia's capital. The success of the Richmond area is evidenced by the influx and growth of local businesses, immigration to and population growth in the area, as well as expansion of the employment base.




================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

Demographics

     Demographic statistics for the Richmond MSA are summarized in the following table.

          ============================================================
                           SELECTED AREA DEMOGRAPHICS
                                  RICHMOND MSA
          ============================================================
                Population
                       2001 Projection                    1,000,848
                       1996 Estimate                        942,346
                       1990 Census                          865,640
                       1980 Census                          761,304
                       1980-1990 % Change                     13.70%
                       1990-1996 % Change                      8.86%
                       1996-2001 % Change                      6.21%
                Households
                       2001 Projection                      386,777
                       1996 Estimate                        362,848
                       1990 Census                          331,824
                       1980 Census                          269,289
                       1980-1990 % Change                     23.22%
                       1990-1996 % Change                      9.35%
                       1996-2001 % Change                      6.59%
                Median Household Income
                       2001 Projection                      $46,784
                       1996 Estimate                        $40,118
                       1990 Census                          $33,489
                       1980 Census                          $18,293
                       1980-1990 % Change                     86.07%
                       1990-1996 % Change                     19.79%
                       1996-2001 % Change                     16.62%
                1990 Average Home Value                     $78,111
                1990 % College Graduates                       18.3%
          ============================================================
          Source: Strategic Mapping, Inc.
          ============================================================

Population

     According to Strategic Mapping, Inc., the population in the Richmond MSA has increased dramatically slightly since 1980. In 1980 the population for the entire MSA was 761,304 which then increased to 865,640 or 13.70 percent in 1990. The population estimate for 1996 shows a slight slowing trend in the population as the estimate increased from the 1990 figure to 942,346 or 8.86 percent. Projections for the year 2001 show an increase expected over the next five year period of 6.21 percent. This trend shows strong growth across the region.

Households

     The total number of households in the MSA has increased approximately 23.22 percent from 1980 to 1990. The 1990 household figure of 331,824 households has increased to an estimated figure of 362,848 in 1996 which indicates an increase of 9.35 percent over the six year period since 1990. Similar to the overall population growth, the average annual increase

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

has decelerated from the previous ten year period to a more normalized basis, which is still above the national averages. The number of households has been increasing since 1980, even during periods when the population was shrinking. This has been possible due to the declining household size which has dropped from 2.72 persons in 1980 to 2.52 persons in 1996. The number of households is expected to increase to 386,777 in the year 2001, an increase of 6.59 percent from the 1996 estimate. The steadily increasing number of households should have a positive impact on the local economic condition.

Income

     The median income per household in the MSA has increased considerably since 1980. In 1980 the median household income was $18,293, which increased by 86.07 percent or 8.61 percent per annum to $33,489 in 1990. Based on estimates from Strategic Mapping, Inc., the 1996 median household income was $40,118. The 1996 estimate indicates that overall growth in the median household income slowed to
19.79 percent from 1990 to 1996 or a still strong 3.30 percent per annum. The area is expected to continue in this income growth trend through 2001. A breakdown of the household income characteristics for the MSA is shown as follows:

================================================================================
                 HOUSEHOLD INCOME CHARACTERISTICS - RICHMOND MSA
================================================================================
                            1980         1990          1996 Est.      2001 Proj.
================================================================================
   $0 - $9,999              25.6%        12.0%            9.6%           8.1%
   $10,000 - $14,999        15.0%         7.5%            6.1%           4.8%
   $15,000 - $24,999        28.3%        16.5%           13.3%          10.9%
   $25,000 - $34,999        17.5%        16.1%           13.9%          12.1%
   $35,000 - $49,999         9.4%        20.0%           19.5%          17.5%
   $50,000 - $74,999         2.8%        18.1%           20.9%          22.1%
   $75,000 - $99,999         1.4%         5.7%            8.9%          11.5%
   $100,000 - $149,999        --          2.7%            5.6%           9.3%
   $150,000+                  --          1.5%            2.2%           3.7%
   TOTAL                   100.0%       100.0%          100.0%         100.0%
================================================================================
  Source: Strategic Mapping, Inc.
================================================================================

Unemployment Rate

     Over the past year, the overall unemployment rate in the Richmond MSA remained flat. Henrico County had a lower unemployment rate of 3.0 percent as of year end 1996. The most recent unemployment figure as of March 1997 for Henrico County was 2.6 percent, which is slightly below the 2.7 percent figure twelve months earlier. The March 1997 rate for the metro area of 3.3 percent was the same for the previous period. The metropolitan area has been experiencing an improvement in the economy. The Richmond MSA has outperformed the nation and the state in terms of employment over the past few years; and it is anticipated that it will continue to do so in the future.

     The following tables compare the unemployment rate for the area to that of the state and national average for the year end averages and the current month figures.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

    =======================================================================
                                UNEMPLOYMENT RATE
                   COMPARISON BY COUNTY, MSA, STATE, AND U.S.
    =======================================================================
     Year         Henrico               Richmond   Virginia         U.S.
                  County                MSA
    =======================================================================
     1996          3.0%                 3.7%        4.4%            5.4%
     1995          2.9%                 3.7%        4.5%            5.6%
     1994          3.3%                 4.4%        4.9%            6.1%
     1993          3.9%                 4.9%        5.1%            6.9%
     1992          5.4%                 6.7%        6.4%            7.5%
    =======================================================================
     Source: U.S. Department of Labor and Employment Security, Bureau of Labor Market Information.
    =======================================================================

        =================================================================
                        CURRENT MONTH - UNEMPLOYMENT RATE
        =================================================================
            Geographic Area             March 1996        March 1997
        =================================================================
            Henrico County                2.7%              2.6%
            Richmond MSA                  3.3%              3.3%
            Virginia                      4.6%              4.4%
            U.S.                          6.0%              5.9%
        =================================================================
         Source: U.S. Department of Labor and Employment Security
        =================================================================

     As population in the Richmond area has increased, employment has grown as existing businesses expanded and new companies located in the area. Local businesses are attracted to the convenient location between Atlanta and Boston, competitive tax policies, and excellent transportation systems. In Richmond, there is no sales tax on raw materials, and no state or local inventory tax on manufacturing. Furthermore, sales and use tax, corporate income tax, and unemployment insurance tax rates are low compared to national averages of other cities. In fact, Richmond has the lowest unemployment insurance tax rate in the nation, while the worker's compensation rate is seventh in the U.S. The labor force has an education level as high or higher than other metro areas of Richmond's size, or larger. Furthermore, Richmond area workers are reportedly 43 percent more productive per worker hour than U.S. workers as a whole, according to the Metropolitan Economic Development Council. In addition, less than 11 percent of Richmond area workers are unionized, compared to the national average of 20 percent. These factors have contributed to the influx of employers into the Richmond area. Richmond's business climate has attracted and retained some of the most prestigious businesses in the U.S., helping to boost the local employment base.

     As shown in the following table, with the exception of manufacturing all industry segments witnessed steady growth. The largest increases came from services at 3.24 percent followed by T.C.P.U. at 2.87 percent, and construction at 2.67 percent. The following table illustrates the five year trend for employment by sector for the Richmond MSA.



================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

====================================================================================================================
                At-place Employment in the Richmond, Virginia MSA
                                   1992 -1996
====================================================================================================================
Category                      1992            1993            1994            1995            1996         Percent
====================================================================================================================
Manufacturing                62,900          61,400          61,100          60,600          59,700        (1.04)

Mining                        7,000           7,000           7,000           8,000           8,000         2.71

Construction                 27,000          27,500          27,900          29,300          30,800         2.67

T.C.P.U                      23,000          24,100          25,000          26,000          26,500         2.87

Wholesale & Retail Trade    106,300         108,700         115,000         119,700         120,400         2.52

F.I.R.E                      38,700          39,700          42,000          42,400          42,900         2.08

Services                    109,200         113,100         118,700         125,,000        128,100         3.24

Federal, State & Local       96,300          99,100         100,900          98,300          96,800         0.10
Government

====================================================================================================================
Total                       464,100         474,300         491,200         502,100         506,000         1.74
====================================================================================================================

Unemployment Rate -             6.7             4.9             4.4             3.7             3.7           --
Richmond MSA
Unemployment Rate -             7.5             6.9             6.1             5.6             5.4              --
USA
====================================================================================================================
Source: Bureau of Labor Static's
====================================================================================================================

     Total employment increased by 0.78 percent over the past year and 1.74 percent over the past five years, in combination with a declining unemployment rate (as of March 1997), indicates economic stability in the area. We anticipate slow growth in employment during the next few years and possibly accelerated growth towards the end of the decade. The largest increases are anticipated in the services and construction categories with the strengthening economy, with growth expected from all areas with the exception of government which is expected to decline. Shown below is the most recent employment by industry in the subject's area.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                              Regional  Analysis
================================================================================


==========================================================================================================
                NON-AGRICULTURAL INSURED EMPLOYMENT BY MAJOR INDUSTRY DIVISION
                      April 1996 to 1997 Comparison - Not Seasonally Adjusted
                                     RICHMOND AREA MSA

==========================================================================================================
INDUSTRY           Average Employment       SHARE     Average Employment        SHARE            CHANGE

                   April: 1996 (000's)                 April 1997(000's)
==========================================================================================================

Manufacturing             59.3              11.7%              59.8              11.7%             0.84%

Construction              30.2               6.0%              31.6               6.2%             4.64%

Mining                     0.8               0.2%               0.7               0.1%           (12.50%)

T.C.P.U.*                 26.2               5.2%              26.5               5.2%             1.15%

Trade                    118.4              23.4%             120.1              23.5%             1.44%

F.I.R.E                   42.6               8.4%              43.1               8.4%             1.17%

Services                 130.1              25.7%             130.6              25.5%             0.38%

Government                98.5              19.5%              98.9              19.3%             0.41%

==========================================================================================================
TOTALS                   506.1             100.0%             511.3             100.0%             1.03%
==========================================================================================================

*    Transportation, & Public Utilities
**   Finance/Insurance/Real Estate
==========================================================================================================

     Over the past year, total employment witnessed a small increase of 1.03 percent. Construction and Retail Trade were the leading industries with an overall increase of 4.64 percent and 1.44 percent respectively. This offset the small losses in the mining industry.

     The appraisers have outlined both the major employers in the local market of Henrico County and the macro market of metropolitan Richmond, Virginia. It should be noted that in both the metropolitan rankings and the county rankings the top employment lists include private industry only. As can be seen, the majority of the employment is trade and service oriented in nature for both areas. The following charts summarize the major employers within the county and the MSA.


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================


     =======================================================================
                              MAJOR AREA EMPLOYERS
                             HENRICO COUNTY (1997)
     =======================================================================

     =======================================================================
      Employer                                         Number of Employees
     =======================================================================
      Circuit City                                            5,000-6,000
      Reynolds Metal                                          4,000-5,000
      Crestar Financial                                       3,000-4,000
      Secours                                                 3,000-4,000
      Tri-Son Health Care                                     2,000-3,000
      Via Systems Technology                                  2,000-3,000
      American Home Products                                  1,000-2,000
      United Parcel Service                                   1,000-2,000
      Tysons Ford                                              900-1,000
      Stone Container                                           800-900
     =======================================================================
      Source: Henrico County Office of Economic Development
     =======================================================================


     =======================================================================
                              MAJOR AREA EMPLOYERS
                      RICHMOND, VIRGINIA METRO AREA (1997)
     =======================================================================
      Employer                                          Number of Employees
     =======================================================================
      Philip Morris USA                                           8,000
      Columbia/HCA Healthcare Corp.                               6,340
      Circuit City Stores                                         5,194
      Reynolds Metals Co.                                         4,300
      Capital One Financial Corp.                                 4,064
      Dominion Resources Inc.                                     3,803
      Ukrops Super Markets Inc.                                   3,585
      Allied Signal Corp.                                         3,400
      Crestar Financial Corp.                                     3,252
      Bon Secours Richmond Health                                 3,051
      NationsBank Corp.                                           2,726
      Trigon Blue Cross/Blue Shield                               2,705
      Signet Banking Corp.                                        2,501
      DuPont Co.                                                  2,500
      Bell Atlantic-Virginia                                      2,445
      Viasystems Technologies Corp.                               2,100
      Food Lion Inc.                                              1,621
      Central Fidelity Banks, Inc.                                1,595
      Richfood Holdings Inc.                                      1,583
      Wal-Mart Stores Inc.                                        1,512
     =======================================================================
     Source: Richmond Times Dispatch
     =======================================================================

Transportation

     The Richmond area is served by four interstate highways creating an excellent network for entering and exiting the vicinity. Interstate routes 95, 64, 195 and 295 are within the City and serve the metropolitan area. Interstate 95 is the most important north-south highway on the

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

eastern seaboard. To the north, it connects Richmond with Washington, D.C. and other cities in the northeast corridor; to the south, it reaches to Miami, Florida. Route 95 also traverses downtown Richmond and serves as an expressway in the local vicinity. Interstate 64, which runs principally east to west, lends access to Hampton Roads and the Tidewater area of Virginia. To the west, it intersects with Interstate 81 in the Shenandoah Valley before continuing to West Virginia and Kentucky. Locally, I-295 forms a semicircle around the metropolitan area, with an eventual extension south to Prince George County and a southern connector to Interstate 95 is proposed. Interstate Route 195 gives access to the portion of Richmond located along the James River. Yet another local expressway is the Powhite Parkway which links the two halves of the city of Richmond (the north and south banks of the James River). The Powhite has been extended to the emerging suburban areas of central Chesterfield County. Several U.S. highways converge in Richmond, namely, Routes 1, 33, 60, 250, 301 and 360.

     Richmond International Airport has recently undergone a $38 million expansion, making it a modern state-of-the-art airport. The expansion includes all-weather second level boarding courses and a new entrance roadway connecting with Interstate 64. The airport is located 12 miles east of Richmond in Henrico County. There are over 200 flights daily by American, Delta, Eastern, United and U.S. Air, plus six regional carriers. Air time to New York is only 60 minutes.

     The Richmond area is a major East Coast rail center. Passenger railways are utilized by AMTRAK while the major freight railway companies are CSX Transportation; Richmond, Fredericksburg and Potomac; and Norfolk-Southern.

     The port of Richmond provides an excellent water transportation system for cargo to Europe, Africa, South America, Canada and the Caribbean. The deep water port is the westernmost on the north Atlantic and handles over 413,000 tons of bulk and container cargo annually.

     The Greater Richmond Transit Company (GRTC) provides transportation services to commuters. The system offers several transit routes in Henrico County as well as downtown service connecting the financial and retail districts. Trailways, Greyhound and Groome Transportation charter buses to other cities.

Education/Recreation

     The Richmond area boasts of numerous colleges and universities in the vicinity. Among these educational institutions are Randolf-Macon College, University of Richmond, Virginia Commonwealth University, Medical College of Virginia, Virginia Union College, etc. Many of the area's public secondary school systems allocate higher per student expenditures than the national average. Area school systems have also adopted progressive measures over the past decade to improve and enhance the normal school criteria. In addition, there are many prestigious private secondary schools including St. Christopher's, St. Catherine's, Collegiate, and Benedictine.

     The city of Richmond serves as the cultural and recreational heart of Central Virginia. There are many museums including the Virginia Museum of Fine Arts, The Valentine Museum, Museum of the Confederacy, and the Science Museum of Virginia.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

     In addition, Richmond serves as a center for the performing arts at locations including the Carpenter Center and the Theater Virginia. Local area residents can also enjoy numerous parklands including James River Park, Bryan Park and Pocohontas State Park.

Conclusion

     Richmond is centrally located along the East Coast at the northern end of the Sun Belt. This location contributed to its growth as a business and industrial area over the last decade. While population and employment growth in the region have recently diminished, both are expected to continue growing at moderate rates during the 1990s. The moderate cost of living, low taxes and strong economics appeal to Richmond businesses. Transportation networks and waterways that make Richmond attractive to corporations also make it attractive to individuals. Overall, the Richmond area is expected to prosper moderately in the future.


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          OFFICE MARKET ANALYSIS
================================================================================

Richmond Metropolitan Office Market

     Richmond is the capitol of Virginia and is headquarters to 14 Fortune 500 Companies. The office market is segmented by location within the metropolitan area, with the Central Business District (CBD) of Richmond being the oldest segment. As the office market expanded around the CBD, new development was categorized into four quadrants: northwest, northeast, southwest and southeast. Most of the growth in past decade occurred in the northwest and southwest quadrants. Although many firms prefer to be located in downtown Richmond, Henrico County has become a new growth area for office park development. The campus style office development became increasingly popular in the 1980s. Development has generally expanded away from the urban core into northwest Henrico County (just south of Interstate 295). The amount of office space in the eastern quadrants is so insignificant that reliable statistics for these areas were not available.

     According to Harrison & Bates, Inc. 1997 Office Market Report, total inventory of office space in the Richmond metropolitan area in 1996 was approximately 18.1 million square feet, with approximately 6.1 million square feet in the Richmond CBD and 11.9 million square feet in the suburban markets. The following table presents the geographic distribution of the office inventory in the metropolitan area, along with other statistical data:

 ===============================================================================
                      Geographic Distribution of Inventory
                       Metropolitan Richmond Office Market
                                  Year-End 1996
 ===============================================================================
 Jurisdiction             Inventory SF    Overall     SF Under       Y-T-D Net
                             (000)        Vacancy     Construction   Absorption
 ===============================================================================
 Central Business District   6,131,500       16.36%             0        200,407
 Northwest Quadrant          8,048,248        6.23%        80,000        316,002
 Southwest Quadrant          3,890,710        9.46%       157,788         68,171
 ===============================================================================
  Total                      18,070,458      10.36%       237,788        584,580
 ===============================================================================

     As of year-end 1996, the overall vacancy rate stood at 10.36 percent, continuing a slow recovery from the year-end 1994 vacancy of 12.43 percent. The continued decline in vacancy is a result of minimal pure speculative office space brought on the market in recent years. Vacancy was higher in the CBD at
16.4 percent than in the suburbs at 7.3 percent. The Northwest submarket demonstrated the lowest vacancy rate of 6.2 percent, where it has generally remained for the past three years. The Southwest Quadrant demonstrated the most improvement, with vacancy decreasing from 14.44 percent in 1994 to the current level of 9.46 percent. This is the first decline below ten percent since the early 1980s. The following table presents the historical vacancy, rental rate and absorption data, showing a steadily declining vacancy rate and increased absorption:


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Office Market Analysis
================================================================================

   =============================================================================
                                 Historical Data
                       Metropolitan Richmond Office Market
                                   1994 -1996
   =============================================================================
   Year        Inventory SF     Vacancy          SF Under         Net Absorption
                   (000)                      Construction             (SF)
   =============================================================================

   1994       17,430,591       12.43%              62,000             407,215
   1995       17,655,281       11.56%             352,000             344,077
   1996       18,070,458       10.36%             237,788             584,580
   =============================================================================
         Annual Averages       11.44%             217,263             445,291
   =============================================================================

     Lenders' strict underwriting criteria, limited market demand, and the increase in sublet market space as a result of corporate consolidations and downsizing all contributed to the lack of office construction in 1994. In 1995 and 1996, construction of office space increased, with a total of 352,000 and 237,788 square feet of space completed, respectively. Most of the new construction in 1996 occurred in the Southwest Quadrant, accounting for 157,788 square feet or 66 percent of total new construction. The remaining 80,000 square feet of new space was delivered in the Northwest Quadrant and included five build-to-suits within the Innsbrook Office Park, some of which included speculative office space (minimal). No new construction was delivered in the CBD, as it continues it slow recovery with a glut of Class C space.

     The market absorbed 584,580 square feet in 1996, an increase of 70 percent over the 1995 figure. This level approximates the average annual absorption between 1992 and 1996 of 541,159 square feet. The Northwest Quadrant absorbed the largest amount of space in 1996 totaling 316,002, or 54 percent of total absorption.

Current Construction Activity

     Only build-to-suit construction is expected through 1997 and 1998, as developers are still having difficulty financing purely speculative projects. According to numerous sources throughout the market, one of the most important and far reaching commercial real estate developments over the past two years was the announcement by Motorola's plans to build a major semi-conductor plant in Goochland County. The company exercised an option to purchase 230 acres in the West Creek Corporate Center. Long term plans call for construction of several million square feet of buildings and the creation of an initial 5,000 jobs. This location is only minutes from the Innsbrook area and will likely increase demand from semi-conductor clients and associated firms.

     Discussions with local market participants indicated that Northwest Richmond is a developers market, given the lack of available space. A number of major corporations, such as Wheat First, Circuit City, Virginia Mutual Insurance Company and Heilig Meyers, have built or are starting construction of their own buildings. Innsbrook appears to be the most attractive site for office development, with several deliveries expected by year-end 1997. A summary of buildings currently under construction is highlighted below.


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Office Market Analysis
================================================================================

  ==============================================================================
                          Buildings Under Construction
                               Northwest Quadrant
  ==============================================================================
     Building                Size (SF)           SF  % Available   Asking Rental
                                          Available                   Rate (SF)
  ==============================================================================
   Glen Forest Medical       40,000             0            0%          N/A
   Virginia Mutual           64,000        35,000        54.7%       $17.25
   Wheat First              100,000        70,000        70.0%       $17.00
  ==============================================================================

Investment Market

The investment market in the metropolitan Richmond area has been active. Since 1995, there has been a marked turnaround in property sales in the office market, with buyers motivated by the turnaround in the market and the potential appreciation of property values. Sellers are no longer lenders, as many of the distressed situations have been resolved. Buyers returning to the market include REITS, pension funds, insurance companies and local or regional investors. With a higher concentration of available capital, the metropolitan market has experienced rising prices on average. The table on the following page depicts historical and recent office building sales that have occurred in the suburban Richmond market.

     The sales indicate a wide range in unit values from a low of $30.58 to a high of $114.94 per square foot of rentable area. As depicted, real estate values have stabilized throughout suburban Richmond over the past two years. Class A and B properties located in highly desirable office parks with high occupancy sold in the range of $85.00 to $11 0.00 per square foot. The Southwest Quadrant office sales were generally lower than those in the Northwest Quadrant, selling in the $80.00 to $90.00 per square foot range. Property values in the downtown market continue to be depressed, with few sales occurring.

     Apartment communities joined by suburban office properties as currently the most desirable investment property type. In the office market, the few downtown building sales were dwarfed by activities within the suburbs, with the strongest action in the Northwest Quadrant. Highwoods REIT was the most active buyer, purchasing a number of buildings in Innsbrook. In the Southwest Quadrant, Brookdale Investors purchased two buildings in Moorefield, while two other buildings were purchased by Commonwealth Atlantic Properties (formerly RF&P) in The Arboretum.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Office Market Analysis
================================================================================

==============================================================================================
                                    Office Building Sales Summary
                                       Suburban Richmond
==============================================================================================
    Bldg. Address            Size(SF)      Yr Built        Occup.    Sale Date     Price (SF)
==============================================================================================
Vistas at Brookfield           70,582          1985            95%       05/97        $82.74

Pioneer Building               49,019          1987           100%       05/97        $76.50

Moorefield V                   42,000          1986            96%       04/97        $86.67

4101 Cox Road                  58,184          1990            95%       12/96       $103.12

804 Moorefield Park Dr.        51,307          1985          97.5%       12/96        $83.81

808 Moorefield Park Dr.        47,230          1987           100%       11/96        $69.87

4701 Cox Road                 100,178          1990            99%       06/96       $106.90

Arboretum VI and VII          103,986          1990            95%       06/96        $85.54

4881 Cox Road                 108,000          1996           100%       02/96       $101.16

Vantage Place                  55,374        1986-88           96%       09/95        $79.28

Vantage Pointe                 63,867          1990            95%       09/95        $84.71

Owens & Minor                  63,000          1989           100%       09/95       $114.94

Markel & Mercer Buildings     197,260        1987/90          100%       07/95        $98.35

Proctor-Silex                  97,253          1988            99%       07/95        $85.53

Colonnade at Innsbrook         65,757          1986            98%       12/94        $88.36

Aetna Office Building         101,293          1990            98%       12/94        $83.91

Markel Building                71,745          1988            95%       09/94       $100.36

Koger Southside               131,000          1986            84%       09/94        $55.00

Progressive Building           70,260          1987            90%       06/94        $83.09

Allstate Building              39,281          1985           100%       03/94        $77.65

10710 Midlothian Tnpk.         152,000          1989            64%       07/93        $38.98

2820 Waterford Lake Dr.        42,718          1989            69%       05/93        $40.97

9321-27 Midlothian Tnpk        63,770          1984            64%       03/93        $30.58
==============================================================================================

Land Values

     Over the past year, there has been an increased level of sales activity for vacant office sites. However, tightened credit, a drop in new construction and poor performance among improved properties has limited the pool of potential buyers of office land. In addition to poor demand for office sites, there is a glut of land available for development and for sale. Some of these projects include Gateway, Boulders, Bellgrade, Stony Point, Westerre, Innsbrook, Moorefield, West Creek, etc. At present, there are over 1,000 acres of office land available for development in established office parks throughout the region. In addition to these sites available in park developments, there are many single office tracts dispersed throughout the Richmond suburbs available for sale.


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Office Market Analysis
================================================================================

     As with the improved sales, the land sale price trend is upward. The primary hub of activity is the subject's Innsbrook Office Park, where property values have increased as demand for office space in this park continues to strengthen. Prior to 1994, land tracts were sold from former lenders or institutions regulated by the Resolution Trust Corporation (RTC), and buyers would only purchase land at cut-rate prices. As noted in the following table, recent activity includes a clear increase in the demand for and price of office land.


=====================================================================================
                                Office Land Sales Summary
                           Metropolitan Richmond Office Market
=====================================================================================
      Location                     Net Area   Sale Date    Sale Price     Price/Acre
                                    (Acres)
=====================================================================================
Innsake Drive                           2.90     02/97     $  555,500       $191,552
Innsbrook, VA

Lake Brook Drive                        8.00     11/95     $1,200,000       $150,000
Innsbrook, VA

North Park Drive                        7.97     07/95     $  995,625       $125,000
Innsbrook, VA

North Park Drive                       12.84     07/95     $1,605,000       $125,000
Innsbrook, VA

Cox Road and Nuckols Road               5.00     01/95     $  750,000       $150,000
Innsbrook, VA

Innsbrook Drive @ The Overlook         52.00     12/94     $5,096,000       $ 98,000
Innsbrook, VA

Lakebrook Drive                         5.50     11/94     $  808,500       $147,000
Innsbrook, VA

Westerre Office Park @ Gaskin Road     10.67     05/94     $  880,400       $ 82,511
Innsbrook, VA

Polo Parkway/Bellgrade                  4.14     10/93     $  372,877       $ 90,165
Chesterfield County, VA

Cherokee Road/Stony Point              40.28     07/93     $2,202,483        $54,723
City of Richmond, VA

Waterfront Dr/Innsbrook                 6.60     03/93     $  485,000        $73,484
Henrico County, VA
=====================================================================================

     The appropriate unit of comparison in suburban Richmond is the price per usable acre. The preceding sales represent both speculative investors and build-to-suit/owner-occupant sales. The most recent sale, however, involved the purchase of a site within Innsbrook for development of a Homewood Suites hotel. These sales represent a trading range from $54,723 per usable acre to $191,500 per usable acre. Market participants indicated that, due to the limited availability of space, the market is shifting to a development market. This is expected to continue to place upward pressure on land prices within the market.


Summary of Metropolitan Office Market

     Although some submarkets remain soft, the overall vacancy rate continues to decline, and the remaining available space tends to be less desirable. The Northwest Quadrant, in


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Office Market Analysis
================================================================================

particular, is leading the region in net absorption and vacancy. We believe that over the next several years, the metropolitan office market should reach a more stabilized position both from an occupancy and lease rate standpoint.

Northwest Quadrant Office Market

     The subject property is located in Henrico County within the Northwest Quadrant. This quadrant is the largest submarket in terms of total rentable area, with 8.0 million square feet of office space, or 45 percent of total inventory. The Southwest Quadrant and CBD have 3.8 million square feet and 6.1 million square feet, respectively. Within Northwest Quadrant, the subject is located within the Innsbrook Office Park, the prime office location within the greater Richmond area. The Innsbrook Office Park includes a total of 3.5 million square feet of space, or approximately 44 percent of the entire Northwest Quadrant. The following table presents the historical vacancy and absorption data for the Northwest Quadrant.

================================================================================
                                 Historical Data
                               Northwest Quadrant
                                   1994 - 1996
================================================================================
 Year              Inventory SF    Vacancy         SF Under       Net Absorption
                         (000)                   Construction              (SF)
================================================================================
 1994              7,535,932       6.20%            52,000            241,525
 1995              7,744,618       6.64%           332,000            161,764
 1996              8,048,248       6.23%            80,000            316,002
================================================================================
      Annual Averages              6.35%           154,667            239,764
================================================================================


     Taken as a whole, the Northwest Quadrant office market exhibited an overall vacancy rate of 6.23 percent as of year-end 1996. As depicted, vacancy has remained relatively stable over the past three years despite new deliveries and increased absorption. However, the vacancy rate has improved significantly in this submarket over the past six to seven years, with the current vacancy rate representing an 11.0+/- percent decline from year-end 1990, when it was 17.20 percent.

     Although vacancy for the submarket as a whole has remained relatively stable, a breakdown by Class indicates that vacancy for Class A space has continued to decline, with minimal Class A space availability. The lack of significant new construction, coupled with positive absorption, has led to a shortage of large blocks of Class A office space. According to Morton G. Thalhimer, Inc.'s April 1997 Office Market Survey, Class A vacancy was 1.70 percent, compared to 9.20 and 24.66 percent for Class B and C space, respectively. The most significant vacancy remains within the Class C market, which increased its vacancy from 19.00 percent at year-end 1995 to the current level of 24.66 percent. The following table illustrates the historical vacancy for Class A space within the Northwest Quadrant.



================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Office Market Analysis
================================================================================

        ================================================================
                                 Historical Data
                        Class A Space Northwest Quadrant
                                   1992 - 1996
        ================================================================
                    Year            Inventory SF                 Vacancy
                                           (000)
        ================================================================
                    4/92               4.609,013                 16.45%
                    4/93               4,609,013                  7.83%
                    4/94               5,086,263                  5.61%
                    4/95               5.341.839                  4.58%
                    4/96               5,545,839                  3.88%
                    4/97               6,698,886                  1.70%
        ================================================================
        Source: Morton G. Thalhimer, Inc. (April 1997)
        ================================================================

     Despite tight market conditions within the Northwest Quadrant for the past three years, rental rates for Class A space have edged up only slightly, while rates for Class B and C remained flat, keeping those properties competitive with Class A product. Due to the lack of space availability within the Class A market, brokers anticipate continued upward pressure on rental rates. Free rent and tenant improvement allowances are currently limited in the Northwest Quadrant, as tenants generally prefer the lowest possible base rental rate.

     The general consensus is that tenants will have to sign concession free leases at a rate of $16.50 to $17.00 per square foot for multi-tenant Class-A buildings in the Northwest Quadrant by year-end 1997. These figures do not reflect that, while face rents have increased somewhat, concession packages have diminished significantly. Many landlords in the market depicted limited tenant improvement packages and no free rent allowances in recent deals. Furthermore, landlords have been able to obtain an expense reimbursement from some tenants, which has been absent from Richmond office leases for some time.

     Brokers and investors were surveyed as to their opinions of rent spikes, given the lack of available Class A space within the market. Several brokers indicated that there would be a potential for rent spikes; however, this notion has not come to fruition over the past two years and is not likely to occur because of the large amounts of vacant land available for development. Moreover, with continued construction of space (even build-to-suits), the potential for rent spikes lessens. Over the past year, rental rates edged up only slightly from an average of $15.75 per square foot to $16.25 per square foot, an increase of about 3.0 percent. Investors surveyed indicated that rent spikes were highly speculative and generally not incorporated into their purchase decisions. Although many investors felt that rental rates may in fact grow at a rate greater than inflation over the short term, they are typically unwilling to make this assumption in their investment projections.

     As can be seen, the forces of supply and demand have pushed the Northwest Quadrant Class A office market toward a landlord's market, with a shortage of supply as evidenced by the declining vacancy factor, increased rental rates, and declining concessions. Market participants expect rents to continue to increase and reach a level which will justify speculative development in the near term.


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Office Market Analysis
================================================================================
Micro Market Survey (Innsbrook)

     The subject property is located on Lake Brook Drive, just north of its intersection with Nuckols Road, within the Innsbrook Office Park. Neighborhood boundaries are considered to be I-295 to the north and west, Springfield Road to the east, and I-64 to the south. Nuckols Road provides access to I-295 immediately west of the property, while Cox Road provides access to I-64 less than one mile south. These interstates provide accessibility and convenience throughout the metropolitan area and provides direct access to Interstate 95, which is the main north/south artery on the east coast.

     Predominant land uses in the area consist of a mixture of commercial development, including retail centers and office buildings, single-family detached, single-family attached and multi-family residential developments, as well as a wide variety of highway commercial uses along the major roadways.

     As noted, the subject is located within the Innsbrook Office Park. Innsbrook is the prime suburban office location for corporations seeking space in the Richmond area due to the campus setting and vast amount of amenities offered. A brief description of Innsbrook, including amenities offered, is summarized in the following table.

================================================================================
                           Innsbrook Corporate Center
================================================================================

              o Size                          800 acres
              o Number of Buildings           65
              o SF Developed                  2.4+ million
              o Number of Companies           325
              o Number of Employees           11,000+
              o Site Amenities                3 miles jogging trails
                                              Volleyball Courts
                                              126-room AmeriSuites Hotel
                                              136-room Hampton Inn
                                              Innsbrook Shoppes (Retail Center)
                                              Corporate Picnic Area
                                              Outdoor Activity Pavilion
                                              U.S. Post Office
                                              Henrico County Public Library
                                              Five Residential Communities
                                              532 single family homes
                                              88 condominiums
================================================================================
     In addition to the amenities presented above, there are a total of three lakes: Lake Innsbrook (6 acres); Waterfront Lake (11 acres); and Lake Rooty (18 acres).

     Innsbrook Office Park is located northwest of the CBD of Richmond, on both sides of the intersection of Nuckols Road and Cox Road, and includes a total of 3,554,168 square feet of space among 70 office buildings. The following table presents the historical vacancy for the office park over the past five years, showing a continuing declining vacancy rate.

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                                      -21-

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Office Market Analysis
================================================================================

         =============================================================
                               Historical Vacancy
                              Innsbrook Office Park
                             April 1992 - April 1997
         =============================================================
          Year          Inventory SF       Vacancy          Vacancy
                               (000)           (SF)               %
         =============================================================
          1992             2,346,651       316,415         13.48%
          1993             2,400,991       136,275          5.68%
          1994             2,419,324       51,460           2.13%
          1995             2,452,800       61,375           2.50%
          1996             2,572,800       40,474           1.57%
          1997             3,554,168       18,219           0.05%
         =============================================================
         Source: Morton G. Thalhimer, Inc. (April 1997)
         =============================================================

     Vacancy in Innsbrook reached its peak in September 1991 at 19.57 percent. Since this time, there has been a consistent downward trend in vacancy rates, with a current vacancy rate of under 1.0 percent as of April 1997. As indicated, demand has outpaced supply since 1994, when vacancy declined to 2.13 percent. Significant construction activity occurred in 1996, as 981,368 square feet was added to the Innsbrook office market. This space was confined primarily to two owner-occupied developments: Capitol One completed construction of 454,000 square feet in three buildings in 1996 and Signet Bank completed a 330,000 square foot building. All of the space was 100% owner occupied at the time construction was complete.

     We conducted a micro-market analysis, concentrating on competing office buildings, containing a total of 545,000+/- square feet. These projects, presented on the table on the following page, are more indicative of the subject's competition than the entire suburban market as previously examined. The competition for the subject comes from other Class A and good quality Class B office buildings in the Innsbrook Office Park. These buildings are generally mid -rise suburban office buildings, built in the late 1980s/early 1990s, with surface or structured parking in similar settings.

     The buildings in the micro-market range in size from 43,300 to 101,293 square feet. Asking rental rates range from $15.50 to $17.00 per square foot, full service, for conventional office space, with an average of $16.06 per square foot. The overall vacancy among the surveyed buildings is less than one percent, with eight of the competitive projects fully occupied. Within the entire Innsbrook Office Park, only three other buildings are not 100 percent occupied, all of which have less than 3,000 square feet of space available.

     Relative to its competition, the subject represents the newest building in the market. It is typical in terms of quality and finishes for most of the competitive buildings and is considered to be Class A building in this market.

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                                      -22-

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Office Market Analysis
================================================================================

================================================================================================
                                     Innsbrook Office Park
                                     Competitive Properties
                                           April 1997
================================================================================================
      Name/Location        Year Built     Total SF     Vacant SF        Vacancy    Quoted
                                                                                    Rents
================================================================================================
The Colonnade                 1986        65,757         4,559           6.9%       $16.50
4050 Innslake Dr.

AETNA Building                1990       101,293             0             0%       $16.00
4701 Cox Rd

Allstate Building             1986        43,300             0             0%       $16.00
4191 Innslake Dr

Liberty Mutual Building       1990        58,325             0             0%       $16.00
41 01 Cox Rd

Rowe Plaza                    1990        77,442             0             0%       $17.00
4510 Cox Rd

Progressive Building          1987        70,260             0             0%       $15.50
4461 Cox Rd.

Cigna Building                1984        46,914             0             0%       $15.50
4198 Cox Rd

Markel Building               1987        72,260             0             0%       $16.00
4551 Cox Rd

================================================================================================
TOTAL                          N/A       535,551         4,559          0.01%       $16.06 (Avg)
================================================================================================

Summary

     The Northwest Quadrant and Innsbrook office markets are continuing their strong absorption and rental rate growth trends. Investment activity in the office market has also continued to be active. With healthy absorption in the Northwest Quadrant, the vacancy rate has remained near 6.0 percent over the past three years. Similarly, the Innsbrook Office Park experienced positive absorption and declining vacancy, with a current vacancy rate of less than 1.0 percent. Recent trends in the Innsbrook market include increasing rental rates, lower vacancy rates, and the potential for new speculative or build-to-suit construction.

     The subject property benefits from its location at an easily accessible intersection in western Henrico County. The neighborhood bodes well for the subject property in terms of demand generated for office space due to the excellent access and transportation arteries accessible from Innsbrook. In addition, corporations are attracted to the area due to the excellent amenities offered including retail, hotel and residential development. Innsbrook Corporate Center is considered the prime location for suburban office users within the Richmond metropolitan area.


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Office Market Analysis
================================================================================

     Based on the characteristics of the neighborhood, we believe continued investment in stabilized properties is warranted. The area appears stable and improving. We project that growth will continue to be positive.






================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            PROPERTY DESCRIPTION
================================================================================

Site Description

Location:                     East side of Lake Brook Drive, north of Nuckols
                              Road. The street address is 4805 Lake Brook Drive,
                              Innsbrook, Henrico County, Virginia

Shape:                        Basically rectangular

Area:                         8.0 acres (348,480 square feet)

Frontage:                     The site has frontage along the east side of Lake
                              Brook Drive.

Topography/Terrain:           Slightly below street grade.

Street Improvements
 Lake Brook Drive:            Two lane in each direction, asphalt paved,
                              concrete curbs and sidewalks, street lighting and storm drains

Soil Conditions:              We not receive or review a soil report. However,
                              we assume that the soil's load-bearing capacity is sufficient to support the existing structures. We did not observe any evidence to the contrary during our physical inspection of the property.
                              The tract's drainage appears to be adequate.

Utilities
     Water & Sewer:           Henrico County
     Electricity:             Virginia Power Company
     Telephone:               Bell Atlantic Telephone

Access:                       Primary access is from Lake Brook Drive

Land Use Restrictions:        We were not given a current
                              title report to review. We do not know of any easements, encroachments, or restrictions that would adversely affect the site's use. However, we recommend a title search to determine whether any adverse conditions exist.

Flood Hazard:                 According to FEMA Community Panel No. 510077-0050
                              B National Flood Insurance Rate Map, dated
                              February 4, 1981, the subject property appears to be in Zone C, an area outside the 500 year flood plain where flood insurance is not required.

Wetlands:                     We were not given a Wetlands survey. If a
                              subsequent engineering survey reveals the presence of regulated Wetlands areas, we reserve the right to amend this valuation.


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================

Site Improvements:            Concrete curbs and sidewalks and surface parking
                              for 275 vehicles.

Hazardous Substances:         We were not given a Wetlands survey. If subsequent
                              engineering data reveal the presence of regulated wetlands, it could materially affect property value. We recommend a wetlands survey by a competent engineering firm

Comments:                     Good site for office development due to location
                              and size.

Improvements Description

     The site is improved with a two-story office building known as Lakebrooke Pointe, which is located at 4805 Lake Brook Drive in Innsbrook, Henrico County, Virginia. The improvements comprise a precast steel frame Class A office building that was constructed in 1996 and contain 61,632 square feet of net rentable area. As of the date of appraisal, the building was 100 percent occupied by four tenants ranging in size from 2,709 to 31,500 square feet.

     We were not provided with any plans or construction specifications for this property. The following description is based on our visual inspection and discussions with the building manager. We inspected several, but not all areas of the building. We noted the finish to be good quality and in good condition, in those areas. Following are the construction details for the subject improvements based on our inspection of the property.

General Data

     Year Built:               1996

     Building Area
      Net Rentable Area (NRA): 61,632 square feet

     Number of Stories:        2

Construction Detail
     Foundations:              Concrete slab

     Framing:                  Steel

     Floors:                   Concrete slab

     Exterior Walls:           Precast concrete panels

     Roof Structure:           Flat built-up tar and gravel

     Roof Cover:               Insulated membrane roofing

     Windows:                  Metal frame, insulated double glaze


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                                      -26-

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================


     Pedestrian Doors:        Double set of double glass in metal frame doors

Mechanical Detail
     Heating and Cooling:     Electric variable air volume (VAV) system.

     Electrical Service:      Assumed to meet code

     Elevator Service:        Each building is served by two hydraulic cabs.

Fire Protection:              Sprinklered

Interior Detail
     Layout: The building is served by a central elevator lobby with offices along the perimeter.

     Floor Covering:          Primarily carpet in the office areas and ceramic
                              tile in the restrooms.

     Walls:                   Painted gypsum wall board on metal studs.

     Ceilings:                Ceilings in office and hall areas are suspended
                              acoustical tile.

     Lighting:                Recessed fluorescent

     Rest Rooms:              Each floor has a set of men's and women's
                              restrooms.

Americans with
     Disabilities Act (ADA):  The Americans With Disabilities Act (ADA) became effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property.

Hazardous Substances:         We are not aware of any potentially hazardous
                              materials (such as formaldehyde foam insulation, asbestos insulation, radon gas emitting materials, or other potentially hazardous materials) which may be used in the construction of the improvements. If concerns exist in this area, we recommend that a professional engineer be engaged.


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================

Other Site Improvements
     On-Site Parking:         275 surface parking spaces, or 4.5 spaces per
                              1,000 square feet of building area

     Landscaping:             Good, mature trees, shrubbery around the building
                              and parking lot perimeter

Comments:                     The quality of the subject improvements is rated
                              good. The layout and functional plan are considered good. No deferred maintenance was encountered. The normal life expectancy of a building of this type is 45 years. We consider the effective age to be equal to one year, leaving an estimated remaining economic life of 44 years.

                              We did not inspect the roof of the building or make a detailed inspection of the mechanical systems. The appraisers, however, are not qualified to render an opinion as to the adequacy or condition of these components. The client is urged to retain an expert in this field if detailed information is needed about the adequacy and condition of mechanical systems


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               REAL ESTATE TAXES AND ASSESSMENTS
================================================================================

     The subject property is identified for real estate assessment and taxation purposes by Henrico County, Virginia as parcel 28-A-20E. Henrico County assesses commercial property annually through a computer analysis of comparable sales. The assessed values reflect full market value. Every two to five years, the County will physically inspect each property. Present rules do not call for automatic reassessment upon sale or transfer of ownership. The assessments and tax bills are based on a calendar year basis. The subject property was recently assessed in January 1997.

Tax Rates

     The 1997 tax rate for Henrico County is $0.94 per $100 of assessed value. The following chart depicts a four-year prior history:

===============================================================================================
                         Tax Rate Per $100 of Assessed Value
===============================================================================================
  Taxing Authority           1993          1994           1995           1996           1997
                          Tax Rate       Tax Rate       Tax Rate       Tax Rate       Tax Rate
===============================================================================================
    Henrico County           $0.98        $0.98          $0.98          $0.96          $0.94
===============================================================================================

     Between 1980 and 1995, the tax rate for Henrico County remained unchanged at $0.98 per $100 of assessed value. As depicted, the 1996 and 1997 rates decreased slightly to $0.96 and $0.94 per $100 of assessed value, respectively. Tax rates tend to increase or decrease based upon the combined influences of changes in property values and increasing governmental budgetary needs as the jurisdiction tries to maintain a pace with inflationary pressures. Over the long term the county tax rates show an upward trend and we would expect tax rates to increase in incremental bumps. Given the relative flatness of tax rates over the past decade, we anticipate future increases in the tax rate to be minimal.

Tax Assessment

     The subject's 1997 full cash value and subsequent assessment is outlined in the following table.

          =============================================================
                                Lakebrooke Pointe
                         Full Cash Value and Assessment
          =============================================================
             Land Value                             $  960,800
             Improvement Value                      $4,009,200
             Total Value                            $4,970,000
             Taxable Assessment                     $4,970,000
             Tax Rate                                x    .094
                                                    ----------
             Taxes Due                              $46,718.00
          =============================================================

Ad Valorem Tax Conclusions

     As developed above, the net tax associated with the subject property is $46,718, or $0.76 per square foot. To measure whether the property's taxes are market oriented, we analyzed the tax liabilities of comparable properties within the Innsbrook Office Park, as summarized on the following table.


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               Real Estate Taxes and Assessments
================================================================================

================================================================================
                           Real Estate Tax Comparables
                              Innsbrook Office Park
================================================================================
        Building            Size (SF)     Yr Built      R.E.     R.E. Taxes (SF)
                                                       Taxes
================================================================================
The Colonade                 65,758         1986      $53,035         $0.81
4050 Innslake Drive
AETNA Building               101,293        1990      $76,982         $0.76
4701 Cox Road
Liberty Mutual Building      58,325         1990      $50,112         $0.86
4101 Cox Road
Allstate Building            43,300         1986      $34,158         $0.79
4191 Innslake Drive
================================================================================

     The real estate taxes of comparable office buildings within the Innsbrook Office Park range from $0.76 to $0.86 per square foot. The subject property's 1997 actual taxes of $0.76 per square foot falls within the range indicated by the comparable properties, albeit at the low end of the range.

     The full cash value for the subject property is 37 percent lower than our value conclusion. Because present assessment rules do not call for automatic reassessment upon sale or transfer of ownership, the tax rate has remained relatively flat over the past decade, and the subject's current assessment falls within the range of the tax comparables, we have not forecast a substantial increase in real estate taxes in our analysis of the property. Overall, we are projecting growth in real estate taxes consistent with inflationary expectations, or about 3.5 percent per year.


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                          ZONING
================================================================================

     The subject property is zoned M-1C, a light industrial zoning district of Henrico County, Virginia. The purpose of this zoning classifications is to provide areas for industrial and manufacturing uses. A wide range of uses are permitted including manufacturing, fabricating, processing, wholesale distribution and warehousing facilities, as well as office and retail. The Henrico Zoning Ordinance is pyramidal with respect to business, industrial and office zones and essentially, most use allowed in the business and office zone is permitted in the M-1 district. The following restrictions apply:

     Minimum Lot Area:                None Specified

     Minimum Lot Width:               None Specified

     Maximum Height:                  45 Feet

     Minimum Setbacks:
        Front:                        25 Feet

        Side:                         None, Unless adjacent to a residential
                                      district then 25 feet

        Rear:                         30 Feet
Off-Street Parking                    One space for every 250 square feet of
                                      floor area. Given the gross building area of square feet, a total of 247 parking spaces are required. Currently, the subject site has 275 surface parking spaces, which is above the minimum required. The indicated ratio is 4.4 spaces per 1,000 square feet of NRA.

     We are not experts in the interpretation of complex zoning ordinances, but the building appears to conform to current zoning requirements, including parking. However, the formal determination of compliance is beyond the scope of a real estate appraisal.

     To the best of our knowledge, there are no known deed restrictions (private or public) which would further limit the use of the subject property. This statement should not be taken as a guarantee or warranty that no such restrictions exist. Deed restrictions are a legal matter and only a title examination by an attorney would normally uncover such restrictive covenants. Thus, an examination by a title attorney is recommended on the subject property if any questions regarding such restrictions arise.


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            HIGHEST AND BEST USE
================================================================================

     According to the Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute , the highest and best use of real property is defined as:

     The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability.

     We evaluated the sites' highest and best use as if vacant. In this case, the highest and best use must meet the aforementioned criteria. The use must be
(1) legally permissible, (2) physically possible, (3) financially feasible, and
(4) maximally productive.

Highest and Best Use, As If Vacant

     The first test concerns permitted uses. According to our understanding of the zoning ordinance noted earlier in this report, the site could be developed with general office and financial institutions uses. Residential, retail and industrial uses are not permitted.

     The second test is what is physically possible. As discussed in the Property Description section, the site's shape, soil, available utilities, topography, etc. do not physically limit its use given its suburban location. Additionally, we know of no easements which adversely impact the property. Thus, the site has no physical limiting conditions, other than size, to restrict its development.

     The third and fourth tests are, respectively, what is feasible and what will produce the highest net return. After determining those uses which are physically possible and legally permissible, the remaining uses must be analyzed in light of their financial feasibility. That is, for a potential use to be seriously considered, it must have the potential to provide a sufficient return to attract investment capital from alternative forms of investments.

     The subject lies in the midst of office development. Additional office use would be logical and consistent with surrounding uses. Other successful office developments have been developed in the area, leading to the conclusion that another similar use may also succeed. With the site's good access and excellent location within the Northwest Quadrant office market, prospective tenants would likely be interested in this location. Accordingly, we conclude that the highest and best use of the subject would be to develop an office building.

     Although the office market in which the subject competes is showing improvement in vacancy and rental rates, the rent level is still insufficient to support the cost of new speculative construction. Currently, with the exception of the pre-leased office space, there are no speculative buildings underway in the subject neighborhood. Furthermore, this has been the case for the past five years. This attests to the limited feasibility of new construction in the subject market; however, as rental rates continue to increase, new construction is anticipated to be feasible in the near future. A recent survey by the Morton
G. Thalhimer brokerage firm indicated that new speculative construction may be seen in the market within one to two years.

     Based on the foregoing, development of the site, as if vacant, with a speculative office building appears unlikely at the present time. Nevertheless, there are a number of larger

================================================================================

                                      -32-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Highest and Best Use
================================================================================

tenants in the marketplace and a distinct lack of large availabilities. Therefore, development of the site on a build-to-suit basis could begin soon.

As Improved

     According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

     The use that should be made of a property as it exists. An existing property should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

     The highest and best use "as vacant" and "as improved" must be compatible. If the site value as though vacant is greater than the property as improved (less demolition cost), then existing improvements have no value. Sometimes, however, existing improvements have interim use value. If the highest and best use of the site as though vacant is holding for future development, then the improvements might make a short term contribution to property value.

     As noted in the Property Description section of this report, the subject site is improved with a two-story buildings totaling 61,632 net rentable square feet. Completed in 1996, the improvements are functional in design and are of good quality when compared to suburban office developments in Henrico County. The building is currently 100 percent occupied by four tenants.

     The data within the Office Market Analysis section revealed that the submarket in which the subject competes has a vacancy rate of less than one percent and steadily increasing rents. As improved, the subject is capable of providing an adequate return to the land both on an intermediate and long-term basis. This conclusion is supported by the data and analysis presented in the balance of this report. This premise is obviously contingent upon property management utilizing a course of action which will be conducive to maximizing occupancy and rent levels. For these reasons, it is our opinion that the highest and best use of this site, as improved, is for continued use as a multi-tenant office project.


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               VALUATION PROCESS
================================================================================

     Appraisers typically use three approaches in valuing improved property. These include the Cost Approach, the Sales Comparison Approach and the Income Approach. The type and age of the property and the quantity and quality of data affect the applicability of each approach in a specific appraisal situation. The strengths and weaknesses of each approach utilized are weighed in the final analysis with the approach or approaches offering the greatest quantity and quality of supporting data given most consideration in the final analysis. In this appraisal, we have used the Sales Comparison Approach and the Income Capitalization Approach to develop a market value estimate. In addition, we have provided a replacement cost estimate in the Addenda.

     The Cost Approach was not performed for the following reasons:

     o As discussed in the Highest and Best Use section, new construction is not feasible in the subject market at the present time. Consequently, some external/economic obsolescence is inherent in the reproduction/replacement cost new of the subject improvements. Quantifying this form of obsolescence is highly subjective and very theoretical. As a result, the reliability of this approach becomes very suspect under these circumstances.

     o The investment marketplace does not typically trade buildings such as the subject on a cost/value basis.

     o The value being sought is the leased fee estate, whereas the Cost Approach normally depicts the fee simple estate. Therefore, the interest being appraised cannot be reflected by the Cost Approach in its traditional form.

     o Market participants do not typically use this approach as a determinant of value but rather as a reasonableness test that they are paying less than replacement cost. While not justification in itself to omit the approach, it does underscore its overall lack of relevance in the market place.

     In the Sales Comparison Approach, we performed the following steps:

     o    Searched the market for recent office building sales;

     o Analyzed those sales on the basis of the sales price per square foot (net rentable area); and

     o Correlated the various value indications into a point value estimate from within the range.

     In developing the Income Capitalization Approach, we:

     o Studied rents in effect in the immediate and competing areas to estimate potential rental income at market levels for office, and industrial uses.

     o Studied the recent history of operating expenses at the subject property and competing properties to estimate an appropriate level of stabilized expenses and reserves for replacement.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Valuation Process
================================================================================

     o Estimated net operating income by subtracting stabilized expenses from potential gross income after deduction for vacancy and collection loss.

     o Prepared a discounted cash flow analysis in which the estimated income and expenses over a projected holding period, and the estimated property value at the time of reversion, are discounted at an appropriate rate to estimate present market value.

     In estimating the final value, we performed the following:

     o Reviewed and re-examined each of the approaches to value which were employed.

     o Considered the type and reliability of the data used and applicability of each approach.

     o    Reconciled the approaches to a final value conclusion.


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       SALES COMPARISON APPROACH
================================================================================

Methodology

     Inherent in the Sales Comparison Approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution. We have compared the subject property to several relevant property sales.

     By analyzing sales which qualify as arms-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. Comparability in physical, locational and economic characteristics are important criteria when selecting the sales for comparison with the subject property. The basic steps involved in the application of this approach are as follows:

     (1) researching recent, relevant property sales and current offerings throughout the competitive area'

     (2) selecting and analyzing those properties considered most similar to the subject, considering changes in economic conditions that may have occurred between the s ale date and the date of value, and other physical, functional or locational factors;

     (3) identifying the sales which include favorable financing and calculate the cash equivalent price;

     (4) reducing the sale prices to common units of comparison, such as price per square foot of building area (in this net rentable area);

     (5) making appropriate adjustment between the comparable properties and the property appraised; and

     (6) interpreting the adjusted results and drawing a logical value conclusion.

     In this instance, the sale prices inherent in the comparables were reduced to those common units of comparison that can be used to analyze improved properties that are similar to the subject. Considering the available units of comparison, one of the most important benchmarks used by buyers and sellers of office building is price per square foot of net rentable area (NRA).

     The following summary chart includes recent transactions of suburban office buildings from which price trends can be identified for the extraction of value parameters. The complete survey results on each property appear in detain in the Addenda of the report.


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                                                           Sales Comparison Approach
------------------------------------------------------------------------------------------------------------------------------------
                                                          Lakebrooke Pointe
                                                        4805 Lake Brook Drive
                                                         Innsbrook, Virginia

                                                      Summary of Building Sales
====================================================================================================================================
                                                                      Net                          Cash       Sale Price    Overall
Sale                                                Year Built     Rentable      Percent        Equivalent      Per SF       Rate
No.        Name/Location               Sale Date     Renovated     Area (SF)     Occupied       Sale Price      (NRA)
====================================================================================================================================
1     Vistas at Brookfield              May 1997       1985          70,582         95%         $5,840,000       $82.74      10.66%
      5516 and 5540 Falmouth Street
      Richmond, Virginia
------------------------------------------------------------------------------------------------------------------------------------
2     Liberty Mutual Building           Dec 1996       1990          58,184         95%         $6,000,000      $103.12      10.83%
      4101 Cox Road
      Innsbrook, Virginia
------------------------------------------------------------------------------------------------------------------------------------
3     Aetna Building                    Jun 1996       1990         100,178         99%        $10,750,000      $107.31      10.20%
      4701 Cox Road
      Innsbrook, Virginia
------------------------------------------------------------------------------------------------------------------------------------
4     Capitol One                       Feb 1996       1996         108,000        100%        $10,914,000      $101.06      10.26%
      4881 Cox Road
      Innsbrook, Virginia
------------------------------------------------------------------------------------------------------------------------------------
5     Owens & Minor                     Sep 1995       1989          63,000        100%         $7,241,000      $114.94       8.71%
      4800 Cox Road
      Innsbrook, Virginia
------------------------------------------------------------------------------------------------------------------------------------
Subj  Lakebrooke Pointe                 Date of        1996          61,632        100%             --             --           --
      Innsbrook, Virginia                Value
====================================================================================================================================



================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

     Sales Price Per Square Foot Analysis

     The five comparables indicate sales prices ranging from $82.74 to $114.94 per square foot of net rentable area. The prices per square foot have been influenced by differences in construction quality, condition of the premises, character of the tenancy, and location. Nevertheless, it is important to address each property in terms of the conventional sequence of adjustments. Following are those considerations which are relevant to the subject. The first three elements must be considered in advance of applying any other compensating factors to derive value conclusions via the sales price per square foot methodology. These same three factors must also be addressed before the selection of an effective gross income multiplier.

     Property Rights Conveyed

     As shown in the summary table, all of the comparables are encumbered by existing leases; therefore, the leased fee estate was conveyed in each case. Consequently, no adjustments are warranted for differences in property rights conveyed.

Seller Financing/Cash Equivalency

     All of the comparables were sold on the basis of cash to the seller or cash equivalent financing. Thus, we have made no adjustments to the comparables for seller financing.

Conditions of Sale

     We identified no special motivational conditions concerning the comparables; therefore, no adjustments for conditions of sale were made.

     Date of Sale

     As shown in the summary table, the transactions occurred between September 1995 and May 1997. As indicated in the Office Market Analysis section, the suburban Richmond office market, as well as the Innsbrook submarket, has strengthened over the past year, with declining vacancy and increasing rents. With the exception of Sale I-1, which occurred in May 1997, all of the sales require upward adjustments for the date of sale to reflect the improved market conditions.

     Other

     Most of the additional considerations for the comparables involve locational issues, design and quality elements, and economic factors. It is noted that the subject property is 100 percent leased to four tenants at rental rates ranging from $15.25 to $16.96 per square foot, full service, with a weighted average rental rate of $16.70 per square foot. The property has limited rollover until the year 2003, when approximately 49 percent of the existing leases will have expired. The remaining 51 percent of the building is leased through the year 2010 to a single tenant. In the following discussion, we compare each of the improved sales to the subject property and conclude if the comparable is similar, inferior or superior.

     Comparable I-1, Vistas at Brookfield, is located several miles southeast of the subject in the Brookfield Office Park, just south of the intersection of Interstate 64 and West Broad Street. As previously noted, Innsbrook is considered the premier office location in Henrico County due to the vast amount of amenities offered, as well as the excellent transportation network. Thus, this property is considered inferior to the subject from a locational standpoint. The buildings were constructed in 1985 and are significantly older than the subject. A broker familiar with the sale indicated that this building has high expenses caused by an inefficient

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

floorplate. At the time of sale, the building was 95 percent leased to various tenants, with limited rollover over the next two years. Existing leases range from $15.50 to $16.50 per square foot. This property is considered inferior to the subject from a locational standpoint, physical standpoint (age/condition and floorplates), and economic (occupancy) standpoint. Thus, have labeled the sale of this building as overall inferior to the subject.

     Comparable I-2, the Liberty Mutual Building, is located in close proximity to the subject within the Innsbrook Office Park at 4101 Cox Road. No adjustment is deemed necessary to this comparable for location. Constructed in 1990, the building is slightly inferior to the subject in terms of age/condition. At the time of sale, the property was 100 percent occupied by five tenants. This sale is considered similar to the subject from a locational and economic (occupancy) standpoint, and slightly inferior from a physical standpoint. Overall, we consider this sale slightly inferior to the subject due to its slightly older age and improved market conditions since the date of sale (as previously discussed).

     Comparable I-3, the Aetna Building, is also located in close proximity to the subject within the Innsbrook Office Park at 4701 Cox Road. Again, no adjustment is deemed necessary for location. Constructed in 1990, the building is slightly inferior to the subject from a physical standpoint. At the time of sale, the property was 99 percent leased, with the most recent rents at $16.00 to $16.50 per square foot. Aetna, the lead tenant, downsized and vacated 56,000 square feet or 56 percent of the building. The purchaser considered the loss of Aetna as a lead tenant a minimal risk given the low vacancy in Innsbrook. This sale is considered similar to the subject from a locational and economic (occupancy) standpoint, and slightly inferior from a physical standpoint. Overall, we consider this sale slightly inferior to the subject due to its slightly older age and improved market conditions since the date of sale.

     Comparable I-4, Capitol One Customer Service Center, is located within the Innsbrook Office Park at 4881 Cox Road. The building was constructed in 1996 and considered similar to the subject in terms of age/condition. The property was a build-to-suit for which a purchase option was exercised upon completion of construction. At the time of sale, the building was 100 percent leased to the lead tenant at $10.91 per square foot, triple net. This property is considered similar to the subject from a locational, physical and economic (occupancy) standpoint. As previously indicated, this sale requires an upward adjustment for improving market conditions since the date of sale. Thus, this sale is considered slightly inferior to the subject.

     Comparable I-5, the Owens & Minor Headquarters Building, is located within the Innsbrook Office Park at 4800 Cox Road. Constructed in 1989, the building is considered inferior to the subject from a physical standpoint. At the time of sale, the property was 100 percent leased to a single tenant for an eleven year term at $12.35 per square foot, triple net. This sale is considered similar to the subject from a locational standpoint, inferior from a physical standpoint and date of sale, and superior from an economic (rollover) standpoint. Overall, we consider this sale slightly superior to the subject due to its higher occupancy/limited rollover over the holding period.

     The following chart summarizes how each sale compares to the subject property from a physical, locational and economic standpoint.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

        ================================================================
                            Improved Sales Comparison
        ================================================================
                                                 Overall Rating
                          Sale Price              Relative to
             No.            Per SF                the Subject
        ================================================================
             I-1              $82.74               Inferior
             I-2             $103.12            Slightly Inferior
             I-3             $107.31            Slightly Inferior
             I-4             $101.06                Inferior
                             $114.94           Slightly Superior
        ================================================================

     Because of the multiple differences inherent in office properties with respect to quality and design, location, and economics, not to mention the quality of the tenant base, mathematical adjustments for the reasoning noted above would be extremely difficult, at best.

     Comparables I-1 through I-4, with sale prices of $82.74 to $107.31 per square foot, are considered inferior to the subject, while Comparable I-5, with a sale price of $114.94 per square foot, is considered superior. Thus, the subject's value should most likely fall within the range of $107.31 and $114.94 per square foot, and probably nearer the mid-point range because it is considered only slightly superior to Sale I-3 at $107.31 per square foot and slightly inferior to Sale I-5 at $114.94 per square foot.

     Based on the information presented, we have concluded at a value range for the subject of $110 to $112 per net rentable square foot. When applied to the net rentable area, our estimated value range by the sales price per square foot method is presented as follows:

================================================================================
                    Sales Price Per Square Foot Unit Analysis
================================================================================
    61,632 SF             X               $11/SF     =       $6,779,520
    61,632 SF             X               $112/SF    =       $6,902,784
================================================================================
                                        Concluded to:        $6,800,000


================================================================================

                                      -40-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 INCOME APPROACH
================================================================================

Methodology

     The income approach is a method of converting the anticipated economic benefits of owning property into a value estimate through capitalization. The principle of anticipation underlies this approach in that investors recognize the relationship between an asset's income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated, and the most appropriate capitalization method must be selected.

     The two most common methods of converting net income into value are direct capitalization and discounted cash flow analysis. In direct capitalization, net operating income is divided by an overall rate extracted from market sales to indicate a value. In the discounted cash flow method, anticipated future net income streams and a reversionary value are discounted to an estimate of net present value at a chosen yield rate (internal rate of return).

     The direct capitalization method is an effective technique when stable conditions exist both in the marketplace and for the property; however, when market conditions are either changing or likely to change in a fairly dramatic manner over time, direct capitalization becomes a difficult technique to administer.

     As previously discussed, the subject is located in a strengthening market, with increasing rents and declining vacancy. It is our opinion that the discounted cash flow method affords the most realistic method of reflecting investor expectations of the current period, as well as the projected continued office market recovery. For this reason, it is our opinion that the discounted cash flow method is also appropriate method in the valuation of the subject property. As such, the direct capitalization method will not be used in this analysis but at the conclusion of the income approach, we will analyze the resulting overall capitalization rate derived from the discounted cash flow analysis as a check for reasonableness.

     Following is an analysis of the current market rental rates, existing leases in place, other revenue, vacancy and collection loss projections, and historical/future operating and fixed expenses for the subject property.

Potential Gross Income

     Summary of Existing Leases

     The object of this appraisal is to estimate the value of the leased fee estate in the subject property. Accordingly, consideration must be given to the leases in place at the time of appraised valuation. The actual leases for the subject's tenants are incorporated in the following discounted cash flow analysis. We utilize Pro-Ject +plus, a software program designed to analysis multi-tenant properties, in this analysis and several of the computer generated reports are included in the Addenda.

     The subject is 100 percent leased to four tenants at rental rates of $15.25 to $16.96 per square foot, full service. A copy of the rent roll, which was provided by management, can be found in the Addenda.

     The major tenant in the property is Kemper Insurance, who occupies 31,500 square feet, or 51 percent of the building. Target is the second largest tenant, occupying 20,835 square


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

feet, or 34 percent of the entire building. The remaining two tenants (Lowes and J. Sargeant Reynolds) occupy 2,709 and 6,588 square feet, respectively.

Assumptions Regarding the Existing Leases

     Information provided by management indicates that the tenant is not in default of their lease. We assume that the existing tenant will continue to pay rent under the terms of their lease obligations. We address renewal probability in the Vacancy and Collection Loss section.

Lease Expirations

     In our analysis, consideration is also given to lease expiration schedule. The timing of lease expiration is an important element and a prospective buyer would attempt to assess the risk relative to upcoming turnover. For example, a large lease expiring in the near future would indicate the possibility of a significant drop in income and consequently a higher risk factor might be appropriate. The following chart summarizes the property's annual lease expirations.

              ====================================================
                                Expiration Report
              ====================================================
                         Year                   % of NRA
              ====================================================
                         1998                         0%
              ----------------------------------------------------
                         1999                         0%
              ----------------------------------------------------
                         2000                         0%
              ----------------------------------------------------
                         2001                         0%
              ----------------------------------------------------
                         2002                      15.1%
              ----------------------------------------------------
                         2003                      33.8%
              ----------------------------------------------------
                         2004                         0%
              ----------------------------------------------------
                         2005                         0%
              ----------------------------------------------------
                         2006                         0%
              ----------------------------------------------------
                         2007                      15.1%
              ====================================================

     The risk associated with lease expirations in the subject property does not appear high until fiscal year 2003, when Target's lease expires. At that time, approximately 49 percent of existing leases will have expired. Kemper Insurance, who occupies the remaining 51 percent of the project, has a lease expiration beyond the holding period in the year 2010. Based on the foregoing, expirations are not considered to be a significant factor in the analysis of the subject.

Market Rental Rate

     Market rent for the property has been estimated by analyzing comparable leases exhibited on the summary chart on the following page.

     Prior to adjustment, the comparables reflect a rental range of $16.00 to $17.00 per square foot, full service. After adjustment for rent concessions, the range was unchanged. New buildings within Innsbrook, including the Wheat First Building and a building planned for development by Liberty Property Trust, are achieving rental rates averaging $17.00 to $18.00

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

per square foot, with $10.00 to $14.00 per square foot workletters. With the exception of Rental One (Wheat First Building), the subject property represents newer construction than the comparables and thus, should achieve a rent at the higher end of the range.

     There are few concessions being granted in today's market. None of the rentals included above standard tenant improvement allowances. Allowances ranged from $5.00 to $13.00 per square foot for new and second generation space. Annual rent escalations were generally 2.5 to 3.0 percent per year. Lease terms ranged from three to five years, with most at five years.

     As shown in the Micro Market summary table presented in the Market Analysis section of the report, asking rents at competing properties are in the range of $15.50 to $17.00 per square foot. Thus, it appears that actual lease rates are within the range of asking levels.

     The two most recent 1996 leases signed at the subject property were at rental rates of $15.95 and $16.96 per square foot full service for spaces ranging in size from 2,709 to 6,588 square feet. Annual escalators were 2.75 to
3.0 percent. Tenant improvements provided for Lowes (2,709 square feet) was $14.50 per square foot. We were not provided with J. Sargeant Reynolds' (6,588 square feet) tenant improvement allowance. Additional rent for these leases include operating expense escalation over the base year of occupancy.

     Recent leases within the market include few concessions, either in the form of free rent or above standard tenant improvement allowances. Most brokers interviewed were of the opinion that rental concessions were not being granted.

     Several brokers indicated that the market has continued to improve over the last 12 to 24 months, with rents increasing and concessions remaining almost non-existent. In the view of many, the leasing market has generally reached stabilization and delivery of new office buildings to the market will be the primary influence on rental rate and occupancy trends. In keeping with these observations, we have assumed that market rent will increase at an average rate of 3.5 percent per annum through the projection period. As discussed in the Office Market Analysis section, rent spikes are not anticipated to occur in the minds of market participants due primarily to the large amounts of vacant land available for development. Investors surveyed indicated that rent spikes were highly speculative and generally not incorporated into their purchase decisions. Although many investors felt that rental rates may in fact grow at a rate greater than inflation over the short term, they are unwilling to make this assumption in their investment projections. Although it is not inconceivable that rent spikes could occur, we believe the prudent approach at this stage is level rent growth. Finally, free rent and tenant workletter concessions will remain consistent with current levels.



================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                   COMPARABLE OFFICE RENTALS

----------------------------------------------------------------------------------------------------------------------------
                                                                            Minimum     Effective
Comp.                               Lease                   Lease Size        Rent        Rent         Term   Expense Stop
 No.       Building Name/Address    Date      Yr. Built        (SF)          ($/SF)      ($/SF)       (Yrs)      ($/SF)
----------------------------------------------------------------------------------------------------------------------------
  1  Wheat First Securities        May-97       1997         5,638           $ 17.00      $ 17.00        3      Base Year
     10700 North Park Drive
     Innsbrook, Henrico County

  2  Rowe Plaza                    Feb-97       1990         4,422           $ 16.50      $ 16.50        5      Base Year
     4510 Cox Road
     Innsbrook, Henrico County

  3  Liberty Mutual Building       Feb-97       1990         4,000           $ 16.00      $ 16.00        5      Base Year
     4101 Cox Road
     Innsbrook, Henrico County

  4  The Allstate Building         Jan-97       1986         1,300           $ 16.00      $ 16.00        5      Base Year
     4191 Cox Road
     Innsbrook, Henrico County

     -----------------------------------------------------------------------------------------------------------------------
                   Totals                                   15,360           $ 16.38                     5      Base Year
     -----------------------------------------------------------------------------------------------------------------------

============================================================================================================================

-------------------------------------------------------------------------------------------
                                                                             Tenant
Comp.                                  Annual                              Improvement
 No.       Building Name/Address    Escalations       Concesssions       Allowance (SF)
-------------------------------------------------------------------------------------------
  1  Wheat First Securities              2.50%             None               $13.00
     10700 North Park Drive
     Innsbrook, Henrico County

  2  Rowe Plaza                          3.0%              None               $10.00
     4510 Cox Road
     Innsbrook, Henrico County

  3  Liberty Mutual Building             3.0%              None                $6.00
     4101 Cox Road
     Innsbrook, Henrico County

  4  The Allstate Building               3.0%              None                $5.00
     4191 Cox Road
     Innsbrook, Henrico County

     --------------------------------------------------------------------------------------
                   Totals            2.5% = 3.0%           None            $5.00 = $13.00
     --------------------------------------------------------------------------------------

===========================================================================================


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

     The most recent lease deals at the subject property of $15.95 to $16.96 per square foot in 1996 are basically in-line with the rents for new leases in the market of $16.00 to $17.00 per square foot. In our opinion, market rents for space within the subject property will be $17.00 per square foot, recognizing that some leasing will be done above and below this rate.

     The above estimated market rents assume the following concession package.

================================================================================
                         Free Rent                 Tenant Improvements
================================================================================
New Leases       1997             0 months   1997                        $13.00
                 Thereafter       0 months   Growing Thereafter at 3.5%
--------------------------------------------------------------------------------
Renewing Leases  1997             0 months   1997                        $6.50
                 Thereafter       0 months   Growing Thereafter at 3.5%
================================================================================

Assumptions Regarding Existing and Proposed Leases

     Our analysis specifically assumes that all of the existing tenants will remain in the property and continue to pay rent under the terms of their leases. Information provided by management indicates that none of the tenants are currently in default. The tenant base appears to be stable and management has indicated that defaults are not anticipated.

     Given the low vacancy for Class A space within the Innsbrook Office Park of under 1.0 percent, and the lack of new speculative construction, we have projected that 70 percent of tenants will rollover (sign a new lease) and approximately 30 percent will turnover (allow their lease to expire and vacate the property) upon expiration of their primary lease term.

     An examination of the comparable leases shows typical lease terms of three to five years, with most at five years. Accordingly, we have assumed five year terms for speculative tenants.

     Vacancy between leases includes the period of actual downtime and the construction period to build-out tenant spaces. Consistent with our experience, we have assumed a stabilized vacancy and construction period of nine months. We acknowledge that current time between tenants may be shorter, though a long term trend may reflect fluctuations. Vacancy between leases is weighted for the 30 renewal probability, resulting in an effective downtime of three months (rounded) upon each lease expiration. On a five year average lease term, this equates to 4.8 percent average physical vacancy (downtime of 3 months divided by the downtime plus the 60 month average lease term)

Reimbursable Expenses (Escalations)

     Tenants are responsible for their pro-rata share of operating expenses (including real estate taxes) when they exceed those incurred during the first full year of their occupancy. The majority of current leases in the subject property include an operating expense escalation, which calculation may be summarized as follows:

     Billing Year Operating Expenses
     Less: Base Year Operating Expenses
     Equals: Increase in Operating Expenses
     Multiplied by: Tenant's Pro Rata Share

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

     Prior market performance has indicated that landlords were unable to receive any reimbursement from tenants. However, as the market has strengthened in recent months, expense recovery by the landlord have been market oriented, with tenants responsible for the increase in all operating expenses over the base year of occupancy. We have assumed that future leases in the subject property will be on a full service basis with tenants responsible for the increase in all operating expenses over the base calendar year amount.

Vacancy and Collection Loss

     Our cash flow projection assumes a tenant vacancy of nine months upon each lease expiration set against our probability of renewal estimated at 70 percent, in addition to a global credit loss provision is applied to the gross rental income. The global credit loss provision is applied to the gross rental income from all tenants and is estimated at 2.0 percent throughout the holding period. Our renewal probability is based on the lack of space available within the Innsbrook Office Park (less than one percent) and lack of new speculative construction.

     There are no vacant spaces at the property and the first lease expiration occurs in the year 2001. Based on the subject's weighted average downtime between leases, the overall average occupancy rate of the subject property over the 10 year holding period is 98.7 percent. Including our overall credit loss allowance estimated at 2.0 percent, the implied overall vacancy and credit loss factor for the subject property is 3.3 percent. This rate is substantially lower than our estimated vacancy and collection loss of 6.8 percent because the property is 100 percent leased through the year 2001 and 51 percent of the building is leased to a single tenant through the year 2010.

Operating Expenses

     We based our estimate of operating expenses for the subject on a review of the actual 1994 through 1996 expenses, as well as the 1997 budget. This data was compared with expense comparables at similar suburban office buildings as well as industry studies. In addition, we have consulted Cushman & Wakefield's Management Services staff for further support. The Historical and Budget Operating Statements for the subject property provided by property management can be found in the Addenda.

     We have analyzed each item of expense individually and attempted to project what the typical investor would consider reasonable. Increases in the expenses during subsequent years are projected at 3.5 percent per annum. Based on historical CPI trends, we conclude that our selected growth rate reflects an overall inflationary rate over the long term. The forecast of growth rates in all categories of expenses reflect typical investor expectations as noted in the Cushman & Wakefield Investor Survey, a copy of which is in the Addenda. Except where noted, our forecasted growth rate for the various expense categories generally does not attempt to reflect growth rates for any individual year, but rather the long term trend over the projected holding period.

     Real Estate Taxes

     Real estate taxes are based on the actual assessment and tax rate reported in the Real Estate Taxes and Assessment section. The Year One real estate taxes are equal to $46,718, or $0.76 per square foot of net rentable area.


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

     Operating Expenses

     Operating expenses include utilities, repairs and maintenance, janitorial and service contracts, insurance, etc. The building's actual cost was $3.28 per square foot n 1996. The 1997 budgeted expense is slightly lower at $3.20 per square foot. We have estimated this expense at $3.50 per square foot in year one, which is slightly higher than the budget, but consistent with the expense comparables at $3.36 to $3.86 per square foot.

     General & Administrative

     These expenses are directly connected to the administration of the building, including office payroll, general office expense, advertising and other miscellaneous expenses. The building's actual cost was $0.62 in 1996. The 1997 budgeted expense is lower at $0.45 per square foot, but slightly higher than the expense comparables at $0.21 to $0.34 per square foot. We have estimated this expense consistent with the budget, or $0.45 per square foot.

     Management Fees

     This expense represents the fee for management responsibilities, whether provided by an outside company or ownership. This includes rent collection, property supervision and budget preparation. Cushman & Wakefield Property Management personnel reported that typical management agreements range from
     2.5 to 3.0 percent of effective gross income. The current management fee charged at the subject is 3.0 percent of effective gross income. It is our opinion that this rate is reflective of market parameters and as such, a management fee equal to 3.0 percent of effective gross income is estimated for the subject.








================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                          Lakebrooke Point
                                                        4805 Lake Brook Drive
                                                 Innsbrook, Henrico County, Virginia

                                                    Operating Expense Comparables

====================================================================================================================================
Comparable:                                  1                   2                  3                   4                   5
Location:                           Chesterfield County    Henrico County    Henrico County    Chesterfield County    Henrico County
No. Stories:                                 4                   4                  4                   3                   5
Year Built/Renovated:                      1985                 1985              1987                1985                 1986
Size (SF):                                42,500              56,663             60,000                 61,000            65,700
Occupancy:                                  95%                 95%                95%                 95%                 93%
                                    ------------------------------------------------------------------------------------------------
                                          Actual               Actual            Actual              Actual               Actual
                                           $/SF                 $/SF              $/SF                $/SF                 $/SF
====================================================================================================================================

EXPENSES
Real Estate  Taxes                         $0.89               $0.83              $0.78               $0.79               $0.85

Operating Expenses
    Insurance                              $0.07               $0.11              $0.13               $0.10               $0.03
    Janitorial/Contract Services           $0.75               $0.80              $0.68               $0.71               $1.01
    Repairs & Maintenance                  $1.02               $1.20              $1.15               $1.10               $0.93
    Utilities                              $1.63               $1.75              $1.79               $1.45               $1.57
                                           -----               -----              -----               -----               -----
Total Operating Expenses                   $3.47               $3.86              $3.75               $3.36               $3.54

General & Administrative                   $0.28               $0.25              $0.34               $0.21               $0.20
Management                                 $0.48               $0.54              $0.41               $0.39               $0.59

TOTAL EXPENSES                             $5.12               $5.48              $5.28               $4.75               $5.18

Total Expenses Excluding R.E. Taxes        $4.23               $4.65              $4.50               $3.96               $4.33
====================================================================================================================================


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

     Leasing Commissions

     New leases will require a leasing commission equivalent to 4.0 percent of total rental income and 2.0 percent on renewal leases. The new lease commission rate reflects the fact that a landlord will typically be charged a commission of 3.0 to 4.0 percent by the tenant's agent and 2.0 to 3.0 percent by the landlord's agent. Upon renewal, landlords resist paying leasing commissions, but typically pay a portion of the full commission rate or a partial fee to the management company for its assistance in working with the tenant. This expense item is not passed through to the tenant. The probability factor is used for speculative renewals.

     Tenant Improvements/Finish

     The tenant improvement allowance was previously discussed and is projected to be $13.00 per square foot for new tenants and $6.50 per square foot for renewals. This expense is also not passed through to the tenants. The probability factor applies to speculative renewals. Tenant improvements/finish costs are projected to increase at the rate of 3.5 percent per year through the projection period.

     Capital Replacements/Reserves

     Reserves for replacements should be (though as a practical matter, they may not be) set aside to accumulate an amount sufficient to replace and/or repair certain major building components, i.e., roof, HVAC system, etc. during the period under analysis. Taking into consideration the subject's age, we have estimated capital reserves of $0.25 per net rentable square foot for Year One, increasing by 3.5 percent per year throughout our analysis.

     Our projected expenses are predicated on the assumption that the property will be prudently managed, while maintaining the improvements at a competitive level to preserve value. The preceding cumulative annual operating expense estimate for fiscal year 1998 equates to $323,483 or $5.25 per square foot of gross leasable area, excluding capital replacements, tenant alterations and leasing commissions. These expenses are in-line with the expense comparables at $4.75 to $5.48 per square foot and are considered reasonable. The growth rates incorporated in our projections result in a 3.54 percent annual compound growth rate over the holding period.

Discounted Cash Flow Analysis

     In the discounted cash flow analysis, we employed the PRO-JECT+ plus software which allowed us to simulate the operating characteristics of the property and to make a variety of operating assumptions. We attempted to reflect the most likely investment assumptions of typical buyers and sellers in this particular market segment. We used the following figures and assumptions in the computer model.

     Years in Forecast:                      11

     Holding Period:                         10

     Starting Date:                          July 1, 1997

     Market Rental Rate (Year 1)             $17.00 per SF, Full Service



================================================================================


                                      -49-

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================


     Miscellaneous Income:                   N/A

     Growth in Market Rental Rate:           3.5% percent

     Expense and Tax Pass-Throughs:          Tenants pay increases over base
                                             year of occupancy.

     Expense Growth Rate:                    3.5% per annum

     Consumer Price Index:                   3.5% per annum

     Free Rent:                              None

     Lease Term (Typical):                   5 years

     Renewal Probability:                    70%

     Tenant Improvements - New Leases        $13.00 per SF

     Tenant Improvements - Renewing Leases   $6.50 per SF

     Leasing Commissions:                    4% new leases; 2% for renewals. All
                                             payable in year 1 of the lease.

     Vacancy Between Leases:                 9 months (prior to renewal
                                             probability of 70%; effective
                                             vacancy is 3 months

     Credit Loss:                            2.0%

     Reversion Cap Rate:                     10.5% (applied to net operating
                                             income).

     Reversion Selling Expenses:             3% (includes brokerage, legal fees
                                             and estimated transfer taxes).

     Discount Rate (IRR):                    12.0% (see Discount Rate Analysis).

Cash Flow Projection

     On the following page is our 11 year cash flow projections which include our 10 year holding period and 11th year reversion. The cash flow reflects the results of the PRO-JECT+ plus projection.




================================================================================

                                      -50-

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                 Lakebrooke Point
                                               4805 Lake Brook Drive
                                        Innsbrook, Henrico County, Virginia

                                                Cash Flow Analysis
==================================================================================================
                            Fiscal Year   Fiscal Year    Fiscal Year    Fiscal Year    Fiscal Year
                                   1998          1999           2000           2001           2002
==================================================================================================
REVENUE FROM OPERATIONS
  Rental Income               $987,668     $1,004,918     $1,022,615     $1,040,768     $1,020,675
  Total Recoveries             $10,933        $22,018        $33,533        $44,879        $51,831
  Less:  Credit Loss          ($19,972)      ($20,539)      ($21,123)      ($21,713)      ($21,450)
                          ------------------------------------------------------------------------
Effective Gross Income        $978,629     $1,006,397     $1,035,025     $1,063,934     $1,051,056

EXPENSES
  Real Estate Taxes            $47,399        $49,058        $50,775        $52,552        $54,392
  Operating Expenses          $218,846       $226,505       $234,433       $242,638       $251,130
  General & Administrative     $27,879        $28,854        $29,864        $30,910        $31,991
  Management                   $29,359        $30,192        $31,051        $31,918        $31,532
                          ------------------------------------------------------------------------
TOTAL EXPENSES                $323,483       $334,609       $346,123       $358,018       $369,045

                          ========================================================================
Net Operating Income          $655,146       $671,788       $688,902       $705,916       $682,011
                          ========================================================================

  Commissions                       $0             $0             $0             $0        $25,290
  Capital Reserves             $15,408        $15,947        $16,505        $17,083        $17,681
  Alterations                       $0             $0             $0             $0        $70,052
                          ------------------------------------------------------------------------
                              $639,738       $655,841       $672,397       $688,833       $568,988


==================================================================================================================
                           Fiscal Year    Fiscal Year    Fiscal Year    Fiscal Year    Fiscal Year    Fiscal Year
                                  2003           2004           2005           2006           2007           2008
==================================================================================================================
REVENUE FROM OPERATIONS
  Rental Income             $1,007,734     $1,224,995     $1,258,754     $1,293,451     $1,278,520      1,374,794
  Total Recoveries             $56,612        $53,187        $69,353        $83,733        $92,312        $99,492
  Less:  Credit Loss          ($21,291)      ($25,564)      ($26,562)      ($27,544)      ($27,417)      ($29,486)
                          ---------------------------------------------------------------------------------------
Effective Gross Income      $1,043,255     $1,252,618     $1,301,545     $1,349,640     $1,343,415     $1,444,800

EXPENSES
  Real Estate Taxes            $56,296        $58,266        $60,305        $62,416        $64,600        $66,861
  Operating Expenses          $259,920       $269,017       $278,433       $288,178       $298,264       $308,703
  General & Administrative     $33,111        $34,270        $35,470        $36,711        $37,996        $39,326
  Management                   $31,298        $37,579        $39,046        $40,489        $40,302        $43,344
                          ---------------------------------------------------------------------------------------
TOTAL EXPENSES                $380,625       $399,132       $413,254       $427,794       $441,162       $458,234

                          =======================================================================================
Net Operating Income          $662,630       $853,486       $888,291       $921,846       $902,253       $986,566
                          =======================================================================================

  Commissions                       $0        $60,101             $0             $0        $30,774             $0
  Capital Reserves             $18,300        $18,940        $19,603        $20,289        $21,000        $21,735
  Alterations                       $0       $166,475             $0             $0        $85,244             $0
                          ---------------------------------------------------------------------------------------
                              $644,330       $607,970       $868,688       $901,557       $765,235       $964,831


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

Derivation of Terminal Value

     A terminal capitalization rate was used to estimate the market value of the property at the end of the assumed investment holding period. We estimated an appropriate terminal rate based on indicated rates in today's market.

             ======================================================
                         Summary of Capitalization Rates
             ======================================================
                    Sale                     Capitalization
                    No.                          Rate
             ======================================================
                      1                         10.66%
                      2                         10.83%
                      3                         10.20%
                      4                         10.26%
                      5                          8.71%
             ======================================================

     The OARs for the comparable sales from which we were able to derive capitalization rates ranged from 8.71 to 10.83 percent. A premium was added to today's rate to allow for the risk of unforeseen events or trends which might affect our estimate of net operating income during the holding period, including a possible deterioration in market conditions for the property. Investors typically add 50 to 100 basis points to the "going-in" rate to arrive at a terminal capitalization rate, according to Cushman & Wakefield's periodic investor surveys.

Discount Rate Analysis

     We estimated future cash flows, including property value at reversion, and discounted that income stream at an internal rate of return (yield rates) currently required by investors for similar-quality real property. The yield rate (internal rate of return or IRR) is the single rate that discounts all future equity benefits (cash flows and equity reversion) to an estimate of net present value.

     Cushman & Wakefield Valuation Advisory Services periodically surveys national real estate investors to determine their investment objectives. Following is a brief review of internal rates of return, overall rates, and income and expense growth rates considered acceptable by respondents.

      ====================================================================
                           Autumn 1996 Investor Survey
                            Suburban-Office Buildings
     =====================================================================
                    Going-In           Terminal             IRR
      --------------------------------------------------------------------
                   Low     High     Low       High      Low     High
      ====================================================================
        Mean      8.80%   9.50%     9.30%    9.90%     11.2%    11.6%
      --------------------------------------------------------------------
       Range      8.00%   11.0%     8.00%    11.0%     10.0%    13.0%
      ====================================================================


     The preceding table summarizes the investment parameters of some of the most prominent investors currently acquiring high-grade investment properties in the United States. Generally speaking, our survey reveals terminal capitalization rates of 8.0 to 11.0 percent with the average low and high responses of 9.3 and 9.9 percent for investment grade offices in non-CBD suburban locations.


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

     The wide range of investment parameters indicates that property risk and yield are assessed to a particular investment property based on a variety of variables. Risk is the primary determinant, and the risk variables include whether current contract rents are significantly above or below current market rents; the amount and timing of tenant rollovers; the risk to lease-up the property and the strength of the market during the lease-up period; the durability of the cash flow, and its ability to increase with inflation along with the credit worthiness of the existing tenancy; investor demand for the property type; the diversification of the metropolitan area; the property's location within the local market and the supply and demand for the property type within the market; and the effective age of the property.

     The internal rate of return and terminal capitalization rate selected for this analysis were strongly influenced by our recent Investor Survey. We realize that this type of survey reflects target rather than transactional rates. Transactional rates are usually difficult to obtain in the verification process and are actually only target rates of the buyer at the time of sale. The property's performance will ultimately determine the actual yield and capitalization rate at the time of sale after a specific holding period. We have found that, in improving markets or with above average properties, demand will be high and transactional rates may be lower than target rates that are quoted in surveys. We have tried to recognize this factor in our choice of these two rates for our cash flow model.

     Discussions with local investors and brokers including Morton G. Thalhimer, Harrison and Bates, Innsbrook Development Company and the Joyner Company, to name a few, indicated a yield rate range of 12.0 to 13.0 percent for suburban Richmond office properties and a terminal capitalization rate of 10.0 to 10.5 percent. One investor familiar with the Richmond market noted that, given the second-tier orientation of the Richmond market (on a national scale), the subject's discount rate would be above the mean indicated in our national survey. Another broker indicated that an investor purchasing a building recently within Innsbrook utilized as discount rate of 12.5 percent and a terminal rate of 10.0 percent.

     In our DCF model, we selected a terminal capitalization rate that accounted for the anticipated holding period and reflected the subject's tenancy, quality and location. This rate also reflected the risk involved in our DCF analysis based on the income and expense projections that were modeled, as well as the approximate age of the property at the end of the holding period. The rate we selected reflects the rollover risk over the holding period, as well as the strength of the Innsbrook office market.

Conclusion

     Using a 10.5 percent terminal rate and a 12.0 percent discount rate, our cash flow model indicated a value of $6,800,000 or $110.33 per square foot, as shown on the following page. This value estimate produces an implied going-in capitalization rate of 9.6 percent, which is basically in-line with the range generally required by investors as noted in the Cushman & Wakefield Investor Survey.

     Regarding the composition of the yield, as analyzed in the Discounted Cash Flow Analysis chart, 57 percent of the subject's ultimate yield is derived from the cash flow of the property with the balance attributable to the reversion or resale of the property at the conclusion of the holding period. Typical investor requirements dictate that a substantial amount of the value be


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

derived from the cash flow. Greater risk is evident when the reversion provides a larger percentage of the overall return than the cash flows. The average cash on cash return is 10.3 percent, based on this value conclusion. This rate would generate investor interest because the yields are appropriate relative to the risks involved.

     Thus, it is our opinion that the market value of the property by the Income Approach, is $6,800,000.




























================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                          Lakebrooke Point

                                                        4805 Lake Brook Drive
                                                 Innsbrook, Henrico County, Virginia

                                                    Discounted Cash Flow Analysis

====================================================================================================================================
                          NET                         DISCOUNT                     PRESENT                             ANNUAL
 CALENDAR                 CASH                        FACTOR @                     VALUE OF        COMPOSITION      CASH ON CASH
   YEAR                   FLOW                          12.00%                    CASH FLOWS         OF YIELD          RETURN
====================================================================================================================================
    1998                $639,738         X             0.89286          =           $571,195           8.41%             9.41%
    1999                $655,841         X             0.79719          =           $522,832           7.70%             9.64%
    2000                $672,397         X             0.71178          =           $478,599           7.05%             9.89%
    2001                $688,833         X             0.63552          =           $437,766           6.45%            10.13%
    2002                $568,988         X             0.56743          =           $322,859           4.75%             8.37%
    2003                $644,330         X             0.50663          =           $326,438           4.81%             9.48%
    2004                $607,970         X             0.45235          =           $275,015           4.05%             8.94%
    2005                $868,688         X             0.40388          =           $350,849           5.17%            12.77%
    2006                $901,557         X             0.36061          =           $325,110           4.79%            13.26%
    2007                $765,235         X             0.32197          =           $246,385           3.63%            11.25%
                                                                                  ----------           ----

Total Present Value of Cash Flows                                                 $3,857,047          56.79%            10.31%
                                                                                                                       Average
Reversion:
    2008                $986,566 (1)                     10.50%         =         $9,395,867
                   Less: Cost of Sale@                    3.00%                     $281,876
                                                                                  ----------
                   Net Reversion                                                  $9,113,991
                   X Discount Factor                                                 0.32197
                                                                                  ----------

Total Present Value of Reversion                                                  $2,934,461           43.21%

Total Present Value of Cash Flow                                                  $6,791,509          100.00%

                                         ROUNDED:                                 $6,800,009
                                                                                  ==========

                                         -----------------------------------------------------------------------
                                          Gross Leasable Area (S.F.):                                  61,632
                                          Per Square Foot of Gross Leasable Area:                     $110.33
                                          Implicit Going-in Capitalization Rate:
                                            Year One NOI                                             $655,146
                                            Going-In Capitalization Rate:                                9.6%
                                         -----------------------------------------------------------------------

Note: (1) Net Operating Income
====================================================================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                         RECONCILIATION AND FINAL VALUE ESTIMATE
================================================================================

     We employed two of the three approaches to value in our analysis. The indicated values are shown below:

     Sales Comparison Approach                         $6,800,000
     Income Approach                                   $6,800,000

     The three traditional methods of estimating the market value of commercial real estate are not mutually exclusive approaches to deriving an estimate of most probable selling price, but are inter-dependent methodologies, each relying on components from at least one of the other approaches. Hence, the Cost Approach requires extensive market data to derive estimates of depreciation and to determine the value of land as if vacant. This approach may also require income data in order to make adjustments for functional and economic obsolescence. The Sales Comparison Approach requires application of methods from the Income Capitalization Approach in order to make adjustments for differences in income that have influenced the sale price. Consideration of market data is also required for the Income Capitalization Approach in the selection and application of equity, capitalization and discount rates, and estimation of income and expenses. Consequently, it is our opinion that purchasers and sellers, at least intuitively, consider components of all three approaches in the process of negotiating an acceptable price for a particular property.

     It is the Income Capitalization Approach, however, that is logically considered the most appropriate technique for estimating the value of income-producing property. Not only does this approach represent the most direct and accurate simulation of market behavior, it is the method explicitly employed by buyers and sellers in acquisition and disposition decisions. Therefore, following the implied dictum of the market, we have used an approach based primarily on projected income as the foundation for our valuation of the subject property.

     There are several additional reasons why the Sales Comparison Approach does not form the basis of our value estimate for the subject property. The quantity and quality of market information inhibits the use of the Sales Comparison Approach. Inadequacy of information regarding gross and net income, lease details and expenses of comparable sales often deters accurate and relevant adjustments of unit price indicators. Comparison at a dollar per square foot level precludes the analysis of those key factors which form the basis for projections on which the purchase decision was made.

     Based on the above discussion, we have formed an opinion that the prospective market value of the leased fee estate in the subject property, subject to the assumptions, limiting conditions, certifications and definitions as of July 1, 1997, was:

                   SIX MILLION EIGHT HUNDRED THOUSAND DOLLARS
                                   $6,800,000

Marketing Time

     Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal, whereas exposure time is presumed to precede the effective date of appraisal. The estimate of marketing time uses some of the same data analyzed in the process of estimating the reasonable exposure time and is not intended to be a prediction of a date of sale.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                     Reconciliation and Final Value Conclusion
================================================================================

     Our estimate of an appropriate marketing time for the subject relates to a sale of the property in its As Is condition. Based on our discussions with local brokers and buyer/sellers of office projects like the subject, as well as our assessment of the local real estate market And economic forces in general, we have concluded that the probable marketing period for the subject property in today's environment would be about 12 months.





















================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                           ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.




================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                             Assumptions and Limiting Conditions
================================================================================

6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8. In preparing this appraisal, we have relied on the rent roll and the history of income and expenses furnished by the owner or the management company representing the owner. We have not reviewed actual tenant leases.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.



================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                      CERTIFICATION OF APPRAISAL
================================================================================

     We certify that, to the best of our knowledge and belief:

1.   Kelly J. Small inspected the property and prepared the report, and Donald
     R. Morris, MAI, Manager, Cushman & Wakefield of Washington D.C., Valuation Advisory Services, reviewed and approved the report.

2.   The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, Donald R. Morris, MAI, has completed the requirements of the continuing education program of the Appraisal Institute.

10. We estimate that the prospective market value of the leased fee estate in the existing office building, subject to the assumptions, limiting conditions, certifications and definitions as of July 1, 1997, is $6,800,000.



/s/ Kelly J. Small                /s/ Donald R. Morris,
Kelly J. Small                    Donald R. Morris, MAI
Appraiser                         Manager, Director

Valuation Advisory Services       Washington, D.C. Valuation Advisory Services
                                  Virginia Certified General
                                             Appraiser 4001-002465
                                                   [Seal]                     .


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                                         ADDENDA
================================================================================


































================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     ADVISORY VALUATION SERVICES
                                                     ---------------------------

                                                                       Addenda
================================================================================




















                                    Site Plan

                                                                     EXHIBIT A-2













                             [GRAPHIC/PLAN OMITTED]




                        [SITE PLAN -- LAKEBROOKE POINTE]

                                                                         Addenda
================================================================================






















                             Improved Sales Comparables

                     [PHOTO OMITTED -- VISTAS AT BROOKFIELD]




Building Name:                          Vistas at Brookfield

Location:                               Vistas I - 5540 Falmouth Street
                                        Vistas II - 5516 Falmouth Street
                                        Brookfield Office Park
                                        Richmond, Virginia
Grantor:                                Continental Properties, Inc.

Grantee:                                Brookfiled Holdings, L.P.

Date of Sale:                           May, 1997

Deed Book/Page:                         Not Available

Consideration:                          $5,840,000

Financing:                              All cash

Building Size (NRA):                    70,582 square feet total
                                        (Both Buildings)

Unit Price:                             $82.74/SF of net rentable area

Financial Estimates (Seller's 1997 Budget)
Effective Gross Income:                 $1,149,812 ($16.29/SF)
Operating Expenses:                     $527,000 ($7.47/SF)
Net Operating Income:                   $622,812 ($8.82/SF)
Ro:                                     10.66%
EGIM:                                   5.08
Expense Ratio:                          45.8%

Comments:

These four-story, Class B office buildings are located within the Brookfield Office Park, just south of the intersection of Interstate 64 and West Broad Street. The buildings are adjoining, and were completed in 1985. The buildings were 95% leased at the time of sale to numerous medium sized tenants including AEC Engineering, Brian Brothers and Kelsurn and Lee. A broker of the sale noted that there was limited tenant rollover over the next two years. Rental rates within the building typically range from $15.50/SF to $16.50/SF.

A broker familiar with the sale indicated that the expenses are above typical suburban office buildings due to a high utilities expense. This increased expense is caused by an "inefficient floorplate". It should also be noted that
one broker reported a sale price of $5,890,000.   owever, this price was reduced
slightly by commissions ($40,000) and a $10,000 credit to the buyer for physical items.

                   [PHOTO OMITTED -- LIBERTY MUTUAL BUILDING]





Building Name:                          Liberty Mutual Building

Location:                               4101 Cox Road
                                        Innsbrook Corporate Park
                                        Richmond, Virginia
Grantor:                                Home Beneficial Life Insurance Company

Grantee:                                Highwoods - Forsythe L.P.

Date of Sale:                           December, 1996

Deed Book/Page:                         2691/2034

Consideration:                          $6,000,000

Financing:                              All cash

Building Size (NRA):                    58,184 SF

Unit Price:                             $103.12

Financial Data:
Effective Gross Income:                 $940,000 ($16.16/SF)
Operating Expenses:                     $290,000 ($4.98/SF)
Net Operating Income:                   $650,000 ($11.17/SF)
Ro:                                     10.83%
EGIM:                                   6.38
Expense Ratio:                          30.9%

Comments:

This Class A office building was completed in 1990 and delivered to the market during the beginning of the recession, with subsequent poor absorption history. The lender ultimately foreclosed on the owner. The property was then purchased by Home Beneficial Life Insurance Company in December of 1993 for $5,050,000 and was 95% leased at the time of sale. The sale generated a 10.96% cap rate and an EGIM of 6.01. The 1993 sale included 2.9 acres of residual land which had a POD for another 42,000 SF office building. The residual land was allocated a value of $252,000. The most recent sale did not include the 2.9 acres of residual/undeveloped land. The parcel has been subdivided and is under separate contract for sale to a hotel developer for $550,000.

As of the most recent sale date, the building was 100% occupied to five tenants. Capitol One had 35,000 SF and Liberty Mutual leased 18,000 SF. The property had been marketed for six months prior to the sale. It should be noted that the seller's proforma included a lower EGI and slightly higher expense estimate, which resulted in a cap rate of 10.0%.

This acquisition by Highwoods is part of Highwoods Property's massive move into the suburban Richmond office market. Highwoods is a Raleigh, N.C. based real estate investment trust (REIT) which has purchased over $45 million of assets in the Richmond area during the past year (1995).

                        [PHOTO OMITTED -- AETNA BUILDING]




Building Name:                          Aetna Building

Location:                               4701 Cox Road
                                        Innsbrook Corporate Park
                                        Richmond, Virginia

Grantor:                                4701 Cox Road, L.P.

Grantee:                                Highwoods - Forsythe L.P.

Date of Sale:                           June, 1996

Deed Book/Page:                         2656/1793

Consideration:                          $10,750,000

Financing:                              All cash

Building Size (NRA):                    100,178 SF

Unit Price:                             $107.31/SF of net rentable area

Financial Data:
Effective Gross Income:                 $1,546,763 ($15.44/SF)
Operating Expenses:                     $451,338 ($4.50/SF)
Net Operating Income:                   $1,095,425 ($10.93/SF)
Ro:                                     10.2%
EGIM:                                   6.95
Expense Ratio:                          29.2%

Comments:

This is a high quality four-story building that was built in 1990 with Aetna as the lead tenant. Aetna subsequently downsized, thus reducing their office space needs and vacating 56,000 SF in this building. The space has since been released.

The property was acquired in July of 1993 by several local investors for speculative investment. The initial owner, Rowe Development, experienced company-wide financial problems and lost most of its extensive office holdings. The previous purchaser was a Dutch group who viewed the property as a long term investment with good upside potential. They considered the loss of Aetna as a lead tenant as minimal risk, given the low vacancy in Innsbrook.

The building was 99% leased at the time of sale, and was completed in 1990. Recent rental rates at the property ranged from $16.00/SF to $16.50 per square foot. The building is leased on a multi-tenant basis. Expenses noted above do not include reserves, leasing or tenant improvement costs. All income data is estimated by the buyer based upon the existing leases and expenses.

             [PHOTO OMITTED -- CAPITOL ONE CUSTOMER SERVICE CENTER]






Building Name:                          Capitol One Customer Service Center

Location:                               4881 Cox Road
                                        Innsbrook Corporate Park
                                        Richmond, Virginia

Grantor:                                Liberty Property, L.P.

Grantee:                                First Security Bank of Utah

Date of Sale:                           February, 1996

Deed Book/Page:                         2633/402

Consideration:                          $10,914,000

Financing:                              Cash to seller, funded by $15.5 million
                                        Deed of Trust note with
                                        NationsBank of Texas.

Building Size (NRA):                    108,000 SF

Unit Price:                             $101.06/SF of net rentable area

Financial Data:
Effective Gross Income:                 $1,178,500 ($10.91/SF) (Triple net
                                          lease in place)
Operating Expenses:                     $58,925 ($0.55/SF)
Net Operating Income:                   $1,119,575 ($10.37/SF)
Ro:                                     10.26%
EGIM:                                   9.26
Expense Ratio:                          5.0%

Comments:

This is a high quality four-story building that was completed in 1996. The property is located on the east side of Cox Road, north of Nuckols Road within Innsbrook. It represents a build-to-suit project for which a purchase option was exercised immediately upon completion of construction. Projected operating data is based upon the terms of the triple net lease in place at the time of sale.

The ground floor contains a small lobby, substantial computer and mechanical areas, a loading dock and receiving area, and multi-purpose/training areas. The upper floors are largely open work space with private perimeter offices.

             [PHOTO OMITTED -- OWENS & MINOR HEADQUARTERS BUILDING]



Building Name:                         Owens & Minor Headquarters Building


Location:                               4800 Cox Road
                                        Innsbrook Corporate Park
                                        Richmond, Virgina

Grantor:                                Owens & Minor Joint Venture

Grantee:                                O & M investors L.P. (Delaware)

Date of Sale:                           September, 1995

Deed Book/Page:                         2604/1487


Consideration:                          $7,241,000

Financing:                              All cash

Building Size (NRA):                    63,000 SF

Unit Price:                             $114.94/SF

Financial Data:
Effective Gross Income:                 $778,000 ($12.35/sf)
Operating Expenses:                     $147,261 ($2.34/sf)
Net Operating Income:                   $630,739 ($10.00/sf)
Ro:                                     8.71%


Comments:


This is a sale/leaseback of the Owens & Minor headquarters office building located within Innsbrook. It was acquired by a Dutch syndicate whose investment return criteria is lower than has been experienced within comparables sales in the Richmond market. The building was leased for eleven years beginning in 1995. The lease schedule is as follows:


                         Year 1:          $778,000
                         Year 2:          $828,000
                         Year 3:          $878,000
                         Year 4-10        $867,500
                         Year 11:         $927,500

The building, which was completed in 1989, is 100% leased to a single tenant for eleven years. The building was in good condition at the time of sale, with the site having lake frontage. According to the broker, the building was constructed as a two-story, single tenant headquarters building and possesses some physical characteristics which would make it difficult to convert to a multi-tenant building.

                                                                       Addenda
================================================================================
























                                    Rent Roll

Lakebrooke Pointe
4805 Lake Brook Drive
Richmond, Virginia 23058
Rent Roll


                                         Lease       Rent       Lease         Security     4/1/97
Flr  Tenant                            Commence    Commences   Expires         Deposit       RSF
-------------------------------------------------------------------------------------------------------
     Kemper Insurance                  23-Oct-95   23-Oct-95   22-Oct-10         0.00      31,500
     Target(1)                         01-Nov-95   01-Feb-96   28-Feb-03         0.00      20,835
     J. Sargeant Reynolds              03-Sep-96   03-Sep-96   02-Sep-01         0.00       6,588
     Lowes                             20-Sep-96   20-Sep-96   30-Sep-01         0.00       2,709

     Total Occupied                                                             $0.00      61,632
     Total Leased                                                                          61,632
     Total Available                                                                            0
     Total Building                                                                        61,632
     % Occupied                                                                            100.00%
     % Leased                                                                              100.00%


                           Apr-97                      Current
                           Rental    Esc                Rent
Flr  Tenant                 Rate     Rate     Term      4/97       Specific Use of Space
----------------------------------------------------------------------------------------------
     Kemper Insurance       16.14   1.025     180     42,377.34    Insurance Company
     Target(1)              15.25    1.00      84     26,477.81    Regional HQ of Retailer
     J. Sargeant Reynolds   15.95   1.0275     60      8,756.55    Executive Development Prog.
     Lowes                  16.96    1.03      60      3,828.72    Regional HQ of Retailer

     Total Occupied                                  $81,440.42
     Total Leased
     Total Available
     Total Building
     % Occupied
     % Leased


                                LAKEBROOKE POINTE
                              Constructed Rent Roll

--------------------------------------------------------------------------------
                             SF       Lease       Lease    Rental  Lease   Lease
Tenant Name               Occupied Start Date   End Date    Rate   Term    Type
--------------------------------------------------------------------------------

1 Kemper Insurance           31,500  10/23/95    10/22/10   $16.14    15     FSG
2 Target                     20,835   11/l/95     2/28/03   $15.25     7     FSG
3 J. Sargeant Reynolds        6,588    9/3/96      9/2/01   $15.95     5     FSG
4 Lowes                       2,709   9/20/96     9/30/01   $16.96     5     FSG








Total Occupied Square Feet             61,632
Total Available Square Feet            61,632

---------------------------------------------
Occupancy                      100%
Average Rent per Square Foot           $15.85
=============================================

                                                                       Addenda
================================================================================

















                           Income and Expense Statements

                         Historical Operating Statements

                                Lakebrooke Pointe


Building NRA                        61,632 SF

                                     1995 Actual             1996 Actual                1997 Actual
                                --------------------   -----------------------     ----------------------
Item                             Amount       Per SF      Amount       Per SF       Amount         Per SF
-----------------------------------------------------  -----------------------     ----------------------
INCOME
  Gross Income                  $101,877      $ 1.65     $844,285      $13.70      $  980,824      $15.91
  Reimbursements                       0        0.00       24,400        0.40          26,964        0.44
                                --------------------   -----------------------     ----------------------
  Total Income                  $101,877      $ 1.65     $868,685      $14.09      $1,007,788      $16.35
                                --------------------   -----------------------     ----------------------

EXPENSES
  Real Estate Taxes             $  4,615      $ 0.07     $ 44,323      $ 0.72      $   44,324      $ 0.72
  Operating Expenses              14,906        0.24      202,277        3.28         197,122        3.20
  General & Administrative        14,616        0.24       38,322        0.62          27,478        0.45
  Management Fee                   4,643        0.08       21,555        0.35          30,234        0.49
                                --------------------   -----------------------     ----------------------
  Total Expenses                $ 38,780      $ 0.63     $306,477      $ 4.97      $  299,158      $ 4.85
                                --------------------   -----------------------     ----------------------

NET OPERATING INCOME            $ 63,098      $ 1.02     $562,208      $ 9.12      $  708,630      $11.50
                                ====================   =======================     ======================

--------------------------------------------------------------------------------
Note:  Building completed and leased up in 1995.

                                                                       Addenda
================================================================================
















                                Pro-ject Reports

                                LAKEBROOKE POINTE
                            PROJECT DESIGNATOR: LAKE
                            REVISION: 6/30/97 @ 23:07
                                 TENANT REGISTER
                                 6/30/97 @ 23:08



                  TENANT              SQUARE FEET    BEGIN DATE    END DATE
----------------------------------   -------------   ----------    --------
# 1 - KEMPER INSURANCE                    31,500      10/1995      10/2010
# 2 - TARGET                              20,835       2/1996       2/2003
# 3 - J. SARGEANT REYNOL                   6,588       9/1996       8/2001
# 4 - LOWES                                2,709       9/1996       9/2001
                                       -----------
         4 TENANTS                        61,632

                                                         LA KEBROOKE POINTE
                                                      PROJECT DESIGNATOR: LAKE
                                                      REVISION: 6/30/97 @ 17:44
                                                      AVERAGE OCCUPANCY REPORT
                                                           FOR ALL TENANTS
                                                           6/30/97 @ 23:07



                                       1997       1998       1999       2000       2001       2002       2003       2004       2005
                                     -------    -------    -------    -------    -------    -------    -------    -------    -------
JANUARY                               61,632     61,632     61,632     61,632     61,632     61,632     61,632     61,632     61,632
FEBRUARY                              61,632     61,632     61,632     61,632     61,632     61,632     61,632     61,632     61,632
MARCH                                 61,632     61,632     61,632     61,632     61,632     61,632     40,797     61,632     61,632
APRIL                                 61,632     61,632     61,632     61,632     61,632     61,632     40,797     61,632     61,632
MAY                                   61,632     61,632     61,632     61,632     61,632     61,632     40,797     61,632     61,632
JUNE                                  61,632     61,632     61,632     61,632     61,632     61,632     61,632     61,632     61,632
JULY                                  61,632     61,632     61,632     61,632     61,632     61,632     61,632     61,632     61,632
AUGUST                                61,632     61,632     61,632     61,632     61,632     61,632     61,632     61,632     61,632
SEPTEMBER                             61,632     61,632     61,632     61,632     55,044     61,632     61,632     61,632     61,632
OCTOBER                               61,632     61,632     61,632     61,632     52,335     61,632     61,632     61,632     61,632
NOVEMBER                              61,632     61,632     61,632     61,632     52,335     61,632     61,632     61,632     61,632
DECEMBER                              61,632     61,632     61,632     61,632     58,923     61,632     61,632     61,632     61,632
                                     -------    -------    -------    -------    -------    -------    -------    -------    -------
AVERAGE SF
 OCCUPIED-OCCA                        61,632     61,632     61,632     61,632     59,308     61,632     56,423     61,632     61,632

TOTAL SF-NRA                          61,632     61,632     61,632     61,632     61,632     61,632     61,632     61,632     61,632
                                     -------    -------    -------    -------    -------    -------    -------    -------    -------
OCCUPANCY %                           100.00     100.00     100.00     100.00      96.23     100.00      91.55     100.00     100.00
                                     =======    =======    =======    =======    =======    =======    =======    =======    =======



                                        2006       2007       2008       2009       2010       2011       2012       2013       2014
                                     -------    -------    -------    -------    -------    -------    -------    -------    -------
JANUARY                               61,632     52,335     61,632     61,632     61,632     30,132     61,632     61,632     61,632
FEBRUARY                              61,632     52,335     61,632     61,632     61,632     61,632     61,632     61,632     61,632
MARCH                                 61,632     58,923     61,632     61,632     61,632     61,632     55,044     61,632     61,632
APRIL                                 61,632     61,632     61,632     61,632     61,632     61,632     52,335     61,632     61,632
MAY                                   61,632     61,632     61,632     61,632     61,632     61,632     52,335     61,632     61,632
JUNE                                  61,632     61,632     40,797     61,632     61,632     61,632     58,923     61,632     61,632
JULY                                  61,632     61,632     40,797     61,632     61,632     61,632     61,632     61,632     61,632
AUGUST                                61,632     61,632     40,797     61,632     61,632     61,632     61,632     61,632     61,632
SEPTEMBER                             61,632     61,632     61,632     61,632     61,632     61,632     61,632     40,797     61,632
OCTOBER                               61,632     61,632     61,632     61,632     61,632     61,632     61,632     40,797     61,632
NOVEMBER                              61,632     61,632     61,632     61,632     30,132     61,632     61,632     40,797     61,632
DECEMBER                              55,044     61,632     61,632     61,632     30,132     61,632     61,632     61,632     61,632
                                     -------    -------    -------    -------    -------    -------    -------    -------    -------
AVERAGE SF
 OCCUPIED-OCCA                        61,083     59,857     56,423     61,632     56,382     59,007     59,308     56,423     61,632

TOTAL SF-NRA                          61,632     61,632     61,632     61,632     61,632     61,632     61,632     61,632     61,632
                                     -------    -------    -------    -------    -------    -------    -------    -------    -------
OCCUPANCY %                            99.11      97.12      91.55     100.00      91.48      95.74      96.23      91.55     100.00
                                     =======    =======    =======    =======    =======    =======    =======    =======    =======




                                        2015       2016       2017       2018       2019       2020       2021       2022       2023
                                     -------    -------    -------    -------    -------    -------    -------    -------    -------
JANUARY                               61,632     61,632     61,632     61,632     40,797     61,632     61,632     61,632     61,632
FEBRUARY                              61,632     30,132     61,632     61,632     40,797     61,632     61,632     61,632     61,632
MARCH                                 61,632     30,132     61,632     61,632     61,632     61,632     61,632     61,632     61,632
APRIL                                 61,632     30,132     61,632     61,632     61,632     61,632     61,632     61,632     61,632
MAY                                   61,632     61,632     61,632     61,632     61,632     61,632     30,132     61,632     61,632
JUNE                                  61,632     61,632     55,044     61,632     61,632     61,632     30,132     61,632     61,632
JULY                                  61,632     61,632     52,335     61,632     61,632     61,632     30,132     61,632     61,632
AUGUST                                61,632     61,632     52,335     61,632     61,632     61,632     61,632     61,632     61,632
SEPTEMBER                             61,632     61,632     58,923     61,632     61,632     61,632     61,632     55,044     61,632
OCTOBER                               61,632     61,632     61,632     61,632     61,632     61,632     61,632     52,335     61,632
NOVEMBER                              61,632     61,632     61,632     61,632     61,632     61,632     61,632     52,335     61,632
DECEMBER                              61,632     61,632     61,632     40,797     61,632     61,632     61,632     58,923     61,632
                                     -------    -------    -------    -------    -------    -------    -------    -------    -------

AVERAGE SF
OCCUPIED-OCCA                         61,632     53,757     59,308     59,896     58,160     61,632     53,757     59,308     61,632

TOTAL SF-NRA                          61,632     61,632     61,632     61,632     61,632     61,632     61,632     61,632     61,632
                                     -------    -------    -------    -------    -------    -------    -------    -------    -------
OCCUPANCY %                           100.00      87.22      96.23      97.18      94.37     100.00      87.22      96.23     100.00
                                     =======    =======    =======    =======    =======    =======    =======    =======    =======




                                       2024       2025       2026       2027
                                     -------    -------    -------    -------
JANUARY                               61,632     61,632     61,632     61,632
FEBRUARY                              61,632     61,632     61,632     61,632
MARCH                                 40,797     61,632     61,632     61,632
APRIL                                 40,797     61,632     61,632     61,632
MAY                                   40,797     61,632     61,632     61,632
JUNE                                  61,632     61,632     61,632     61,632
JULY                                  61,632     61,632     61,632     61,632
AUGUST                                61,632     61,632     30,132     61,632
SEPTEMBER                             61,632     61,632     30,132     61,632
OCTOBER                               61,632     61,632     30,132     61,632
NOVEMBER                              61,632     61,632     61,632     61,632
DECEMBER                              61,632     61,632     61,632     55,044
                                     -------    -------    -------    -------
AVERAGE SF
OCCUPIED-OCCA                         56,423     61,632     53,757     61,083

TOTAL SF-NRA                          61,632     61,632     61,632     61,632
                                     -------    -------    -------    -------
OCCUPANCY %                            91.55     100.00      87.22      99.11
                                     =======    =======    =======    =======


                                LAKEBROOKE POINTE
                            PROJECT DESIGNATOR: LAKE
                            REVISION: 6/30/97 @ 23:07
                             RENT ROLL AS OF 7/1997
                               (FISCAL YEAR BASIS)
                                 6/30/97 @ 23:08



         TENANT/
LEASE TYPE AND DATES/  BASE RENT/    OVERAGE/ SALES(000)/ RECOVERIES/   REVENUE/
SQUARE FEET              PER SF       PER SF    PER SF      PER SF      PER SF
---------------------- ----------  ----------  ----------  ---------- ----------

# 1
KEMPER INSURANCE
BASE LEASE 10/95-10/10    515,824           0           0       8,713    524,537
             31,500 SF      16.38        0.00        0.00        0.28      16.65

# 2
TARGET
BASE LEASE 2/96- 2/03     317,734           0           0       1,535    319,269
            20,835 SF       15.25        0.00        0.00        0.07      15.32

# 3
J. SARGEANT REYNOL
BASE LEASE   9/96- 8/01   107,246           0           0         485    107,731
               6,588 SF     16.28        0.00        0.00        0.07      16.35

# 4
LOWES
BASE LEASE 9/96- 9/01      46,864           0           0         200     47,064
             2,709 SF       17.30        0.00        0.00        0.07      17.37
                       ----------  ----------  ----------  ---------- ----------
               TOTALS     987,668           0           0      10,933    998,601
            61,632 SF       16.03        0.00        0.00        0.18      16.20
                            =====        ====        ====        ====      =====

                                LAKEBROOKE POINTE
                            PROJECT DESIGNATOR: LAKE
                            REVISION: 6/30/97 @ 23:07
                           PROJECT ASSUMPTIONS REPORT
                              INCLUDING ALL TENANTS
                                 6/30/97 @ 23:07



BUILDING PROLOGUE
-----------------

LEASEHOLD ANALYSIS OF LAKEBROOKE POINTE BEGINNING 6/1997
FOR 31 YEARS ON A FISCAL YEAR BASIS


AREA MEASURES
-------------

NRA
1997 VALUE -        61,632
THEREAFTER - CONSTANT

OCCA
1997 VALUE -        61,632
1998 VALUE -        61,632
1999 VALUE -        61,632
2000 VALUE -        61,632
2001 VALUE -        59,308
2002 VALUE -        61,632
2003 VALUE -        56,423
2004 VALUE -        61,632
2005 VALUE -        61,632
2006 VALUE -        61,083
2007 VALUE -        59,857
2008 VALUE -        56,423
2009 VALUE -        61,632
2010 VALUE -        56,382
2011 VALUE -        59,007
2012 VALUE -        59,308
2013 VALUE -        56,423
2014 VALUE -        61,632
2015 VALUE -        61,632
2016 VALUE -        53,757
2017 VALUE -        59,308
2018 VALUE -        59,896
2619 VALUE -        58,160
2020 VALUE -        61,632
2021 VALUE -        53,757
2022 VALUE -        59,308
2023 VALUE -        61,632
2024 VALUE -        56,423
2025 VALUE -        61,632
2026 VALUE -        53,757
2027 VALUE -        61,083
THEREAFTER - CONSTANT


GROWTH RATES
------------
INC1
1997 VALUE -          3.50
THEREAFTER - CONSTANT

EXP1
1997 VALUE -          3.50
THEREAFTER - CONSTANT

INC3
1997 VALUE -          3.00
THEREAFTER - CONSTANT

INC4
1997 VALUE -          4.00
1998 VALUE -          4.00
THEREAFTER - CONSTANT

INC2
1997 VALUE -          2.00
1998 VALUE -          2.00
THEREAFTER - CONSTANT

CPI3
1997 VALUE -          2.50
1998 VALUE -          2.50
THEREAFTER - CONSTANT

CPI4
1997 VALUE -          2.75
1998 VALUE -          2.75
THEREAFTER - CONSTANT

MARKET RATES
------------

MKT1
1997 VALUE -         17.00
THEREAFTER - GROWING AT GROWTH RATE INC1

T1RN
+50.0% TINW

TINW
1997 VALUE -         13.00
THEREAFTER - GROWING AT GROWTH RATE EXP1

TIWA
+70.0% OF TIRN +30.0% OF TIRN

RESR
1997 VALUE -          0.25
THEREAFTER - GROWING AT GROWTH RATE EXP1

MISCELLANEOUS INCOMES
---------------------

NONE

EXPENSES
--------

PROPERTY TAXES       , REFERRED TO AS TAX

CHARGED  AGAINST NET OPERATING INCOME
1997 VALUE -        46,718
THEREAFTER - GROWING AT GROWTH RATE EXP1

OPERATING EXPENSES, REFERRED TO AS OPEX
CHARGED  AGAINST NET OPERATING INCOME
1997 VALUE -       215,700
THEREAFTER - GROWING AT GROWTH RATE EXP1

G&A EXPENSES         , REFERRED TO AS G&A
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -        27,478
THEREAFTER - GROWING AT GROWTH RATE EXP1

MANAGEMENT FEES     ,  REFERRED TO AS MGMT

AN INFORMATIONAL EXPENSE
1997 VALUE -        29,089
1998 VALUE -        29,840
1999 VALUE -        30,688
2000 VALUE -        31,561
2001 VALUE -        31,103
2002 VALUE -        33,417
2003 VALUE -        33,455
2004 VALUE -        38,454
2005 VALUE -        39,884
2006 VALUE -        40,961
2007 VALUE -        41,515
2008 VALUE -        40,199
2009 VALUE -        45,463
2010 VALUE -        43,019
2011 VALUE -        47,816
2012 VALUE -        49,789
2013 VALUE -        48,974
2014 VALUE -        55,330
2015 VALUE -        57,551
2016 VALUE -        51,429
2017 VALUE -        58,808
2018 VALUE -        61,585
2019 VALUE -        62,129
2020 VALUE -        68,477
2021 VALUE -        61,356
2022 VALUE -        69,961
2023 VALUE -        75,516
2024 VALUE -        71,222
2025 VALUE -        80,836
2026 VALUE -        72,632
2027 VALUE -        85,218
THEREAFTER - CONSTANT

Base Year Expenses, REFERRED TO AS Base
AN INFORMATIONAL EXPENSE
+100.0% OF TAX +100.0% OF OPEX
+100.0% OF G&A +100.0% OF MGMT

VACANCY ALLOWANCE
-----------------

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1997 VALUE -          2.00
THEREAFTER - CONSTANT

MANAGEMENT FEE
-------------

PERCENTAGE OF EFFECTIVE GROSS INCOME
FOR ALL TENANTS
PASSED THROUGH TO TENANTS USING EXPENSE MGMT
1997 VALUE -          3.00
THEREAFTER - CONSTANT

COMMISSION CALCULATIONS
-----------------------

STANDARD METHOD #1 - 4.000% OF TOTAL RENT

STANDARD METHOD #2 - 2.000% OF TOTAL RENT

STANDARD METHOD #3 - 2.600% OF TOTAL RENT

STANDARD METHOD #4 - 0.000% OF TOTAL RENT

STANDARD METHOD #5 - 0.000% OF TOTAL RENT


COMMISSION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT


ALTERATION CALCULATION
---------------------

1997 VALUE -          0.00
1998 VALUE -          0.00
1999 VALUE -          0.00
2000 VALUE -          0.00
2001 VALUE -          0.00
2002 VALUE -          0.00
2003 VALUE -          0.00
2004 VALUE -          0.00
2005 VALUE -          0.00
2006 VALUE -          0.00
2007 VALUE -          0.00
2008 VALUE -          0.00
2009 VALUE -          0.00
2010 VALUE -          0.00
2011 VALUE -          0.00
THEREAFTER - CONSTANT


ALTERATION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT


COMMON AREA MAINTENANCE POOL
----------------------------

NONE


CAPITAL EXPENDITURES
-----------------

RESERVES
MARKET RATE RESR MULTIPLIED BY AREA MEASURE NRA

PRIMARY CLASSIFICATION CODES
----------------------------

NONE


SECONDARY CLASSIFICATION CODES
------------------------------

NONE


COST CENTERS
-----------

NONE


SALES VOLUME PROFILE
-------------------

          PERCENT OF         RELATIVE
MONTH    ANNUAL SALES         VOLUME
-----    ------------        --------
JAN          8.33%              1.00
FEB          8.33%              1.00
MAR          8.33%              1.00
APR          8.33%              1.00
MAY          8.33%              1.00
JUN          8.33%              1.00
JUL          8.33%              1.00
AUG          8.33%              1.00
SEP          8.33%              1.00
OCT          8.33%              1.00
NOV          8.33%              1.00
DEC          8.33%              1.00
           -------            -------
TOTALS     100.00%             12.00


GLOBAL RECOVERIES
-----------------

Base Year Expenses, REFERRED TO AS BYES
PRO RATA SHAPE RECOVERY OF EXPENSE Base
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR


TENANT PROLOGUE
---------------

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET

REFERENCE TENANTS
-----------------

NONE


TENANTS
-------

THERE ARE A TOTAL OF      4 LEASEHOLD TENANT(S):

--------------------------------------------------------------------------------

#1 - KEMPER INSURANCE
BASE: LEASE DATES:       10/1995 TO 10/2010
TYPE OF TENANT:           OFFICE
SQUARE FOOTAGE:           31,500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
1998 VALUE -    16.14/SF/YR
THEREAFTER - GROWING AT      2.50%

RECOVERIES:

Base Year Expenses
PRO RATA SHARE RECOVERY OF EXPENSE Base
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE AMOUNT OF    306,477

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

          LENGTH      VACANT     SQ FT    MONTHS OF
TERM   YEARS.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS    ALTERATIONS
----   ------------   ------   --------   ---------   -----------    -----------
  1        5.00           3      NONE        NONE         YES            YES
  2        5.00           3      NONE        NONE         YES            YES
  3        5.00           3      NONE        NONE         YES            YES
  4        5.00           3      NONE        NONE         YES            YES

RENEWAL MINIMUM RENT:
MARKET RATE MKT1 MULTIPLIED BY    1.000
INCREASING AT GROWTH RATE INC3 PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

Base Year Expenses
PRO RATED SHARE RECOVERY OF EXPENSE Base
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS: STANDARD METHOD #3
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE TIWA
RENEWAL PAYOUT:      CASHED OUT

--------------------------------------------------------------------------------

# 2 - TARGET

BASE LEASE DATES:         2/1996 TO 2/2003
TYPE OF TENANT:           OFFICE
SQUARE FOOTAGE:           20,835
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
1998 VALUE -    15.25/SF/YR
THEREAFTER - GROWING AT     0.00%

RECOVERIES:

BYES
GLOBAL GROUPING
GLOBAL RECOVERY BYES

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

          LENGTH      VACANT     SQ FT    MONTHS OF
TERM   YEARS.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS    ALTERATIONS
----   ------------   ------   --------   ---------   -----------    -----------
 1         5.00          3       NONE        NONE        YES             YES
 2         5.00          3       NONE        NONE        YES             YES
 3         5.00          3       NONE        NONE        YES             YES
 4         5.00          3       NONE        NONE        YES             YES
 5         5.00          3       NONE        NONE        YES             YES

RENEWAL MINIMUM RENT:
MARKET RATE MKT1 MULTIPLIED BY 1.000
INCREASING AT GROWTH RATE INC3 PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

Base Year Expenses
PRO RATA SHARE RECOVERY OF EXPENSE Base
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS:      STANDARD METHOD #3
RENEWAL PAYOUT:           CASHED OUT

RENEWAL ALTERATIONS:      MARKET RATE TIWA
RENEWAL PAYOUT:           CASHED OUT

--------------------------------------------------------------------------------

#3 - J. SARGEANT REYNOL
BASE LEASE DATES:         9/1996 TO 8/2001
TYPE OF TENANT:          OFFICE

SQUARE FOOTAGE:           6,588
SUBJECT TO VACANCY ALLOWANCE

MININIMUM RENT:
1998 VALUE -      15.95/SF/YR
THEREAFTER - GROWING AT     2.75%

RECOVERIES:

BYES
GLOBAL GROUPING
GLOBAL RECOVERY BYES

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

          LENGTH      VACANT     SQ FT    MONTHS OF
TERM   YEARS.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS    ALTERATIONS
----   ------------   ------   --------   ---------   -----------    -----------
  1        5.00         3        NONE       NONE           YES            YES
  2        5.00         3        NONE       NONE           YES            YES
  3        5.00         3        NONE       NONE           YES            YES
  4        5.00         3        NONE       NONE           YES            YES
  5        5.00         3        NONE       NONE           YES            YES
  6        5.00         3        NONE       NONE           YES            YES

RENEWAL MINIMUM RENT:
MARKET RATE MKTI MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE INC3 PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

Base Year Expenses

PRO RATA SHARE RECOVERY OF EXPENSE Base
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS:     STANDARD METHOD #3
RENEWAL PAYOUT:           CASHED OUT

RENEWAL ALTERATIONS:      MARKET RATE TIWA
RENEWAL PAYOUT:           CASHED OUT

--------------------------------------------------------------------------------

# 4 - LOWES
BASE LEASE DATES:         9/1996 TO 9/2001
TYPE OF TENANT:           OFFICE
SQUARE FOOTAGE:            2,709
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
1998 VALUE -     16.96/SF/YR
THEREAFTER - GROWING AT    3.00%

RECOVERIES:

BYES
GLOBAL GROUPING
GLOBAL RECOVERY BYES

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

          LENGTH      VACANT     SQ FT    MONTHS OF
TERM   YEARS.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS    ALTERATIONS
----   ------------   ------   --------   ---------   -----------    -----------
  1        5.00          3        NONE       NONE          YES            YES
  2        5.00          3        NONE       NONE          YES            YES
  3        5.00          3        NONE       NONE          YES            YES
  4        5.00          3        NONE       NONE          YES            YES
  5        5.00          3        NONE       NONE          YES            YES
  6        5.00          3        NONE       NONE          YES            YES


RENEWAL MINIMUM RENT:

MARKET RATE MKTI MULTIPLIED BY 1.000
INCREASING AT GROWTH RATE INC3 PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

Base Year Expenses
PRO RATA SHARE RECOVERY OF EXPENSE Base
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS:      STANDARD METHOD #3
RENEWAL PAYOUT:           CASHED OUT

RENEWAL ALTERATIONS:      MARKET RATE TIWA
RENEWAL PAYOUT:           CASHED OUT

                                LAKEBROOKE POINTE
                            PROJECT DESIGNATOR: LAKE
                            REVISION: 6/30/97 @ 23:07
                                EXPIRATION REPORT
                        YEARS 1998 TO 2028, ALL TENANTS,
                     INCLUDING OPTIONS, INCLUDING RENEWALS,
                    EXCLUDING BASE LEASES AND PRIOR OPTIONS,
                      BASE RENTS INCLUDING CPI ADJUSTMENTS,
                           INCLUDING PERCENTAGE RENTS
                                 6/30/97 @ 23:08



                                 TERM/     BASE              TOTAL    MARKET
      TENANT         SQUARE FT END DATE  RENT/SF  RECV/SF   RENT/SF   RENT/SF
------------------   --------- --------  -------   ------   -------   -------

# 3                            INITIAL
SARGEANT REYNOL         6,588   8/2001     17.78     0.73     18.50     19.51

# 4                            INITIAL
LOWES                   2,709   9/2001     19.09     0.73     19.81     19.51
                      -------             ------   ------    ------    ------
FY102 EXPIRATIONS       9,297              18.16     0.73     18.89     19.51


# 2                            INITIAL
TARGET                 20,835   2/2003     15.25     1.15     16.40     20.90
                      -------             ------   ------    ------    ------
1 FY103 EXPIRATIONS    20,835              15.25     1.15     16.40     20.90
                      -------             ------   ------    ------    ------
3 CUMULATIVE EXPS      30,132              16.15     1.02     17.17     20.47



# 3                            RENEWAL I
SARGEANT REYNOL         6,588   11/2006    21.96     1.17     23.13     23.17

# 4                            RENEWAL 1
LOWES                   2,709  12/2006     22.72     0.95     23.67     23.98

                      -------             ------   ------    ------    ------
2 FY107 EXPIRATIONS     9,297              22.18     1.11     23.29     23.41
                      -------             ------   ------    ------    ------
5 CUMULATIVE EXPS      39,429              17.57     1.04     18.61     21.16



# 2                            RENEWAL 1
TARGET                 20,835   5/2008     23.52     1.19     24.71     24.82
                      -------             ------   ------    ------    ------
1 FY108 EXPIRATIONS    20,835              23.52     1.19     24.71     24.82
                      -------             ------   ------    ------    ------
6 CUMULATIVE EXPS      60,264              19.63     1.09     20.72     22.43


# 1                            INITIAL
KEMPER INSURANCE       31,500  10/2010     22.25     3.08     25.33     26.59
                      -------             ------   ------    ------    ------
1 FY111 EXPIRATIONS    31,500              22.25     3.08     25.33     26.59
                      -------             ------   ------    ------    ------
7 CUMULATIVE EXPS      91,764              20.53     1.78     22.30     23.85


# 3                            RENEWAL 2
SARGEANT REYNOL         6,588   2/2012     26.99     1.38     28.37     28.48

# 4                            RENEWAL 2
LOWES                   2,709   3/2012     26.99     1.38     28.37     28.48
                      -------             ------   ------    ------    ------

                                 TERM/     BASE              TOTAL    MARKET
      TENANT         SQUARE FT END DATE  RENT/SF  RECV/SF   RENT/SF   RENT/SF
------------------   --------- --------  -------   ------   -------   -------
2 FY112 EXPIRATIONS     9,297              26.99     1.38     28.37     28.48
                      -------             ------   ------    ------    ------
9 CUMULATIVE EXPS     101,061              21.12     1.74     22.86     24.28



# 2                            RENEWAL 2
TARGET                 20,835   8/2013     27.93     1.43     29.37     29.48
                      -------             ------   ------    ------    ------
1 FY114 EXPIRATIONS    20,835              27.93     1.43     29.37     29.48
                      -------             ------   ------    ------    ------
10 CUMULATIVE EXPS    121,896              22.29     1.69     23.97     25.17



# 1                            RENEWAL I
KEMPER INSURANCE       31,500   1/2016     30.97     1.49     32.46     32.68
                      -------             ------   ------    ------    ------
1 FY116 EXPIRATIONS    31,500              30.97     1.49     32.46     32.68
                      -------             ------   ------    ------    ------
11 CUMULATIVE EXPS    153,396              24.07     1.65     25.72     26.71



# 3                            RENEWAL 3
J. SARGEANT REYNOL      6,588   5/2017     32.05     1.62     33.68     33.83
                      -------             ------   ------    ------    ------
1 FY117 EXPIRATIONS     6,588              32.05     1.62     33.68     33.83
                      -------             ------   ------    ------    ------
12 CUMULATIVE EXPS    159,984              24.40     1.64     26.04     27.00



# 4                            RENEWAL 3
LOWES                   2,709   6/2017     32.06     1.63     33.68     33.83
                      -------             ------   ------    ------    ------
1 FY118 EXPIRATIONS     2,709              32.06     1.63     33.68     33.83
                      -------             ------   ------    ------    ------
13 CUMULATIVE EXPS    162,693              24.53     1.64     26.17     27.12



# 2                            RENEWAL 3
TARGET                 20,835   11/2018    33.18     1.74     34.91     35.01
                      -------             ------   ------    ------    ------
1 FY119 EXPIRATIONS    20,835              33.18     1.74     34.91     35.01
                      -------             ------   ------    ------    ------
14 CUMULATIVE EXPS    183,528              25.51     1.65     27.16     28.01



# 1                            RENEWAL 2
KEMPER INSURANCE       31,500   4/2021     36.78     1.86     38.64     38.82
                      -------             ------   ------    ------    ------
1 FY121 EXPIRATIONS    31,500              36.78     1.86     38.64     38.82
                      -------             ------   ------    ------    ------
15 CUMULATIVE EXPS    215,028              27.16     1.68     28.84     29.60



# 3                            RENEWAL 4
J. SARGEANT REYNOL      6,588   8/2022     38.07     1.94     40.01     40.18

# 4                            RENEWAL 4
LOWES                   2,709   9/2022     38.07     1.94     40.01     40.18
                      -------             ------   ------    ------    ------

                                 TERM/     BASE              TOTAL    MARKET
      TENANT         SQUARE FT END DATE  RENT/SF  RECV/SF   RENT/SF   RENT/SF
------------------   --------- --------  -------   ------   -------   -------
2 FY123 EXPIRATIONS     9,297              38.07     1.94     40.01     40.18
                      -------             ------   ------    ------    ------
17 CUMULATIVE EXPS    224,325              27.61     1.70     29.31     30.03


# 2                            RENEWAL 4
TARGET                 20,835   2/2024     40.78     2.03     42.81     43.04

                      -------             ------   ------    ------    ------
1 FY124 EXPIRATIONS    20,835              40.78     2.03     42.81     43.04
                      -------             ------   ------    ------    ------
18 CUMULATIVE EXPS    245,160              28.73     1.72     30.46     31.14



# 1                            RENEWAL 3
KEMPER INSURANCE       31,500   7/2026     43.69     2.20     45.89     46.10

                      -------             ------   ------    ------    ------
1 FY127 EXPIRATIONS    31,500              43.69     2.20     45.89     46.10
                      -------             ------   ------    ------    ------
19 CUMULATIVE EXPS    276,660              30.43     1.78     32.21     32.84



# 3                            RENEWAL 5
J. SARGEANT REYNOL      6,588   11/2027    45.22     2.33     47.55     47.72

# 4                            RENEWAL 5
LOWES                   2,709   12/2027    46.80     1.86     48.66     47.72

                      -------             ------   ------    ------    ------
2 FY128 EXPIRATIONS     9,297              45.68     2.19     47.87     47.72
                      -------             ------   ------    ------    ------
21 CUMULATIVE EXPS    285,957              30.93     1.79     32.72     33.33

                                                                       Addenda
================================================================================


















                            Appraiser Qualifications

                                                                QUALIFICATIONS
================================================================================

                                                           Donald R. Morris, MAI

Professional Affiliations:

     Member of the Appraisal Institute (MAI Designations #9812)
     District of Columbia Certified General Real Estate Appraiser (#GA00010267) Commonwealth of Virginia Certified General Real Estate
       Appraiser (#4001002465)
     State of Maryland Certified General Real Estate Appraiser (#7220)
     State of West Virginia Certified General Real Estate Appraiser (#237)

Appraisal/Real Estate Experience:

     Director/Manager, Cushman & Wakefield of Washington, D.C. and Assistant Manager, Cushman & Wakefield of Texas, Inc., Dallas, Texas, Valuation Advisory Services, a full service real estate organization specializing in appraisal and consultation. April 1990 to present.

     Associate Appraiser, Joseph A. Dengel & Company, Dallas, Texas, May 1977 to April 1990.

     Other real estate experience includes work as a residential listing and selling agent preparing market analyses and origination contracts.

     Experience includes appraisal of the following types of property:

     Office Buildings               Medical Office Buildings
     Regional Malls                 Power Centers
     Outlet Centers                 Community & Neighborhood Shopping Centers
     Department Stores              Industrial Buildings
     Residential Subdivisions       Single Family Residences
     Multi-Family Properties        Condominiums/Duplexes
     Subdivision Analysis           Farm/Ranch
     Mixed Use Properties           Golf Courses
     Grape Vineyards                Special Purpose Facilities
     Commercial Land                Hotel/Motel
     Ad Valorem Tax Appeals

     Appraisal and consulting services used for mortgage loans, relocations, gift and estate tax, condemnation and litigation purposes.

     Qualified as an expert witness in state and federal real estate court cases.


Education:

     Bachelor of Arts (Political Science), 1981
     University of Texas at Arlington, Arlington, Texas.

                                                                QUALIFICATIONS
================================================================================

                                                           Donald R. Morris, MAI

Appraisal Institute Courses:

     #1Al - Real Estate Appraisal Principles
     #1A2 - Basic Valuation Procedures
     #1Bl - Capitalization Theory & Techniques, Part A
     #1B2 - Capitalization Theory & Techniques, Part B
     #410 - Standards of Professional Appraisal Practice, Part A (USPAP) #420 - Standards of Professional Appraisal Practice, Part B (AI) #21 - Case Studies in Real Estate Valuation
     #22 - Report Writing and Valuation Analysis
     #82 - Residential Valuation Procedures

Additional Accredited Real Estate Courses:

     Real Estate Appraisal
     Principles of Real Estate
     Real Estate Marketing
     Real Estate Finance
     Property Management

     Federal National Mortgage Corporation (Fannie Mae) - Appraisal Training

Certified in the Appraisal's Institute's voluntary program of continuing education for its designated members,

                                                                QUALIFICATIONS
================================================================================

                                                                  Kelly J. Small

Professional Affiliations:

     Candidate Member of the Appraisal Institute (#M921847)
     State of Maryland Certified General Real Estate Appraiser (#20143) Maryland Salesperson License (#313081)

Appraisal/Real Estate Experience:

     Appraiser, Cushman & Wakefield of Washington, D.C., Inc., Valuation Advisory Services, a full service real estate organization specializing in appraisal and consultation. Member of National Affordable Housing Group. October, 1995 to present.

     Staff Appraiser, Legg Mason Realty Group, Inc., Baltimore, Maryland. February, 1990, through October, 1995.

     Other work experience includes financial analyst, market research analyst and real estate settlement work.

     Experience includes appraisal of the following types of property:

     Office Buildings                         Shopping Centers
     Subdivision Development Analysis         Industrial Facilities
     Commercial Land                          Multi-Family Properties
     Single Family Residences                 Leasehold/Leased Fee Interests
     Hotel                                    Special Purpose Facilities
     Manufacturing Facilities                 Warehouse Facilities

Education:

     Bachelor of Science (Finance), 1990
     University of Baltimore, Baltimore, Maryland

     Masters of Science (Real Estate Development), 1996
     The Johns Hopkins University, Baltimore, Maryland

     Appraisal Institute Courses:

               #1A1 - Real Estate Appraisal Principles
               #1A2 - Basic Valuation Procedures
               #1B1 - Capitalization Theory & Techniques, Part A
               #1B2 - Capitalization Theory & Techniques, Part B
               #410 - Standards of Professional Appraisal Practice,
                      Part A (USPAP)

                                                                QUALIFICATIONS
================================================================================

                                                                  Kelly J. Small

               #420 - Standards of Professional Appraisal Practice, Part B (AI) #540 - Report Writing and Valuation Analysis
               #550 - Advanced Applications

     Specific course work and seminars:

               The new URAR Appraisal Reports, Emerging Trends
               Affordable Housing Tax Credit Coalition seminars

                                                                       Addenda
================================================================================


















                                 Investor Survey

====================================================================================================================================
                        CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY-AUTUMN 1996
====================================================================================================================================
                                   CAPITALIZATION RATES            INTERNAL                GROWTH RATES           TYPICAL PROJECTION
                               GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES       PERIOD (YEARS)
                             --------------------------------  -----------------   --------------------------------  ---------------
                             LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH
====================================================================================================================================
====================================================================================================================================
CLASS A-LEASED ASSET                                                                                      OFFICE MARKET - URBAN/CBD
====================================================================================================================================

                             9.5%    10.0%    10.0%    10.0%    11.5%    11.5%     3.0%     3.0%     3.0%     4.0%    10.0     10.0
                             9.5%    10.0%    10.0%    10.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0      7.0
                             8.0%     9.0%     8.5%     8.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0     10.0
                            13.0%    13.0%       -        -     14.0%    14.0%     5.0%     5.0%     3.0%     3.0%     5.0      7.0
                             8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0     10.0
                             9.3%     9.3%    10.3%    10.3%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                             8.0%     9.0%     8.5%     9.0%    10.5%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0     10.0
                            10.0%    10.0%    10.0%    10.0%    12.5%    12.5%     3.0%     3.0%     3.0%     3.0%    10.0     10.0
                             9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0
                             8.0%     9.0%     8.0%     9.0%    10.0%    12.0%     4.0%     4.0%     4.0%     4.0%     5.0     10.0

  Responses                 11       11       10       10       11       11       11       11       11       11       11       11
  Average (%)                9.2%     9.6%     9.2%     9.7%    11.7%    12.0%     3.3%     4.2%     3.4%     3.9%     8.5      9.5
====================================================================================================================================
CLASS B- LEASED ASSET
====================================================================================================================================
                            10.0%    10.0%     9.0%     9.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0     10.0
                             9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     0.0%     8.0%     3.0%     5.0%    10.0     10.0
                             9.5%     9.5%    10.5%    10.5%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                             9.5%    10.0%    10.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0
                            15.0%    15.0%       -        -     20.0%    20.0%     5.0%     5.0%     3.0%     3.0%     5.0      7.0
                             9.0%    10.0%       -        -        -        -        -        -        -         -       -        -
                             9.0%    10.0%     9.0%    10.0%    12.0%    13.0%     4.0%     4.0%     4.0%     4.0%     5.0     10.0

  Responses                  8        8        6        6        7        7        7        7        7        7        7        7
  Average (%)               10.0%    10.4%     9.7%    10.3%    12.8%    13.1%     3.3%     4.7%     3.5%     4.0%     8.3      9.7
====================================================================================================================================
CLASS A - VALUE ADDED
====================================================================================================================================
                             8.0%     9.0%     9.5%    10.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0      7.0
                             8.0%    10.0%     8.5%     9.0%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0     10.0     10.0
                            10.0%    10.0%    10.0%    10.0%    13.0%    13.0%     0.0%     8.0%     3.0%     5.0%    10.0     10.0
                            10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0      5.0
                             9.5%     9.5%    10.5%    10.5%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                            12.0%    12.0%       -        -     13.0%    13.0%     5.0%     5.0%     3.0%     3.0%     5.0      7.0
                             9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0
                               -        -        -        -     12.0%    13.0%     4.0%     4.0%     4.0%     4.0      5.0     10.0

  Responses                  8        8        7        7        9        9        9        9        9        9        9        9
  Average (%)                9.4%    10.0%     9.6%    10.2%    12.8%    13.5%     3.5%     4.6%     3.5%     3.9%     7.6      8.9
====================================================================================================================================
CLASS B- VALUE ADDED
====================================================================================================================================
                            12.0%    12.0%    12.0%    12.0%    15.0%    15.0%     0.0%     8.0%     3.0%     5.0%    10.0     10.0
                            10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0      5.0
                             9.8%     9.8%    10.8%    10.8%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0     10.0
                            14.0%    14.0%       -        -     20.0%    20.0%     5.0%     5.0%     3.0%     3.0%     5.0      7.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                            10.0%    10.0%    10.0%    11.0%    14.0%    14.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0
  Responses                  6        6        5        5        6        6        6        6        6        6        6        6
  Average (%)               10.7%    11.0%    10.5%    11.2%    14.6%    15.3%     3.2%     4.8%     3.3%     3.9%     8.0      8.8

Total Responses             33       33       28       28       33       33       33       33       33       33       33       33
Weighted Average             9.8%    10.3%     9.7%    10.3%    13.0%    13.5%     3.3%     4.6%     3.4%     3.9%     8.1      9.2



                    "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

                    "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues



8 REAL ESTATE OUTLOOK

====================================================================================================================================
                        CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY-AUTUMN 1996
====================================================================================================================================
                                   CAPITALIZATION RATES            INTERNAL                GROWTH RATES           TYPICAL PROJECTION
                               GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES       PERIOD (YEARS)
                             --------------------------------  -----------------   --------------------------------  ---------------
                             LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH
====================================================================================================================================
====================================================================================================================================
CLASS A - LEASED ASSET                                                                           OFFICE MARKET - SUBURBAN/NON - CBD
====================================================================================================================================
                             9.5%     9.5%    10.5%    10.5%    10.5%    10.5%     3.0%     3.0%     3.0%     3.0%    10.0     10.0
                             8.5%     8.5%     9.3%     9.3%    11.3%    11.3%     4.0%     4.0%     4.0%     4.0%    10.0     10.0
                            11.0%    11.0%       -        -     12.0%    12.0%     5.0%     3.0%     3.0%     3.0%     5.0      7.0
                             8.5%    10.0%     9.0%    10.5%    11.0%    12.5%     3.5%     3.5%     3.5%     3.5%    10.0     10.0
                             8.0%    10.0%     9.5%    10.0%    11.5%    12.0%     4.0%     6.0%     4.0%     4.0%    10.0     10.0
                            10.0%    11.0%    10.5%    11.0%    12.0%    12.0%     3.0%     3.0%     3.0%     3.0%    10.0     10.0
                             8.0%     9.0%     8.5%     8.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0     10.0
                             8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0     10.0
                             9.1%     9.1%    10.1%    10.1%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                             8.5%    10.0%     9.0%    10.5%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0     10.0
                             9.0%     9.0%    10.0%    10.0%    11.5%    11.5%     4.0%     4.0%     4.0%     4.0%    10.0     10.0
                             9.0%     9.0%     9.0%     9.0%    12.0%    13.0%     4.0%     7.0%     4.0%     4.0%     5.0      7.0
                             9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0
                             8.0%    10.0%       -        -        -        -        -        -        -        -        -        -
                             8.0%     9.0%     8.0%     9.0%    10.0%    12.0%     5.0%     5.0%     4.0%     4.0%     5.0     10.0

  Responses                 16       16       14       14       15       15       15       15       15       15       15       15
  Average (%)                8.8%     9.5%     9.3%     9.9%    11.2%    11.6%     3.5%     4.4%     3.6%     3.8%     8.9      9.7

====================================================================================================================================
CLASS B - LEASED ASSET
====================================================================================================================================
                             9.5%     9.5%    10.5%    10.5%    10.5%    10.5%     3.0%     3.0%     3.0%     3.0%    10.0     10.0
                             8.8%     8.8%     9.5%     9.5%    11.8%    11.8%     3.5%     3.5%     3.5%     3.5%    10.0     10.0
                            12.0%    12.0%       -        -     18.0%    18.0%     5.0%     3.0%     3.0%     3.0%     5.0      7.0
                            10.5%    10.5%    10.0%    10.0%    11.0%    13.0%     2.0%     2.0%     2.0%     2.0%    10.0     10.0
                             8.0%    10.0%     9.5%    10.0%    11.0%    12.0%     4.0%     6.0%     4.0%     4.0%    10.0     10.0
                             9.0%    10.0%     9.0%     9.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0     10.0
                             9.5%     9.5%    10.0%    10.0%    11.0%    11.0%     0.0%     8.0%     3.0%     5.0%    10.0     10.0
                             9.4%     9.4%    10.4%    10.4%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                            10.0%    10.0%    10.0%    10.0%    14.0%    15.0%     4.0%     7.0%     4.0%     4.0%     5.0      7.0
                             9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0
                            10.0%    11.0%                -        -        -        -        -        -        -        -        -
                            10.0%    11.0%    10.0%    11.0%    12.0%    13.0%     5.0%     5.0%     4.0%     4.0%     5.0     10.0

  Responses                 13       13       11       11       12       12       12       12       12       12       12       12
  Average (%)                9.5%    10.0%     9.8%    10.2%    12.0%    12.5%     3.4%     4.5%     3.4%     3.7%     8.6      9.6

====================================================================================================================================
CLASS A - VALUE ADDED
====================================================================================================================================
                            10.0%    10.0%       -        -     13.0%    13.0%     3.0%     3.0%     3.0%     3.0%     5.0      7.0
                             8.0%    10.0%     8.5%     9.0%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0     10.0
                            10.0%    10.0%    10.0%    10.0%    12.5%    12.5%     0.0%     8.0%     3.0%     5.0%    10.0     10.0
                            10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0      5.0
                             9.4%     9.4%    10.4%    10.4%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                             6.0%     6.0%     9.0%     9.0%    17.0%    20.0%     4.0%     7.0%     4.0%     4.0%     5.0      7.0
                             9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0
                             8.0%    10.0%       -        -        -        -        -        -        -        -        -        -
                            12.0%    12.0%    10.0%    10.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     2.0      2.0

  Responses                 10       10        8        8        9        9        9        9        9        9        9        9
  Average (%)                9.1%     9.7%     9.5%    10.0%    13.4%    14.3%     3.1%     4.6%     3.4%     3.8%     7.2      8.0

====================================================================================================================================
CLASS B - VALUE ADDED
====================================================================================================================================
                            11.0%    11.0%       -        -     18.0%    18.0%     3.0%     3.0%     3.0%     3.0%     5.0      7.0
                            10.5%    10.5%    10.0%    10.0%    11.0%    13.0%     2.0%     2.0%     2.0%     2.0%    10.0     10.0
                            11.0%    11.0%    11.0%    11.0%    14.0%    14.0%     0.0%     8.0%     3.0%     5.0%    10.0     10.0
                            10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0      5.0
                             9.6%     9.6%    10.6%    10.6%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                             6.0%     6.0%    10.0%    10.0%    20.0%    20.0%     4.0%     7.0%     4.0%     4.0%     5.0      7.0
                             9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0
                             9.0%    10.0%       -        -        -        -        -        -        -        -        -        -
                            12.0%    12.0%    10.0%    10.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     2.0      2.0

  Responses                 10       10        8        8        9        9        9        9        9        9        9        9
  Average (%)                9.7%    10.0%    10.0%    10.5%    14.5%    15.2%     2.9%     4.3%     3.2%     3.6%     7.2      8.0


Total responses             49       49       41       41       45       45       45       45       45       45       45       45
Weighted Average(%)          9.3%     9.8%     9.7%    10.1%    12.8%    13.4%     3.2%     4.4%     3.4%     3.7%     8.0      8.8

                                                                   AUTUMN 1996 9

====================================================================================================================================
                        CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY-AUTUMN 1996
====================================================================================================================================
                                   CAPITALIZATION RATES            INTERNAL                GROWTH RATES           TYPICAL PROJECTION
                               GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES       PERIOD (YEARS)
                             --------------------------------  -----------------   --------------------------------  ---------------
                             LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH
====================================================================================================================================
====================================================================================================================================
CLASS A - LEASED ASSET                                                                   INDUSTRIAL MARKET - WAREHOUSE/DISTRIBUTION
====================================================================================================================================
                             9.2%     9.2%     9.5%     9.5%    10.0%    10.0%     3.0%     3.0%     3.0%     3.0%    10.0     10.0
                             8.5%     8.5%     9.3%     9.3%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0     10.0
                             8.5%    10.0%     9.5%    10.0%    11.0%    12.0%     3.5%     3.5%     3.5%     3.5%    10.0     10.0
                             9.0%     9.0%     9.5%     9.5%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%    10.0     10.0
                             8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0     10.0
                             9.5%     9.5%    10.0%    10.0%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                             8.5%    10.0%     9.0%    10.5%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0     10.0
                             9.0%     9.0%    10.0%    10.0%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0     10.0
                             9.0%     9.0%     9.5%     9.5%    10.5%    10.5%     3.0%     4.0%     3.0%     4.0%     7.0     10.0

  Responses                 10       10       10       10       10       10       10       10       10       10       10       10
  Average (%)                8.8%     9.2%     9.4%     9.8%    10.9%    11.0%     2.9%     4.0%     3.3%     3.8%     9.8     10.1

====================================================================================================================================
CLASS B - LEASED ASSET
====================================================================================================================================
                             9.2%     9.2%     9.5%     9.5%    10.0%    10.0%     3.0%     3.0%     3.0%     3.0%    10.0     10.0
                             8.8%     8.8%     9.5%     9.5%    11.3%    11.3%     3.5%     3.5%     3.5%     3.5%    10.0     10.0
                             9.5%     9.5%    10.0%    10.0%    11.5%    11.5%     3.0%     4.0%     3.0%     4.0%    10.0     10.0
                            10.0%    10.0%    11.0%    11.0%    12.0%    12.0%     0.0%     8.0%     3.0%     5.0%    10.0     10.0
                             9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                             9.5%     9.5%    10.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0

  Responses                  7        7        7        7        7        7        7        7        7        7        7        7
  Average (%)                9.3%     9.5%    10.0%    10.2%    11.2%    11.2%     2.8%     4.3%     3.2%     3.9%     9.7     10.1

====================================================================================================================================
CLASS A - VALUE ADDED
====================================================================================================================================
                            11.0%    11.0%    12.0%    12.0%    13.0%    13.0%     0.0%     8.0%     3.0%     5.0%    10.0     10.0
                             9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                             9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0

  Responses                  4        4        4        4        4        4        4        4        4        4        4        4
  Average (%)                9.7%     9.9%    10.4%    10.8%    11.9%    11.9%     2.4%     4.8%     3.3%     4.1%     9.5     10.3


====================================================================================================================================
CLASS B - VALUE ADDED
====================================================================================================================================
                            12.0%    12.0%    13.0%    13.0%    14.0%    14.0%     0.0%     8.0%     3.0%     5.0%    10.0     10.0
                            10.0%    10.0%    10.5%    10.5%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                            10.0%    10.0%    10.5%    10.5%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0

  Responses                  4        4        4        4        4        4        4        4        4        4        4        4
  Average (%)               10.1%    10.4%    10.9%    11.3%    12.4%    12.4%     2.4%     4.8%     3.3%     4.1%     9.5     10.3


Total Responses             25       25       25       25       25       25       25       25       25       25       25       25
Weighted Average(%)          9.5%     9.7%    10.2%    10.5%    11.6%    11.6%     2.6%     4.5%     3.2%     4.0%     9.6     10.2



                    "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

                    "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues



10 REAL ESTATE OUTLOOK

====================================================================================================================================
                        CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY-AUTUMN 1996
====================================================================================================================================
                                   CAPITALIZATION RATES            INTERNAL                GROWTH RATES           TYPICAL PROJECTION
                               GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES       PERIOD (YEARS)
                             --------------------------------  -----------------   --------------------------------  ---------------
                             LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH
====================================================================================================================================
====================================================================================================================================
CLASS A - LEASED ASSET                                           INDUSTRIAL MARKET-BUSINESS PARKS, OTHER INDUSTRIAL & MANUFACTURING
====================================================================================================================================
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                             9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    10.0     10.0
                             9.0%     9.0%       -        -     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0

  Responses                  4        4        3        3        4        4        4        4        4        4        4        4
  Average (%)                8.9%     9.4%     9.7%    10.7%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8     10.3

====================================================================================================================================
CLASS B - LEASED ASSET
====================================================================================================================================
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                            10.0%    10.0%    10.5%    10.5%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    10.0     10.0
                            10.0%    10.0%       -        -     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0

  Responses                  4        4        3        3        4        4        4        4        4        4        4        4
  Average (%)                9.3%     9.8%     9.8%    10.8%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8     10.3

====================================================================================================================================
CLASS B - VALUE ADDED
====================================================================================================================================
                            10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0      5.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                            10.0%    10.0%    10.5%    10.5%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                            10.0%    10.0%       -        -     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0

  Responses                  5        5        4        4        5        5        5        5        5        5        5        5
  Average (%)                9.4%    10.0%     9.9%    10.9%    12.4%    13.2%     3.4%     4.0%     3.2%     3.8%     8.2      9.4

====================================================================================================================================
CLASS B - VALUE ADDED
====================================================================================================================================
                            10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0      5.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                            10.5%    10.5%    11.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0
                             8.5      9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                            10.5%    10.5%       -        -     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0

  Responses                  5        5        4        4        5        5        5        5        5        5        5        5
  Average (%)                9.6%    10.2%    10.0%    11.0%    12.4%    13.2%     3.4%     4.0%     3.2%     3.8%     8.2      9.4


Total Responses             18       18       14       14       18       18       18       18       18       18       18       18
Weighted Average (%)         9.3%     9.8%     9.8%    10.8%    12.0%    12.4%     3.3%     4.0%     3.2%     3.9%     8.5      9.8


                    "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

                    "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 11

====================================================================================================================================
                        CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY-AUTUMN 1996
====================================================================================================================================
                                   CAPITALIZATION RATES            INTERNAL                GROWTH RATES           TYPICAL PROJECTION
                               GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES       PERIOD (YEARS)
                             --------------------------------  -----------------   --------------------------------  ---------------
                             LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH
====================================================================================================================================
====================================================================================================================================
CLASS A - LEASED ASSET                                                             RETAIL MARKET - NEIGHBORHOOD & COMMUNITY CENTERS
====================================================================================================================================
                             9.0%    10.5%     9.5%    10.5%    11.0%    12.5%     3.5%     3.5%     3.5%     3.5%    10.0     10.0
                             9.5%    10.0%    10.0%    10.0%    12.5%    12.5%     3.0%     3.0%     3.0%     3.0%    10.0     10.0
                            10.0%    10.0%    10.5%    10.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0      7.0
                            10.3%    10.3%    10.8%    10.8%    13.0%    13.0%     2.0%     2.0%     4.0%     4.0%     7.0      7.0
                             9.0%     9.0%    10.0%    10.0%    10.0%    10.0%     0.0%     6.0%     2.0%     5.0%    10.0     10.0
                             9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.8%     4.0%     4.0%     4.0%    10.0     10.0
                             9.0%    10.0%       -        -        -        -      3.0%     3.0%     4.0%     4.0%    10.0     10.0
                             9.0%     9.0%     9.5%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0

  Responses                  9        9        8        8        8        8        9        9        9        9        9        9
  Average (%)                9.3%     9.8%    10.0%    10.4%    11.9%    12.1%     2.9%     3.7%     3.4%     3.9%     8.9      9.4

====================================================================================================================================
CLASS B - LEASED ASSET
====================================================================================================================================
                            10.8%    10.8%    11.3%    11.3%    14.0%    14.0%     2.0%     2.0%     4.0%     4.0%     7.0      7.0
                            10.0%    10.0%    11.0%    11.0%    12.0%    12.0%     0.0%     6.0%     2.0%     5.0%    10.0     10.0
                             9.0%    10.0%       -        -        -        -      3.0%     3.0%     4.0%     4.0%    10.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                             9.5%     9.5%    10.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0
                             9.5%    10.5%       -        -        -        -        -        -        -        -        -        -

  Responses                  6        6        4        4        4        4        5        5        5        5        5        5
  Average (%)                9.5%    10.0%    10.4%    11.1%    12.3%    12.3%     2.3%     3.8%     3.3%     4.2%     9.0      9.6


====================================================================================================================================
CLASS A - VALUE ADDED
====================================================================================================================================
                            11.0%    11.0%    12.0%    12.0%    13.0%    13.0%     0.0%     6.0%     2.0%     5.0%    10.0     10.0
                            10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%    10.0     10.0
                             9.0%    10.0%       -        -        -        -      3.0%     3.0%     4.0%     4.0%    10.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                             9.5%     9.5%     9.5%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0
                             9.0%    10.0%       -        -        -        -        -        -        -        -        -        -
                            11.0%    11.0%     9.5%     9.5%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0      3.0

  Responses                  7        7        5        5        5        5        6        6        6        6        6        6
  Average (%)                9.7%    10.3%    10.1%    10.7%    13.8%    14.6%     2.8%     4.0%     3.1%     3.8%     8.5      9.0

====================================================================================================================================
CLASS B - VALUE ADDED
====================================================================================================================================
                            13.0%    13.0%    14.0%    14.0%    14.0%    14.0%     0.0%     6.0%     2.0%     5.0%    10.0     10.0
                            10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%    10.0     10.0
                             9.0%    10.0%       -        -        -        -      3.0%     3.0%     4.0%     4.0%    10.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                            10.0%    10.0%    10.0%    11.0%    14.0%    14.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0
                            11.0%    11.0%    10.5%    10.5%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0      3.0

  Responses                  6        6        5        5        5        5        6        6        6        6        6        6
  Average (%)               10.3%    10.8%    10.8%    11.5%    14.2%    15.0%     2.8%     4.0%     3.1%     3.8%     8.5      9.0


Total Responses             28       28       22       22       22       22       26       26       26       26       26       26
Weighted Average (%)         9.7%    10.2%    10.3%    10.9%    13.0%    13.5%     2.7%     3.9%     3.2%     4.0%     8.7      9.3


                    "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

                    "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues



12 REAL ESTATE OUTLOOK

====================================================================================================================================
                        CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY-AUTUMN 1996
====================================================================================================================================
                                   CAPITALIZATION RATES            INTERNAL                GROWTH RATES           TYPICAL PROJECTION
                               GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES       PERIOD (YEARS)
                             --------------------------------  -----------------   --------------------------------  ---------------
                             LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH
====================================================================================================================================
====================================================================================================================================
CLASS A- LEASED ASSET                                                                     RETAIL MARKET - POWER CENTERS & "BIG BOX"
====================================================================================================================================
                             9.0%     9.0%     9.5%     9.5%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0     10.0
                            10.0%    10.0%     9.5%     9.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0     10.0
                            10.5%    10.5%    10.5%    10.5%    11.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0     10.0
                             9.5%     9.5%    10.0%    10.0%    11.4%    11.4%     3.8%     3.8%     4.0%     4.0%    10.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                             9.5%     9.5%     9.5%    10.0%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0     10.0
                             9.3%     9.3%     9.5%    10.0%    10.5%    10.5%     3.0%     4.0%     3.0%     4.0%     7.0     10.0
                             9.0%     9.0%                -        -        -        -        -        -        -        -        -
                             9.0%     9.5%     9.5%    10.0%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0     10.0

  Responses                  9        9        8        8        8        8        8        8        8        8        8        8
  Average (%)                9.4%     9.5%     9.7%    10.1%    11.5%    11.7%     3.3%     3.5%     3.4%     3.7%     9.1     10.1

====================================================================================================================================
CLASS B - LEASED ASSET
====================================================================================================================================
                            10.8%    10.8%    10.8%    10.8%    11.0%    12.0%     2.0%     3.0%     3.0%     3.0%    10.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                            10.0%    10.0%    10.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0

  Responses                  3        3        3        3        3        3        3        3        3        3        3        3
  Average (%)                9.8%    10.1%    10.1%    10.6%    11.0%    11.3%     2.8%     3.7%     3.2%     3.7%     9.3     10.3

====================================================================================================================================
CLASS A VALUE ADDED
====================================================================================================================================
                            10.8%    10.8%    10.8%    10.8%    12.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                             9.5%     9.5%    10.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0

  Responses                  3        3        3        3        3        3        3        3        3        3        3        3
  Average (%)                9.6%     9.9%    10.1%    10.6%    12.0%    12.0%     2.8%     3.3%     3.2%     3.7%     9.3     10.3


====================================================================================================================================
CLASS B VALUE ADDED
====================================================================================================================================
                            11.0%    11.0%    10.8%    10.8%    12.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                               -        -        -        -     15.0%    15.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0

  Responses                  2        2        2        2        3        3        3        3        3        3        3        3
  Average (%)                9.8%    10.3%    10.1%    10.9%    12.7%    12.7%     2.8%     3.3%     3.2%     3.7%     9.3     10.3

Total Responses             17       17       16       16       17       17       17       17       17       17       17       17
Weighted Average (%)         9.6%     9.9%    10.0%    10.5%    11.8%    11.9%     2.9%     3.5%     3.2%     3.7%     9.3     10.3


                    "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

                    "Value Added" denotes properties which require more active management due to leasing. issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 13

====================================================================================================================================
                        CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY-AUTUMN 1996
====================================================================================================================================
                                   CAPITALIZATION RATES            INTERNAL                GROWTH RATES           TYPICAL PROJECTION
                               GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES       PERIOD (YEARS)
                             --------------------------------  -----------------   --------------------------------  ---------------
                             LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH
====================================================================================================================================
====================================================================================================================================
CLASS A- LEASED ASSET                                                                                RETAIL MARKET - REGIONAL MALLS
====================================================================================================================================
                             7.5%     7.5%     8.0%     8.0%    11.3%    11.3%     4.0%     4.0%     4.0%     4.0%    10.0     10.0
                             9.0%     9.0%     9.0%     9.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0      5.0
                             7.5%     7.5%     7.8%     7.8%    12.0%    12.0%     1.5%     2.0%     3.0%     3.0%    10.0     10.0
                             7.0%     8.0%     8.0%     8.0%    10.5%    11.5%     0.0%     4.0%     3.0%     4.0%    10.0     10.0
                             9.0%                -        -        -        -      3.0%     3.0%     4.0%     4.0%    10.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                             8.0%     8.0%     8.0%     9.0%    10.5%    11.0%     3.0%     3.5%     3.0%     3.5%    10.0     10.0
                             8.0%     8.0%     8.5%     8.5%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0     10.0
                             7.8%     8.0%     8.3%     8.5%    11.0%    12.0%     2.5%     3.0%     2.5%     3.0%    10.0     10.0
                             7.0%     8.0%     7.0%     8.0%    10.0%    11.0%     4.0%     4.0%     4.0%     4.0%     5.0     10.0

Responses                   10        9        9        9        9        9       10       10       10       10       10       10
Average                      7.9%     8.2%     8.2%     8.6%    11.4%    11.8%     3.0%     3.6%     3.5%     3.8%     9.1      9.6

====================================================================================================================================
CLASS B - LEASED ASSET
====================================================================================================================================

                            10.0%    10.0%    10.0%    10.0%    17.0%    17.0%     4.0%     4.0%     4.0%     4.0%     5.0      5.0
                             9.0%     9.0%     9.0%     9.0%    13.5%    13.5%     2.0%     2.0%     4.0%     4.0%     7.0      7.0
                             9.0%    10.0%    10.0%    10.0%    12.0%    14.0%     0.0%     4.0%     3.0%     4.0%    10.0     10.0
                            10.0%       -        -        -        -        -      3.0%     3.0%     4.0%     4.0%    10.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0


  Responses                  5        4        4        4        4        4        5        5        5        5        5        5
  Average                    9.3%     9.6%     9.6%    10.0%    13.4%    13.9%     2.5%     3.4%     3.7%     4.0%     8.6      8.6

====================================================================================================================================
CLASS A - VALUE ADDED
====================================================================================================================================
                            10.0%    10.0%    10.0%    10.0%    18.0%    18.0%     4.0%     4.0%     4.0%     4.0%     5.0      5.0
                            11.0%    11.0%    11.0%    11.0%    13.0%    14.0%     0.0%     4.0%     3.0%     4.0%    10.0     10.0
                             9.0%       -        -        -        -        -      3.0%     3.0%     4.0%     4.0%    10.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                             8.0%     8.5%     8.5%     9.0%    11.5%    12.5%     2.5%     3.0%     2.5%     3.0%    10.0     10.0

  Responses                  5        4        4        4        4        4        5        5        5        5        5        5
  Average                    9.3%     9.8%     9.8%    10.3%    13.4%    13.9%     2.6%     3.6%     3.4%     3.8%     9.2      9.2

====================================================================================================================================
CLASS B - VALUE ADDED
====================================================================================================================================
                            11.0%    11.0%    11.0%    11.0%    20.0%    20.0%     4.0%     4.0%     4.0%     4.0%     5.0      5.0
                            12.5%    12.5%    12.0%    12.0%    14.0%    15.0%     0.0%     4.0%     3.0%     4.0%    10.0     10.0
                            10.0%       -        -        -        -        -      3.0%     3.0%     4.0%     4.0%    10.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                             8.5%     9.0%     9.3%     9.8%    12.0%    13.0%     2.5%     3.0%     2.5%     3.0%    10.0     10.0
                            13.0%    13.0%    11.0%    11.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0      3.0

  Responses                  6        5        5        5        5        5        6        6        6        6        6        6
  Average (%)               10.6%    11.0%    10.6%    11.0%    14.6%    15.0%     2.7%     3.5%     3.3%     3.7%     8.2      8.2


Total Responses             26       22       22       22       22       22       26       26       26       26       26       26
Weighted Average (%)         9.3%     9.6%     9.5%    10.0%    13.2%    13.6%     2.7%     3.5%     3.5%     3.8%     8.8      8.9


                    "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

                    "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues



14 REAL ESTATE OUTLOOK

====================================================================================================================================
                        CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY-AUTUMN 1996
====================================================================================================================================
                                   CAPITALIZATION RATES            INTERNAL                GROWTH RATES           TYPICAL PROJECTION
                               GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES       PERIOD (YEARS)
                             --------------------------------  -----------------   --------------------------------  ---------------
                             LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH
====================================================================================================================================
====================================================================================================================================
CLASS A- LEASED ASSET                                                                                      RESIDENTIAL - APARTMENTS
====================================================================================================================================
                             8.5%    10.0%     9.0%    10.5%       -        -        -        -      3.5%     3.5%     1.0      1.0
                             8.5%     9.0%     9.0%     9.0%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0     10.0
                             9.8%     9.8%    10.0%    10.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0      7.0
                             8.3%     9.0%     9.0%     9.5%    10.5%    11.5%     3.0%     4.0%     3.0%     4.0%    10.0     10.0
                             7.5%     8.5%     8.0%     9.0%    10.0%    11.0%     0.0%     5.0%     3.0%     5.0%    10.0     10.0
                             8.8%     8.8%     9.0%     9.0%    11.3%    11.3%     3.8%     4.0%     4.0%     4.0%    10.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                             8.5%     9.0%     9.0%     9.5%    10.0%    11.5%     3.0%     4.0%     3.0%     3.0%    10.0     10.0
                             8.5%     9.0%     8.5%     9.0%       -        -      3.0%     3.5%     3.0%     3.5%    10.0     10.0
                             8.8%     9.0%     9.0%     9.5%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0

  Responses                 10       10       10       10        8        8        9        9       10       10       10       10
  Average (%)                8.6%     9.2%     9.0%     9.6%    11.2%    11.7%     2.9%     3.9%     3.3%     3.8%     8.4      8.9

====================================================================================================================================
CLASS B - LEASED ASSET
====================================================================================================================================
                             9.0%     9.5%     9.5%    10.0%    11.0%    12.0%     3.0%     4.0%     3.0%     4.0%    10.0     10.0
                             9.0%    10.0%    10.0%    10.0%    11.0%    12.5%     0.0%     5.0%     3.0%     5.0%    10.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                             9.0%    10.0%    10.0%    10.5%    10.5%    12.0%     3.0%     4.0%     3.0%     3.0%    10.0     10.0
                             9.0%     9.5%     9.5%    10.0%    11.5%    11.5%     3.0%     4.0%     3.0%     4.0%     7.0     10.0

  Responses                  5        5        5        5        5        5        5        5        5        5        5        5
  Average (%)                8.9%     9.7%     9.7%    10.3%    11.0%    11.8%     2.5%     4.2%     3.1%     4.0%     9.6     10.2


====================================================================================================================================
CLASS A - VALUE ADDED
====================================================================================================================================
                            10.0%    11.0%    11.0%    11.0%    12.5%    13.5%     0.0%     5.0%     3.0%     5.0%    10.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                             8.0%     8.0%     9.0%     9.0%    11.0%    12.0%     4.0%     6.0%     3.0%     3.0%     3.0      5.0
                             9.0%     9.0%     9.5%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0

  Responses                  4        4        4        4        4        4        4        4        4        4        4        4
  Average (%)                8.9%     9.4%     9.8%    10.3%    11.6%    12.1%     2.6%     4.8%     3.1%     4.0%     7.8      9.0

====================================================================================================================================
CLASS B - VALUE ADDED
====================================================================================================================================
                            12.0%    13.0%    13.0%    13.0%    13.0%    15.0%     0.0%     5.0%     3.0%     5.0%    10.0     10.0
                             8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0     11.0
                             8.0%     8.0%    10.0%    10.0%    11.0%    13.0%     4.0%     6.0%     3.0%     3.0%     3.0      5.0
                             9.5%    10.0%    10.0%    11.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0     10.0

  Responses                  4        4        4        4        4        4        4        4        4        4        4        4
  Average (%)                9.5%    10.1%    10.6%    11.3%    12.0%    13.0%     2.6%     4.8%     3.1%     4.0%     7.8      9.0


Responses                   23       23       23       23       21       21       22       22       23       23       23       23
Weight Average (%)           9.0%     9.6%     9.8%    10.4%    11.5%    12.1%     2.7%     4.4%     3.2%     4.0%     8.4      9.3


                    "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

                    "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues



                                                                  AUTUMN 1996 15

====================================================================================================================================
                        CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY-AUTUMN 1996
====================================================================================================================================
                                   CAPITALIZATION RATES            INTERNAL                GROWTH RATES           TYPICAL PROJECTION
                               GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES       PERIOD (YEARS)
                             --------------------------------  -----------------   --------------------------------  ---------------
                             LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH
====================================================================================================================================

====================================================================================================================================
OFFICE                                                                                                 SUMMARY OF WEIGHTED AVERAGES
====================================================================================================================================
Urban/CBD                    9.8%    10.3%     9.7%    10.3%    13.0%    13.5%     3.3%     4.6%     3.4%     3.9%     8.1      9.2

  Class A - Leased Asset     9.2%     9.6%     9.2%     9.7%    11.7%    12.0%     3.3%     4.2%     3.4%     3.9%     8.5      9.5
  Class B - Leased Asset    10.0%    10.4%     9.7%    10.3%    12.8%    13.1%     3.3%     4.7%     3.5%     4.0%     8.3      9.7
  Class A - Value Added      9.4%    10.0%     9.6%    10.2%    12.8%    13.5%     3.5%     4.6%     3.5%     3.9      7.6      8.9
  Class B - Value Added     10.7%    11.0%    10.5%    11.2%    14.6%    15.3%     3.2%     4.8%     3.3%     3.9%     8.0      8.8

Suburban                     9.3%     9.8%     9.7%    10.1%    12.8%    13.4%     3.2%     4.4%     3.4%     3.7%     8.0      8.8

  Class A - Leased Asset     8.8%     9.5%     9.3%     9.9%    11.2%    11.6%     3.5%     4.4%     3.6%     3.8%     8.9      9.7
  Class B - Leased Asset     9.5%    10.0%     9.8%    10.2%    12.0%    12.5%     3.4%     4.5%     3.4%     3.7%     8.6      9.6
  Class A - Value Added      9.1%     9.7%     9.5%    10.0%    13.4%    14.3%     3.1%     4.6%     3.4%     3.8%     7.2      8.0
  Class B - Value Added      9.7%    10.0%    10.0%    10.5%    14.5%    15.2%     2.9%     4.3%     3.2%     3.6%     7.2      8.0

====================================================================================================================================
INDUSTRIAL
====================================================================================================================================
Warehouse/Distribution       9.5%     9.7%    10.2%    10.5%    11.6%    11.6%     2.6%     4.5%     3.2%     4.0%     9.6     10.2

  Class A - Leased Asset     8.8%     9.2%     9.4%     9.8%    10.9%    11.0%     2.9%     4.0%     3.3%     3.8%     9.8     10.1
  Class B - Leased Asset     9.3%     9.5%    10.0%    10.2%    11.2%    11.2%     2.8%     4.3%     3.2%     3.9%     9.7     10.1
  Class A - Value Added      9.7%     9.9%    10.4%    10.8%    11.9%    11.9%     2.4%     4.8%     3.3%     4.1%     9.5     10.3
  Class B - Value Added     10.1%    10.4%    10.9%    11.3%    12.4%    12.4%     2.4%     4.8%     3.3%     4.1%     9.5     10.3

Business Parks               9.4%     9.9%    10.0%    10.8%    12.3%    12.9%     3.4%     4.0%     3.2%     3.8%     8.3      9.6

  Class A - Leased Asset     9.0%     9.5%     9.8%    10.5%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0     10.5
  Class B - Leased Asset     9.3%     9.8%    10.0%    10.8%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0     10.5
  Class A - Value Added      9.5%    10.2%    10.0%    10.8%    13.0%    14.3%     3.5%     4.0%     3.2%     3.7%     7.7      8.7
  Class B - Value Added      9.7%    10.3%    10.2%    11.0%    13.0%    14.3%     3.5%     4.0%     3.2%     3.7%     7.7      8.7

Other Industrial/
  Manufacturing              9.2%     9.7%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8     10.3

  Class A - Leased Asset     8.8%     9.3%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.5     10.0
  Class B - Leased Asset     9.3%     9.8%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.5     10.0
  Class A - Value Added      9.3%     9.8%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0     10.5
  Class B - Value Added      9.5%    10.0%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0     10.5

====================================================================================================================================
RETAIL
====================================================================================================================================
Neighborhood &
  Community Centers          9.7%    10.2%    10.3%    10.9%    13.0%    13.5%     2.7%     3.9%     3.2%     4.0%     8.7      9.3

  Class A- Leased Asset      9.3%     9.8%    10.0%    10.4%    11.9%    12.1%     2.9%     3.7%     3.4%     3.9%     8.9      9.4
  Class B - Leased Asset     9.5%    10.0%    10.4%    11.1%    12.3%    12.3%     2.3%     3.8%     3.3%     4.2%     9.0      9.6
  Class A - Value Added      9.7%    10.3%    10.1%    10.7%    13.8%    14.6%     2.8%     4.0%     3.1%     3.8%     8.5      9.0
  Class B - Value Added     10.3%    10.8%    10.8%    11.5%    14.2%    15.0%     2.8%     4.0%     3.1%     3.8%     8.5      9.0

Power Center & "Big Box"     9.6%     9.9%    10.0%    10.5%    11.8%    11.9%     2.9%     3.5%     3.2%     3.7%     9.3     10.3

  Class A - Leased Asset     9.4%     9.5%     9.7%    10.1%    11.5%    11.7%     3.3%     3.5%     3.4%     3.7%     9.1     10.1
  Class B - Leased Asset     9.8%    10.1%    10.1%    10.6%    11.0%    11.3%     2.8%     3.7%     3.2%     3.7%     9.3     10.3
  Class A - Value Added      9.6%     9.9%    10.1%    10.6%    12.0%    12.0%     2.8%     3.3%     3.2%     3.7%     9.3     10.3
  Class B - Value Added      9.8%    10.3%    10.1%    10.9%    12.7%    12.7%     2.8%     3.3      3.2%     3.7%     9.3     10.3

Regional Malls               9.3%     9.6%     9.5%    10.0%    13.2%    13.6%     2.7%     3.5%     3.5%     3.8%     8.8      8.9

  Class A - Leased Asset     7.9%     8.2%     8.2%     8.6%    11.4%    11.8%     3.0%     3.6%     3.5%     3.8%     9.1      9.6
  Class B - Leased Asset     9.3%     9.6%     9.6%    10.0%    13.4%    13.9%     2.5%     3.4%     3.7%     4.0%     8.6      8.6
  Class A - Value Added      9.3%     9.8%     9.8%    10.3%    13.4%    13.9%     2.6%     3.6%     3.4%     3.8%     9.2      9.2
  Class B - Value Added     10.6%    11.0%    10.6%    11.0%    14.6%    15.0%     2.7%     3.5%     3.3%     3.7%     8.2      8.2

Specialty Retail             9.5%    10.5%    10.8%    11.5%    12.0%    12.6      1.9%     4.0%     3.3%     4.0%    10.0     10.5

  Class A - Leased Asset     8.2%     9.0%     8.8%     9.7%    10.7%    11.3%     2.5%     4.0%     3.5%     4.0%     8.7     10.3
  Class B - Leased Asset     9.3%    10.3%    10.8%    11.5%    11.5%    12.5%     1.8%     4.0%     3.3%     4.0%    10.5     10.5
  Class A - Value Added     10.0%    11.0%    11.3%    12.0%    12.5%    13.0%     1.8%     4.0%     3.3%     4.0%    10.5     10.5
  Class B - Value Added     10.8%    11.8%    12.3%    13.0%    13.5%    13.5%     1.8%     4.0%     3.3%     4.0%    10.5     10.5

====================================================================================================================================
RESIDENTIAL
====================================================================================================================================
Apartments                   9.0%     9.6%     9.8%    10.4%    11.5%    12.1%     2.7%     4.4%     3.2%     4.0%     8.4      9.3

  Class A - Leased Asset     8.6%     9.2%     9.0%     9.6%    11.2%    11.7%     2.9%     3.9%     3.3%     3.8%     8.4      8.9
  Class B - Leased Asset     8.9%     9.7%     9.7%    10.3%    11.0%    11.8%     2.5%     4.2%     3.1%     4.0%     9.6     10.2
  Class A - Value Added      8.9%     9.4%     9.8%    10.3%    11.6%    12.1%     2.6%     4.8%     3.1%     4.0%     7.8      9.0
  Class B - Value Added      9.5%    10.1%    10.6%    11.3%    12.0%    13.0%     2.6%     4.8%     3.1%     4.0%     7.8      9.0



16 REAL ESTATE OUTLOOK

====================================================================================================================================
                        CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY-AUTUMN 1996
====================================================================================================================================

                                                 Single-Tenant NNN Leased Properties
                                                    (Excludes "Bondable' Leases)

                                         Minimum No.                Going-In Cap Rate                     Internal Rate of Return
                                          of Years              Low                  High                Low                  High

Investment Grade Tenant
------------------------------------------------------------------------------------------------------------------------------------
                                           4.0                  9.0%                 9.0%               10.0%                12.0%
                                      ----------------------------------------------------------------------------------------------
                                          10.0                  8.0                  9.0                10.5                 11.5
                                      ----------------------------------------------------------------------------------------------
                                           5.0                 10.5                 10.5                13.0                 13.0
                                      ----------------------------------------------------------------------------------------------
                                          10.0                  9.0                 10.5                13.0                 15.0
                                      ----------------------------------------------------------------------------------------------
                                          10.0                  8.5                  9.0                10.5                 12.0
                                      ----------------------------------------------------------------------------------------------
                                          10.0                  9.5                 10.0                10.5                 11.5
                                      ----------------------------------------------------------------------------------------------
                                          10.0                  8.5                 11.0                10.8                 12.0
                                      ----------------------------------------------------------------------------------------------
                                          10.0                  9.5                  9.5                11.0                 11.0
                                      ----------------------------------------------------------------------------------------------
                                          20.0                  9.0                  9.0                 N/A                  N/A
                                      ----------------------------------------------------------------------------------------------
                                          10.0                  8.0                 10.0                 N/A                  N/A
------------------------------------------------------------------------------------------------------------------------------------
Responses                                 10.0                 10.0                 10.0                 8.0                  8.0
Average                                    9.9                  9.0%                 9.8%               11.2%                12.3%


Non-Investment Grade Tenant
------------------------------------------------------------------------------------------------------------------------------------
                                           4.0                  9.5%                 9.5%               10.5%                13.0%
                                      ----------------------------------------------------------------------------------------------
                                          10.0                  9.0                 10.0                11.5                 12.5
                                      ----------------------------------------------------------------------------------------------
                                           5.0                 13.0                 13.0                15.0                 15.0
                                      ----------------------------------------------------------------------------------------------
                                          10.0                 10.0                 12.0                17.0                 20.0
                                      ----------------------------------------------------------------------------------------------
                                          10.0                  9.0                 10.0                11.0                 13.0
                                      ----------------------------------------------------------------------------------------------
                                          10.0                 11.0                 12.0                13.0                 15.0
                                      ----------------------------------------------------------------------------------------------
                                          10.0                 10.5                 10.5                13.0                 13.0
                                      ----------------------------------------------------------------------------------------------
                                          20.0                 11.0                 11.0                N/A                  N/A
                                      ----------------------------------------------------------------------------------------------
                                          10.0                 10.0                 12.5                N/A                  N/A
------------------------------------------------------------------------------------------------------------------------------------
Responses                                  9.0                  9.0                  9.0                 7.0                  7.0
Average                                    9.9                 10.3%                11.2%               13.0%                14.5%








                                                                  AUTUMN 1996 17

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================
                      CAPITALIZATION RATES       BLENDED INTERNAL  EQUITY INTERNAL          GROWTH RATES          TYPICAL PROJECTION
                  GOING-IN          TERMINAL      RATE OF RETURN   RATE OF RETURN      INCOME          EXPENSES      PERIOD (YEARS)
              ----------------------------------------------------------------------------------------------------------------------
               LOW      HIGH      LOW     HIGH     LOW     HIGH     LOW    HIGH     LOW     HIGH     LOW     HIGH     LOW    HIGH
              ----------------------------------------------------------------------------------------------------------------------
====================================================================================================================================
LUXURY                                                                                                          HOTEL - FULL SERVICE
====================================================================================================================================
               8.0%     8.0%     10.0%    10.0%   18.0%    18.0%   25.0%   25.0%    4.0%    4.0%     5.0%    5.0%     5.0     5.0
               7.0%     7.0%     10.0%    10.0%   15.0%    15.0%   20.0%   20.0%    7.0%    7.0%     4.0%    4.0%     5.0     5.0
               6.0%     9.5%     10.0%    10.0%   12.0%    15.0%   15.0%   18.0%    3.0%    3.0%     3.0%    3.0%     5.0     5.0
               8.0%    11.0%      8.5%    12.0%   13.0%    15.0%   20.0%   20.0%    3.5%    3.5%     3.5%    3.5%     7.0    10.0
               9.5%     9.5%     10.5%    10.5%   15.0%    15.0%   18.0%   18.0%    4.5%    4.5%     4.0%    4.0%    10.0    10.0
               -        -        11.0%    13.0%   15.0%    15.0%   18.0%   18.0%    4.0%    4.0%     4.0%    4.0%    10.0    10.0
               6.0%     8.0%     10.0%    12.0%   13.0%    14.0%   20.0%   22.0%    3.0%    4.0%     3.0%    4.0%     5.0     5.0
               8.0%    12.0%      8.0%    10.0%   15.0%    15.0%   20.0%   20.0%    4.0%    4.0%     4.0%    4.0%     5.0     5.0

Responses      7        7         8        8       8        8       8       8       8       8        8       8        8       8
Average (%)    7.5%     9.3%      9.8%    10.9%   14.5%    15.3%   19.5%   20.1%    4.1%    4.3%     3.8%    3.9%     6.5     6.9
====================================================================================================================================
FIRST CLASS
====================================================================================================================================
               9.0%     9.0%     11.0%    11.0%   12.0%    12.0%   20.0%   20.0%    4.0%    4.0%     5.0%    5.0%     5.0     5.0
              10.0%    10.0%     10.0%    10.0%    -        -      13.0%   13.0%    3.0%    3.0%     3.0%    3.0%    10.0    10.0
               9.0%     9.0%     11.0%    11.0%   14.0%    14.0%    8.0%   18.0%    6.0%    6.0%     4.0%    4.0%     5.0     5.0
               9.5%    11.0%     11.0%    11.0%   15.0%    20.0%   18.0%   22.0%    3.0%    3.0%     2.0%    2.0%     5.0     5.0
              10.0%    12.0%     10.5%    13.0%   13.0%    15.0%   20.0%   20.0%    3.5%    3.5%     3.5%    3.5%     7.0    10.0
               7.0%     9.0%     10.0%    11.0%   11.5%    12.0%   14.0%   16.0%    4.0%    5.0%     3.0%    4.0%     5.0     5.0
               9.5%     9.5%     10.5%    10.5%   15.0%    15.0%   18.0%   18.0%    4.5%    4.5%     4.0%    4.0%    10.0    10.0
               9.0%     9.0%     10.5%    10.5%   21.0%    21.0%   14.0%   14.0%    4.0%    4.0%     3.0%    3.0%     7.0     7.0
              10.0%    12.0%     11.0%    11.0%    -        -       -       -       3.5%    3.5%     3.5%    3.5%     5.0    10.0
              10.0%    10.0%      9.0%     9.5%   19.0%    19.0%   15.0%   15.0%    8.0%    8.0%     6.0%    6.0%     -       -
              10.0%    13.0%     12.0%    13.0%   25.0%    25.0%   20.0%   20.0%    3.5%    4.0%     3.5%    4.0%     5.0     5.0
              10.5%    10.5%     10.5%    10.5%   13.5%    13.5%    -       -       3.5%    3.5%     3.5%    3.5%    10.0    10.0
               8.0%    12.0%      8.0%    10.0%   15.0%    15.0%   20.0%   20.0%    4.0%    4.0%     4.0%    4.0%     5.0     5.0

Responses     13       13        13       13      11       11      11      11      13      13       13      13       12      12
Average (%)    9.3%    10.5%     10.4%    10.9%   15.8%    16.5%   17.3%   17.8%    4.2%    4.3%     3.7%    3.8%     6.6     7.3
====================================================================================================================================
MID-RATE
====================================================================================================================================
              10.0%    10.0%     12.0%    12.0%   15.0%    15.0%   18.0%   18.0%    4.0%    4.0%     5.0%    5.0%     5.0     5.0
              11.0%    11.0%     11.0%    11.0%   13.0%    13.0%   17.0%   17.0%    6.0%    6.0%     4.0%    4.0%     5.0     5.0
               9.5%    11.0%     11.0%    11.0%   15.0%    18.0%   17.0%   20.0%    3.0%    3.0%     2.0%    2.0%     5.0     5.0
              10.0%    12.0%     10.5%    13.0%   13.0%    15.0%   20.0%   20.0%    3.5%    3.5%     3.5%    3.5%     7.0    10.0
               9.5%     9.5%     10.5%    10.5%   15.0%    15.0%   18.0%   18.0%    4.5%    4.5%     4.0%    4.0%    10.0    10.0

Responses      5        5         5        5       5        5       5       5       5       5        5       5        5       5
Average(%)    10.0%    10.7%     11.0%    11.5%   14.2%    15.2%   18.0%   18.6%    4.2%    4.2%     3.7%    3.7%     6.4     7.0

Total
Responses     25       25        26       26      24       24      24      24      26      26       26      26       25      25
Weighted
Average (%)    8.9%    10.1%     10.4%    11.1%   14.8%    15.7%   18.3%   18.8%    4.2%    4.3%     3.7%    3.8%     6.5     7.0


                       MANAGEMENT       RESERVES FOR
                          FEES*         REPLACEMENT
                      --------------------------------
                      LOW     HIGH     LOW      HIGH
                      --------------------------------
======================================================
LUXURY                            HOTEL - FULL SERVICE
======================================================
                      3.0%    3.0%     5.0%     5.0%
                      3.0%    3.0%     4.0%     4.0%
                      2.0%    4.0%     4.0%     4.0%
                      3.0%    3.0%     4.0%     4.0%
                      3.5%    3.5%     4.0%     4.0%
                      3.0%    3.0%     4.0%     4.0%
                      2.0%    3.0%     4.0%     5.0%
                      3.0%    4.0%     4.0%     5.0%

Responses             8       8        8        8
Average (%)           2.8%    3.3%     4.1%     4.4%
======================================================
FIRST CLASS
======================================================
                      3.0%    3.0%     4.0%     4.0%
                      3.0%    3.0%     4.0%     5.0%
                      3.0%    3.0%     4.0%     4.0%
                      2.0%    3.0%     4.0%     4.0%
                      3.0%    3.0%     4.0%     4.0%
                      2.5%    2.5%     5.0%     5.0%
                      3.5%    3.5%     4.0%     4.0%
                      3.0%    3.0%     4.0%     4.0%
                      2.0%    3.0%     4.0%     4.0%
                      2.5%    2.5%     4.0%     4.0%
                      3.5%    3.5%     4.0%     4.0%
                      3.0%    3.0%     5.0%     5.0%
                      3.0%    4.0%     4.0%     5.0%

Responses            13      13       13       13
Average (%)           2.8%    3.1%     4.2%     4.3%
======================================================
MID-RATE
======================================================
                      3.0%    3.0%     4.0%     4.0%
                      3.0%    3.0%     4.0%     4.0%
                      2.0%    3.0%     4.0%     4.0%
                      3.0%    3.0%     4.0%     4.0%
                      3.5%    3.5%     4.0%     4.0%

Responses             5       5        5        5
Average(%)            2.9%    3.1%     4.0%     4.0%

Total
Responses            26      26       26       26
Weighted
Average (%)           2.9%    3.2%     4.1%     4.2%

     * as percent of total revenues

18 REAL ESTATE OUTLOOK

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================
                      CAPITALIZATION RATES       BLENDED INTERNAL  EQUITY INTERNAL          GROWTH RATES          TYPICAL PROJECTION
                  GOING-IN          TERMINAL      RATE OF RETURN   RATE OF RETURN      INCOME          EXPENSES      PERIOD (YEARS)
              ----------------------------------------------------------------------------------------------------------------------
               LOW      HIGH      LOW     HIGH     LOW     HIGH     LOW    HIGH     LOW     HIGH     LOW     HIGH     LOW    HIGH
              ----------------------------------------------------------------------------------------------------------------------
====================================================================================================================================
MID-RATE                                                                                                     HOTEL - LIMITED SERVICE
====================================================================================================================================
              10.0%    10.0%     12.0%    12.0%   15.0%    15.0%   15.0%   15.0%    4.0%    4.0%     5.0%    5.0%     5.0     5.0
              12.0%    12.0%     12.0%    12.0%   13.0%    13.0%   17.0%   17.0%    3.0%    3.0%     4.0%    4.0%     5.0     5.0
               8.0%    10.0%     10.0%    10.0%   12.0%    15.0%   14.0%   16.0%    3.0%    3.0%     2.0%    2.0%     5.0     5.0
              11.0%    13.0%     11.5%    14.0%   13.0%    15.0%   20.0%   20.0%    3.5%    3.5%     3.5%    3.5%     7.0    10.0
              11.0%    11.0%     11.8%    11.8%   16.0%    16.0%   19.0%   19.0%    4.0%    4.0%     4.0%    4.0%    10.0    10.0
              10.0%    13.0%     12.0%    13.0%   25.0%    25.0%   20.0%   20.0%    3.5%    4.0%     3.5%    4.0%     5.0     5.0

Responses      6        6         6        6       6        6       6       6       6       6        6       6        6       6
Average(%)    10.3%    11.5%     11.5%    12.1%   15.7%    16.5%   17.5%   17.8%    3.5%    3.6%     3.7%    3.8%     6.2     6.7
====================================================================================================================================
ECONOMY
====================================================================================================================================
              10.0%    10.0%     12.0%    12.0%   15.0%    15.0%   15.0%   15.0%    4.0%    4.0%     5.0%    5.0%     5.0     5.0
              13.0%    13.0%     13.0%    13.0%   13.0%    13.0%   17.0%   17.0%    3.0%    3.0%     4.0%    4.0%     5.0     5.0
               9.0%    11.0%     10.0%    10.0%   12.0%    15.0%   14.0%   16.0%    3.0%    3.0%     3.0%    3.0%     5.0     5.0
              11.0%    13.0%     11.5%    14.0%   13.0%    15.0%   20.0%   20.0%    3.5%    3.5%     3.5%    3.5%     7.0    10.0
              11.0%    11.0%     11.8%    11.8%   16.0%    16.0%   19.0%   19.0%    4.0%    4.0%     4.0%    4.0%    10.0    10.0

               5        5         5        5       5        5       5       5       5       5        5       5        5       5
              10.8%    11.6%     11.7%    12.2%   13.8%    14.8%   17.0%   17.4%    3.5%    3.5%     3.9%    3.9%     6.4     7.0
Total
Responses     11       11        11       11      11       11      11      11      11      11       11      11       11      11
Weighted
Average (%)   10.6%    11.6%     11.6%    12.1%   14.7%    15.7%   17.3%   17.6%    3.5%    3.5%     3.8%    3.8%     6.3     6.8


                       MANAGEMENT       RESERVES FOR
                          FEES*         REPLACEMENT
                      --------------------------------
                      LOW     HIGH     LOW      HIGH
                      --------------------------------
======================================================
MID-RATE                       HOTEL - LIMITED SERVICE
======================================================
                       3.0%    3.0%     4.0%     4.0%
                       3.0%    3.0%     4.0%     4.0%
                       3.0%    4.0%     4.0%     5.0%
                       3.0%    3.0%     4.0%     4.0%
                       4.0%    4.0%     4.5%     4.5%
                       4.0%    4.0%     5.0%     5.0%

Responses              6       6        6        6
Average(%)             3.3%    3.5%     4.3%     4.4%
======================================================
ECONOMY
======================================================
                       3.0%    3.0%     4.0%     4.0%
                       3.0%    3.0%     4.0%     4.0%
                       4.0%    5.0%     5.0%     5.0%
                       3.0%    3.0%     4.0%     4.0%
                       4.0%    4.0%     4.5%     4.5%

                       5       5        5        5
                       3.4%    3.6%     4.3%     4.3%

Total
Responses             11      11       11       11

Weighted
Average (%)            3.4%    3.6%     4.3%     4.4%

     *as percent of total revenues

                                                                  AUTUMN 1996 19